Exhibit 10.1

CREDIT AGREEMENT

dated as of

September 19, 2008

among

THE ST. JOE COMPANY

as Borrower,

The Initial Guarantors Listed Herein,

The Lenders Listed Herein

and

BRANCH BANKING AND TRUST COMPANY,

as Administrative Agent

and

BB&T CAPITAL MARKETS,

as Lead Arranger

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of September 19, 2008 among THE ST. JOE COMPANY, a Florida corporation, as borrower, the INITIAL GUARANTORS listed on the signature pages hereof, as guarantors, the LENDERS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

“Acquisition” means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by the Borrower or any Subsidiary of all or substantially all of the assets of a Person (other than a Subsidiary) or of any business or division of a Person (other than a Subsidiary), (b) the acquisition by the Borrower or any Subsidiary of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (provided that formation or organization of any Wholly Owned Subsidiary shall not constitute an “Acquisition” to the extent that the amount of the Investment in such entity is permitted under Sections 5.08 and 5.12), or (c) a merger, consolidation, amalgamation or other combination by the Borrower or any Subsidiary with another Person (other than a Subsidiary) if the Borrower or such Subsidiary is the surviving entity; provided that in any merger involving the Borrower, the Borrower must be the surviving entity.

“Adjusted London InterBank Offered Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London InterBank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

“Administrative Agent” means BB&T, in its capacity as administrative agent for the Lenders, and its successors and permitted assigns in such capacity.

“Administrative Agent’s Letter Agreement” means that certain letter agreement, dated as of July 23, 2008, between Borrower and the Administrative Agent relating to the terms of this Agreement, and certain fees from time to time payable by the Borrower to the Administrative Agent, together with all amendments and modifications thereto. If there is any conflict between the provisions of this Agreement and the provisions of the Administrative Agent’s Letter Agreement, the provisions of this Agreement will control.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advances” means collectively the Revolver Advances. “Advance” means any one of such Advances, as the context may require.

“Affiliate” of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 10% or more of the common stock or equivalent equity interests.

“Agreement” means this Credit Agreement, together with all amendments and supplements hereto.

“Applicable Laws” means all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” has the meaning set forth in Section 2.06(a).

“Applicable Percentage” means with respect to any Lender, the percentage of the total Revolver Commitments represented by such Lender’s Revolver Commitment. If the Revolver Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolver Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07), and accepted by the Administrative Agent, in substantially the form of Exhibit I or any other form approved by the Administrative Agent.

“Bank Products” means any: (1) Hedging Agreements; and (2) other services or facilities provided to any Loan Party by the Administrative Agent or any Lender (each, in such capacity, a “Bank Product Bank”) (but excluding Cash Management Services) with respect to (a) credit cards, (b) purchase cards, (c) merchant services constituting a line of credit, and (d) leasing.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§101, et. seq.), as amended from time to time.

“Base Rate” means for any Base Rate Advance for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii)  one-half of one percent (0.5%) above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

“Base Rate Advance” means, with respect to any Advance, such Advance when such Advance bears or is to bear interest at a rate based upon the Base Rate.

“BB&T” means Branch Banking and Trust Company, and its successors.

“Borrower” means The St. Joe Company, a Florida corporation, and its successors and its permitted assigns.

“Borrowing” means a borrowing hereunder consisting of Revolver Advances made to the Borrower: (i) at the same time by all of the Lenders, in the case of Syndicated Borrowings, or (ii) by BB&T, for Swing Advances. A Borrowing is a “Syndicated Borrowing” if such Advances are made pursuant to Section 2.01(a) or a “Swing Line Borrowing” if such Advance is made pursuant to Section 2.01(b). A Borrowing is a “Base Rate Borrowing” if such Advances are Base Rate Advances. A Borrowing is a “Euro-Dollar Borrowing” if such Advances are Euro-Dollar Advances. A Borrowing is a “Tranche Euro-Dollar Borrowing” if such Advances are Tranche Euro-Dollar Advances. A Borrowing is an “Index Euro-Dollar Borrowing” if such Advances are Index Euro-Dollar Advances.

“Capital Expenditures” means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

“Capital Securities” means, with respect to any Person, any and all shares, interests (including membership interests and partnership interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital (including any instruments convertible into equity), whether now outstanding or issued after the Closing Date.

“Cash Equivalents” means: (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) with maturities of not more than one year from the date acquired; (b) time deposits and certificates of deposit with maturities of not more than one (1) year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing having capital and surplus in excess of $500 million, and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Rating Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; and (c) investments in money market funds (i) which mature not more than seven (7) days from the date acquired, (ii) with respect to which there has been no failure to honor a request for withdrawal, (iii) which are registered under the Investment Company Act of 1940, as amended, (iv) which have net assets of at least $500,000,000 and (v) at least 85% of those assets consist of securities and other obligations of the type referenced in clauses (a) and (b) above.

“Cash Management Services” means any one or more of the following types of services or facilities provided to any Loan Party by the Administrative Agent or any Lender (each, in such capacity, a “Cash Management Bank”): (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, and (e) merchant services not constituting a Bank Product.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq. and its implementing regulations and amendments.

“CERCLIS” means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

“Change in Control” means the occurrence after the Closing Date of any of the following: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of the Voting Stock of the Borrower; or (ii) as of any date a majority of the board of directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the board of directors of the Borrower of which a majority of such board consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the board of directors of the Borrower of which a majority of such board consisted of individuals described in clause (A) and individuals described in clause (B).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Certificate” has the meaning set forth in Section 3.01(d).

“Closing Date” means September 19, 2008.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

“Collateral” shall mean (i) all property which secures the Obligations pursuant to the Collateral Documents and (ii) the Timberland Collateral.

“Collateral Diligence Enhancement Event” means any time the Administrative Agent in its reasonable discretion determines that St. Joe Timberland owns less than 250,000 acres of real property.

“Collateral Documents” means, collectively, the Pledge Agreement, the REIT Pledge Agreement and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey (or shall have granted or conveyed) to the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time. After the occurrence of a Trigger Event, the term Collateral Documents shall include, without limitation, the Timberland Collateral Documents.

“Compliance Certificate” has the meaning set forth in Section 5.01(c).

“Consolidated Net Income” means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

“Consolidated Tangible Net Worth” means, at any time, Stockholder’s Equity less the sum of the value, (to the extent reflected in determining Stockholder’s Equity) as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, on a consolidated basis prepared in accordance with GAAP, of

(A) Any surplus resulting from any write-up of assets subsequent to December 31, 2007;

(B) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

(C) To the extent not included in (B) of this definition, any amount at which the Capital Securities of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

(D) Any amount at which the net obligations of the Borrower and its Subsidiaries with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

(E) Loans or advances to stockholders of the Borrower;

(F) Loans or advances to directors, officers, managers or employees thereof; and

(G) To the extent not included in (B) of this definition, deferred expenses.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Costs of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the Capital Securities of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Debt incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the Capital Securities of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. (“NASDAQ”) or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other Capital Securities, as determined by the board of directors of the Borrower, (B) the Capital Securities of any Subsidiary shall be valued as determined by the board of directors of such Subsidiary, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Administrative Agent, (B) outside consultants for the Administrative Agent, (C) appraisers, (D) commercial finance examinations, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the administration, management, execution and delivery of this Agreement and the other Loan Documents, and the preparation, negotiation, administration and management of any amendments, modifications or waivers of the provisions of this Agreement and the other Loan Documents (whether or not the transactions contemplated thereby shall be consummated), or (C) the enforcement or protection of its rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, and (b) with respect to the Letter of Credit Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Secured Parties who are not the Administrative Agent, the Letter of Credit Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance; (vi) all Redeemable Preferred Securities of such Person; (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts which are available to be drawn or have been drawn under a letter of credit or similar instrument; (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (ix) all Debt of others Guaranteed by such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to non-recourse liability); (x) all net obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements not entered into in the ordinary course of business to hedge or mitigate the risk of interest rate changes in respect of existing Debt (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any); (xi) all obligations of such Person under any synthetic lease, tax retention operating lease, sale and leaseback transaction, asset securitization, off-balance sheet loan or other off-balance sheet financing product; (xii) all obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property; (xiii) such Person’s pro rata share of the Debt of any Unconsolidated Affiliate of such Person and (xiv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

“Default Rate” means, with respect to the Advances, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Advance (irrespective of whether any such type of Advance is actually outstanding hereunder).

“Defaulting Lender” has the meaning given that term in Section 2.15.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to close.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Authority” means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

“Environmental Authorizations” means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of a Loan Party or any Subsidiary of a Loan Party required by any Environmental Requirement.

“Environmental Judgments and Orders” means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

“Environmental Notices” means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

“Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

“Environmental Releases” means releases as defined in CERCLA or under any applicable federal, state or local environmental law or regulation and shall include, in any event and without limitation, any release of petroleum or petroleum related products.

“Environmental Requirements” means any legal requirement relating to health, safety or the environment and applicable to a Loan Party, any Subsidiary of a Loan Party or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and all rules and regulations from time to time promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

“Euro-Dollar Advance” means, with respect to any Advance, such Advance during Interest Periods when such Advance bears or is to bear interest at a rate based upon the London InterBank Offered Rate. A Euro-Dollar Advance is a Tranche Euro-Dollar Advance if such Euro-Dollar Advance has an Interest Period described in subsection (1) of the definition of Interest Period. A Euro-Dollar Advance is an Index Euro-Dollar Advance if such Euro-Dollar Advance has an Interest Period described in subsection (2) of the definition of Interest Period.

“Euro-Dollar Business Day” means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.06(c).

“Event of Default” has the meaning set forth in Section 6.01.

“Excluded Subsidiary” means: (1) any Subsidiary (a) formed as or converted to a special purpose entity for the sole purpose of holding title to assets which are or are to become collateral for any secured Debt of such Subsidiary and (b) which is prohibited from Guaranteeing the Debt of any other Person pursuant to (i) any document, instrument or agreement evidencing such secured Debt or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such secured Debt; and (2) any Subsidiary (other than St. Joe Finance Company) in which the Borrower, directly or indirectly, owns less than 100% of the Capital Securities of such Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(e).

“Facing Fee” has the meaning given such term in Section 2.07(d).

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to BB&T on such day on such transactions as determined by the Administrative Agent.

“Financing” means (i) any transaction or series of transactions for the incurrence by a Loan Party of any Debt in a principal amount greater than $25,000,000 or for the establishment of a commitment to make advances which would constitute Debt of a Loan Party in a principal amount greater than $25,000,000 and not by its terms subordinate and junior to other Debt of a Loan Party, (ii) an obligation incurred in a transaction or series of transactions in which assets of a Loan Party are sold and leased back, or (iii) a sale of accounts or other receivables or any interest therein; provided however, Qualified Installment Sale Transactions shall be excluded from this definition.

“Fiscal Quarter” means any fiscal quarter of the Borrower.

“Fiscal Year” means any fiscal year of the Borrower.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” means the Obligations, including without limitation, any and all liabilities, indebtedness and obligations of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from the Borrower to one or more of the Lenders, the Letter of Credit Issuer, the Hedge Counterparties, any Secured Party, the Administrative Agent, or any of them, arising under or evidenced by this Agreement, the Notes, the Collateral Documents or any other Loan Document.

“Guarantors” means collectively: (a) the Initial Guarantors, and (b) all Material Domestic Subsidiaries acquired, formed or otherwise in existence after the Closing Date.

“Hazardous Materials” includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. §6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any “hazardous substance”, “pollutant” or “contaminant”, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

“Hedge Counterparty” means any Person that (i) has provided the Administrative Agent with a fully executed designation notice, substantially in the form of Schedule A – Designation Notice and (ii) enters into a Hedging Agreement with the Borrower that is permitted by Section 5.34 to the extent that (a) such Person is a Lender or any other Person that was a Lender at the time it entered into the Hedging Agreement but has ceased to be a Lender under the Credit Agreement or (b) such Person is a Lender on the Closing Date or becomes a Lender after the Closing Date in connection with the primary syndication thereof and the Hedging Agreement was entered into on or prior to the Closing Date (even if such Person ceases to be a Lender); provided, in the case of a Hedging Agreement with a Person who is no longer a Lender, such Person shall be considered a Hedge Counterparty only through the stated maturity date (without extension or renewal) of such Hedging Agreement.

“Hedge Transaction” of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to Section 5.34, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto in the form the Administrative Agent shall approve in writing, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedge Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedge Transactions and (iii) any and all renewals, extensions and modifications of any Hedge Transactions and any and all substitutions for any Hedge Transactions.

“Identified Mortgaged Property” means Properties described in Schedule 1.01 – Identified Mortgaged Property (as such schedule is amended from time to time pursuant to the terms of this Agreement), which Properties shall not at any time: (i) include any Encumbered Land (as defined in Section 5.13(l); or (ii) consist of fewer than 200,000 acres in the aggregate.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Guarantors” means (i) St. Joe Timberland Company, (ii) St. Joe Finance Company, a Florida corporation and (iii) St. Joe Residential Acquisitions, Inc., a Florida corporation.

“Interest Payment Date” means: (i) as to each Index Euro-Dollar Advance, the first day of each month; and (ii) as to each Base Rate Advance, the first day of each month.

“Interest Period” means: (i) with respect to each Tranche Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second or third month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

(a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

(c) no Interest Period may be selected that begins before the Termination Date and would otherwise end after the Termination Date.

(ii) with respect to each Base Rate Borrowing and each Index Euro-Dollar Borrowing, a calendar month (commencing on the first day of each calendar month and ending on the last day of each calendar month regardless of whether a Base Rate Borrowing or Index Euro-Dollar Borrowing is outstanding on either date); provided that:

(a) the initial Interest Period applicable to Base Rate Borrowings and Index Euro-Dollar Borrowings shall mean the period commencing on the Closing Date and ending September 30, 2008; and

(b) the last Interest Period applicable to Base Rate Borrowings and Index Euro-Dollar Borrowings under this Agreement shall end on the Termination Date.

“Investment” means any investment in any Person, whether by means of (i) purchase or acquisition of all or substantially all of the assets of such Person (or of a division or line of business of such Person), (ii) purchase or acquisition of obligations or securities of such Person, (iii) capital contribution to such Person, (iv) loan or advance to such Person, (v) making of a time deposit with such Person, (vi) Guarantee or assumption of any obligation of such Person or (vii) by any other means.

“Joinder Agreement” means a Joinder and Reaffirmation Agreement substantially in the form of Exhibit D.

“Land” means land on which no development (other than improvements that are not material or are temporary in nature) has occurred.

“Lender” means each lender listed on the signature pages hereof as having a Revolver Commitment (including for the avoidance of doubt any signature page executed by an Additional Lender pursuant to a joinder agreement in accordance with Section 2.14) and their respective successors and assigns.

“Lending Office” means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

“Letter of Credit” means a letter of credit issued by the Letter of Credit Issuer for the account of the Borrower pursuant to Article XI.

“Letter of Credit Application Agreement” means, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as the Letter of Credit Issuer may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may by agreed upon by the Letter of Credit Issuer and the Borrower and are not materially adverse to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control.

“Letter of Credit Fee” has the meaning set forth in Section 2.07(c).

“Letter of Credit Issuer” means BB&T.

“Letter of Credit Obligations” means, at any particular time, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by the Letter of Credit Issuer but which have not yet been issued.

“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidity” means at any time the sum of: (1) the aggregate cash of the Borrower and its Consolidated Subsidiaries that are Guarantors, (2) the aggregate Cash Equivalents of the Borrower and its Consolidated Subsidiaries that are Guarantors, and (3) the Total Unused Revolver Commitments.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Application Agreements, the Collateral Documents, the Hedging Agreements, any other document evidencing or securing the Advances or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Letter of Credit Application Agreements, the Collateral Documents, the Hedging Agreements, the Advances or the Letters of Credit, as such documents and instruments may be amended or supplemented from time to time.

“Loan Parties” means collectively the Borrower and each Guarantor that is now or hereafter a party to any of the Loan Documents.

“London InterBank Offered Rate” has the meaning set forth in Section 2.06(c).

“Margin Stock” means “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Margin and Fee Rate Certificate” has the meaning set forth in Section 5.01(i).

“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Loan Parties and their respective Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, or the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

“Material Contract” has the meaning given such term in Section 4.33.

“Material Domestic Subsidiary” means any Subsidiary: (1) which is organized under the laws of any state or territory of the United States of America; (2) which is not an Excluded Subsidiary; and (3) as to which more than $25,000,000 of Total Asset Value is attributable; provided that, in no event (and notwithstanding the definition of Excluded Subsidiary) shall Subsidiaries that are not Loan Parties account for more than 10% of the aggregate Total Asset Value of the Borrower and its Subsidiaries. For purposes of the foregoing proviso, Qualified SPEs and any Excluded Subsidiary described in subsection 1 of the definition of Excluded Subsidiary, the sole purpose of which is to defease debt of such Subsidiary and which owns Cash Equivalents in an amount reasonably determined to be sufficient to defease such debt, shall be disregarded.

“Material Foreign Subsidiary” means any Subsidiary which is: (1) not a Material Domestic Subsidiary; and (2) to which more than $25,000,000 of Total Asset Value is attributable.

“Mortgage” means, collectively the fee simple and leasehold mortgages, deeds of trust and deeds to secure debt by the Borrower executed and delivered, or to be executed and delivered, pursuant to Section 5.38, in form and content substantially similar to Exhibit J and otherwise satisfactory to the Administrative Agent and in each case granting a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in Collateral constituting real property (including certain real property leases) and related personalty, as such documents may be amended, modified or supplemented from time to time.

“Mortgaged Property” means, collectively, (i) the Identified Mortgaged Property, (ii) any Property owned by St. Joe Timberland from time to time and (iii) any other Mortgaged Property (as defined in any Mortgage).

“Mortgaged Property Security Documents” means collectively, the Mortgages and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary grants or conveys to the Administrative Agent and the Secured Parties a Lien in, or any other Person acknowledges any such Lien in, real property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

“Mortgaged Property Support Documents” means, for each Mortgaged Property, (i) the title commitment pertaining thereto (in the case of a Collateral Diligence Enhancement Event) and the Title Policy pertaining thereto (in the case of a Trigger Event), (ii) surveys (unless the title insurance company will insure over the absence of survey), flood hazard certifications and environmental assessments thereof in form and substance satisfactory to Administrative Agent, prepared by recognized experts in their respective fields acceptable to the Administrative Agent, (iii)  opinions of local counsel with respect to the Mortgages in form and substance satisfactory to the Administrative Agent (in the case of a Trigger Event), and (iv) such other documentation as the Administrative Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Administrative Agent.

“Multiemployer Plan” has the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Income” means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

“Net Proceeds of Capital Securities/Conversion of Debt” means any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower or any Subsidiary of the Borrower in respect of the issuance of Capital Securities (including, without limitation, the aggregate amount of any and all Debt converted into Capital Securities), after deducting therefrom all reasonable and customary costs and expenses (including reasonable and customary brokerage and investment banking fees and commissions) incurred by the Borrower or Subsidiary directly in connection with the issuance of such Capital Securities.

“Notes” means collectively the Revolver Notes and Swing Advance Note and any and all amendments, consolidations, modifications, renewals, substitutions and supplements thereto or replacements thereof. “Note” means any one of such Notes.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Continuation or Conversion” has the meaning set forth in Section 2.03.

“Obligations” means the collective reference to all of the following indebtedness obligations and liabilities: (a) the due and punctual payment by the Borrower of: (i) the principal of and interest on the Notes (including without limitation, any and all Revolver Advances and Swing Advances), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Borrower under this Agreement and the Letter of Credit Application Agreements, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Borrower to the Secured Parties under this Agreement and the other Loan Documents to which the Borrower is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) of all obligations (including any and all Hedging Obligations arising under the Hedging Agreements and obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities of the Borrower, now existing or hereafter incurred under, arising out of or in connection with any and all Hedging Agreements and any renewals, modifications or extensions thereof (including, all obligations, if any, of the Borrower as guarantor under the Credit Agreement in respect of Hedging Agreements), and the due and punctual performance and compliance by the Borrower with all of the terms, conditions and agreements contained in any Hedging Agreement and any renewals, modifications or extensions thereof; (d) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Bank Products; (e) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Cash Management Services; and (f) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer’s Certificate” has the meaning set forth in Section 3.01(e).

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Action” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning assigned to such term in clause (d) of Section 9.07.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Encumbrances” means Liens described in Section 5.13(b), (d), (g), (h), (j), (l) and (m).

“Person” means a natural person, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a Governmental Authority.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

“Pledge Agreement” means the Equity Pledge Agreement, dated as of the Closing Date, substantially in the form of Exhibit N, pursuant to which Borrower pledges to the Administrative Agent for the benefit of the Secured Parties, among other things, (i) all of the capital stock and equity interests of St. Joe Timberland; and (ii) sixty-five percent (65%) of the capital stock and equity interests of each current or future Material Foreign Subsidiary.

“Prime Rate” refers to that interest rate so denominated and set by BB&T from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by BB&T. BB&T lends at interest rates above and below the Prime Rate. The Prime Rate is not necessarily the lowest or best rate charged by BB&T to its customers or other banks.

“Proceeds” shall have the meaning given to it under the U.C.C. and shall include without limitation the collections and distributions of Collateral, cash or non-cash.

“Properties” means all real property owned, leased or otherwise used or occupied by a Loan Party, any Subsidiary of a Loan Party or any Unconsolidated Affiliate of a Loan Party, wherever located. “Property” means any one of such Properties.

“Qualified Installment Sale Note” means a promissory note evidencing the consideration due to the seller in a Qualified Installment Sale Transaction, which promissory note is secured by a standby letter of credit, guaranty or other similar form of credit enhancement (a) issued for the account of the purchaser in such Qualified Installment Sale Transaction by a Person having a credit rating of A or A2 from Standard & Poor’s Rating Services or Moody’s Investors Service, Inc. at the time of issuance and (b) in an amount not less than the principal amount of such promissory note plus accrued interest for a period which is at least thirty days longer than the interval at which interest is due and payable under such promissory note.

“Qualified Installment Sale Transaction” means the sale of real and personal property of the Borrower or a Subsidiary in exchange for a Qualified Installment Sale Note in an aggregate principal amount not to exceed $200,000,000 issued by the purchaser of such real and personal property, which Qualified Installment Sale Note is assigned, together with the standby letter of credit, guaranty or other similar form of credit enhancement securing such instrument, for cash to a Qualified SPE which in turn will issue its Qualified Senior Notes in an aggregate principal amount not to exceed $200,000,000 directly to a purchaser thereof or to a trustee acting on behalf of Persons acquiring interests in such Qualified Senior Notes in a private placement.

“Qualified Senior Note” means the senior promissory note(s) or taxable variable rate demand bonds issued by a Qualified SPE directly to a purchaser thereof or to a trustee acting on behalf of Persons acquiring interests in such note(s) or bonds in a private placement in connection with a Qualified Installment Sale Transaction and secured solely by a Qualified Installment Sale Note and related letter of credit, guaranty or other similar form of credit enhancement held by such Qualified SPE; provided that in no event shall the Borrower or any Subsidiary of the Borrower (other than the Qualified SPE) have any indebtedness, liability or obligations under or in connection with such Qualified Senior Note.

“Qualified SPE” means a Wholly Owned Subsidiary of the Borrower formed as a special purpose entity in connection with a Qualified Installment Sale Transaction for the sole purpose of (a) owning and holding the Qualified Installment Sale Note issued in connection with such Qualified Installment Sale Transaction, together with the standby letter of credit, guaranty or other similar form of credit enhancement securing such Qualified Installment Sale Note, (b) issuing a Qualified Senior Note to be secured solely by such Qualified Installment Sale Note and related standby letter of credit, guaranty or other similar form of credit enhancement and (c) and engaging in other activities incidental to the foregoing.

“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31, or, if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day.

“Redeemable Preferred Securities” of any Person means any preferred stock or similar Capital Securities (including, without limitation, limited liability company membership interests and limited partnership interests) issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

“Register” has the meaning set forth in Section 9.07(c).

“Reimbursement Obligations” means the reimbursement or repayment obligations of the Borrower to the Letter of Credit Issuer pursuant to Section 11.05 with respect to Letters of Credit.

“REIT Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, pursuant to which St. Joe Finance Company pledges to the Administrative Agent for the benefit of the Secured Parties, among other things, all of its right, title and interest in, to and under the Collateral described therein.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means at any time Lenders having at least 66-2/3% of the aggregate amount of the Revolver Commitments or, if the Revolver Commitments are no longer in effect, Lenders holding at least 66-2/3% of the aggregate outstanding principal amount of the Revolver Notes and the Letter of Credit Obligations.

“Responsible Officer” means (a) with respect to the Borrower, the chief executive officer, the president, the chief financial officer, controller or treasurer, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement, and (b) with respect to any Subsidiary, the chief executive officer or the chief financial officer of such Subsidiary.

“Restricted Payment” means (i) any dividend or other distribution on any shares of the Borrower’s or any of its Subsidiaries’ Capital Securities (except dividends payable solely in shares of its Capital Securities); or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower’s or any of its Subsidiaries’ Capital Securities (except shares acquired upon the conversion thereof into other shares of its Capital Securities or shares surrendered by officers or directors in connection with the vesting of restricted Capital Securities or the exercise of options, warrants or other rights to acquire shares) or (b) any option, warrant or other right to acquire shares of the Borrower’s or any of its Subsidiaries’ Capital Securities.

“Revolver Advance” means an advance made to the Borrower under this Agreement pursuant to Section 2.01(a) or a Swing Advance made to the Borrower under this Agreement pursuant to Section 2.01(b). A Revolver Advance is a Tranche Euro-Dollar Advance if such Revolver Advance has an Interest Period described in subsection (1) of the definition of Interest Period. A Revolver Advance is an Index Euro-Dollar Advance if such Revolver Advance is a Euro-Dollar Advance and has an Interest Period described in subsection (2) of the definition of Interest Period.

“Revolver Commitment” means, with respect to each Lender, (i) the amount set forth opposite the name of such Lender on the signature pages hereof, or (ii) as to any Lender which enters into an Assignment and Assumption (whether as transferor Lender or as assignee thereunder), the amount of such Lender’s Revolver Commitment after giving effect to such Assignment and Assumption, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

“Revolver Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Revolver Advances, together with all amendments, consolidations, modifications, renewals, substitutions and supplements thereto or replacements thereof and “Revolver Note” means any one of such Revolver Notes.

“Sale/Leaseback Transaction” means any arrangement with any Person providing, directly or indirectly, for the leasing by any Loan Party or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by any Loan Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Loan Party or such Subsidiary.

“Sanctioned Entity” shall mean (i) a country or a government of a country, (ii) an agency of the government of a country, (iii) an organization directly or indirectly controlled by a country or its government, (iv) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

“Secured Parties” shall mean collectively: (1) the Administrative Agent in its capacity as such under this Agreement, the Collateral Documents and the other Loan Documents; (2) the Lenders, (3) the Hedge Counterparties in their capacity as such under the Hedging Agreements; (4) the Letter of Credit Issuer; and (5) the successors and assigns of the foregoing.

“Security Agreement” means the General Security Agreement, substantially in the form of Exhibit H, by and between St. Joe Timberland and the Administrative Agent for the benefit of the Secured Parties to be executed and delivered upon the occurrence of a Trigger Event.

“SJF Mortgages” means the mortgages described in Item 1 on Schedule 5.13. The SJF Mortgages shall not be recorded without the prior written consent of the Administrative Agent and shall be subordinated pursuant to the Subordination Agreement.

“St. Joe Timberland” means St. Joe Timberland Company of Delaware, L.L.C., a Delaware limited liability company.

“Stockholder’s Equity” means at any time, the shareholders’ and other interest owners’ equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Securities of the Borrower or any of its respective Consolidated Subsidiaries. Shareholders’ and other interest owners’ equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Securities, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

“Swing Advance” means an Advance made by BB&T pursuant to Section 2.01(b), which must be a Base Rate Advance.

“Swing Advance Note” means the promissory note of the Borrower, substantially in the form of Exhibit B-2, evidencing the obligation of the Borrower to repay the Swing Advances, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

“Subordination Agreement” has the meaning set forth in Section 5.10.

“Subsidiary” of any Person means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Syndicated Borrowing” has the meaning set forth in the definition of “Borrowing.”

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier to occur of (i) September 19, 2011, (ii) the date the Revolver Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Revolver Commitments entirely pursuant to Section 2.09.

“Third Parties” means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower’s business and on a temporary basis.

“Timberland Collateral” means the Mortgaged Properties and all other property and assets intended to be encumbered by the Timberland Collateral Documents.

“Timberland Collateral Documents” means collectively the Mortgages, Security Agreement and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which St. Joe Timberland shall grant or convey (or shall have granted or conveyed) to the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

“Title Policy” means with respect to each Mortgaged Property, the mortgagee title insurance policy (together with such endorsements as the Administrative Agent may reasonably require) issued to the Administrative Agent in respect of such Mortgaged Property by an insurer selected by St. Joe Timberland and reasonably acceptable to Administrative Agent, insuring (in an amount reasonably satisfactory to the Administrative Agent not to exceed the aggregate commitments of the Lenders) the Lien of the Administrative Agent for the benefit of the Secured Parties on such Mortgaged Property to be duly perfected and first priority, subject only to usual and customary exceptions and such other exceptions as shall be acceptable to the Administrative Agent; provided that in no event shall such exceptions be other than those permitted by Section 5.13.

“Total Asset Value” means the sum of all of the following (without duplication) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) with respect to Land, an amount equal to $2,000 per acre, plus (b) the undepreciated GAAP book value of all other tangible assets of the Borrower, each of the Guarantors and their respective Subsidiaries that would, in accordance with GAAP, be classified as assets on a consolidated balance sheet of the Borrower, the Guarantors and their respective Subsidiaries as of such date. The Borrower’s pro rata share of assets held by Unconsolidated Affiliates will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets.

“Total Indebtedness” means all Debt of the Borrower and all Subsidiaries determined on a consolidated basis.

“Total Unused Revolver Commitments” means at any date, an amount equal to: (A) the aggregate amount of the Revolver Commitments of all of the Lenders at such time, less (B) the sum of the aggregate outstanding principal amount of the Revolver Advances of all of the Lenders at such time and the Letter of Credit Obligations.

“Trigger Event” shall mean the occurrence of any Event of Default.

“U.C.C.” shall mean the Uniform Commercial Code as in effect in the State of North Carolina or, when the context relates to perfection or priority of a security interest, the Uniform Commercial Code as in effect from time to time.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Undrawn Amounts” means as of any date the aggregate undrawn amount of all Letters of Credit then issued and outstanding.

“Unencumbered Asset Value” means Total Asset Value determined with respect to assets and Properties which are not encumbered by a Lien.

“Unsecured Debt” means Debt which is not secured by a Lien.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Voting Stock” means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to cast votes in any election of any corporate directors (or Persons performing similar functions).

“Wholly Owned Subsidiary” means any Subsidiary all of the Capital Securities of which are at the time directly or indirectly owned by the Borrower; provided that for purposes of this definition the preferred shareholders of St. Joe Finance Company shall be disregarded.

SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent for distribution to the Lenders, unless with respect to any such change concurred in by the Borrower’s independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

SECTION 1.04. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and (g) titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

ARTICLE II

THE CREDIT

SECTION 2.01. Commitments to Make Advances.

(a) Syndicated Revolver Advances Each Lender severally agrees, on the terms and conditions set forth herein, to make Revolver Advances to the Borrower from time to time before the Termination Date; provided that, immediately after each such Revolver Advance is made, the aggregate outstanding principal amount of Revolver Advances by such Lender together with such Lender’s Applicable Percentage of the aggregate outstanding principal amount of all Swing Advances and Letter of Credit Obligations shall not exceed the amount of the Revolver Commitment of such Lender at such time, provided further that the aggregate principal amount of all Revolver Advances, together with the aggregate principal amount of all Letter of Credit Obligations and Swing Advances shall not exceed the aggregate amount of the Revolver Commitments of all of the Lenders at such time. Each Syndicated Borrowing under this Section 2.01 shall be in an aggregate principal amount of $500,000 or any larger multiple of $100,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Total Unused Revolver Commitments less Swing Advances) and shall be made from the several Lenders ratably in proportion to their respective Revolver Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Revolver Advances and reborrow under this Section 2.01 at any time before the Termination Date.

(b) Swing Advances. In addition to the foregoing, BB&T shall from time to time, upon the request of the Borrower, if the applicable conditions precedent in Article III have been satisfied, make Swing Advances to the Borrower in an aggregate principal amount at any time outstanding not exceeding $5,000,000; provided that, immediately after such Swing Advance is made, the conditions set forth in Section 2.01(a) shall have been satisfied. Each Swing Advance Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $500,000 or any larger multiple of $100,000. Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this Section 2.01(b) at any time before the Termination Date. All Swing Advances shall be made as Base Rate Advances. At any time, upon the request of BB&T, each Lender other than BB&T shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Advances in an amount equal to its ratable share (based upon its respective Revolver Commitment) of such Swing Advances. On such third Domestic Business Day, each Lender will immediately transfer to BB&T, in immediately available funds, the amount of its participation. Whenever, at any time after BB&T has received from any such Lender its participating interest in a Swing Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it. Each Lender’s obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against BB&T requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the termination of the Revolver Commitments; (iii) any adverse change in the condition (financial, business or otherwise) of any Loan Party or any other Person; (iv) any breach of this Agreement by any Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.02. Method of Borrowing Advances.

(a) The Borrower shall give the Administrative Agent notice in the form attached hereto as Exhibit A (a “Notice of Borrowing”) prior to (i) 11:00 A.M. (Eastern time) at least one Domestic Business Day before each Base Rate Borrowing, and each Index Euro-Dollar Borrowing, and (ii) 11:00 A.M. (Eastern time) at least three (3) Euro-Dollar Business Days before each Tranche Euro-Dollar Borrowing, specifying:

(i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or Index Euro-Dollar Borrowing and a Euro-Dollar Business Day in the case of a Tranche Euro-Dollar Borrowing,

(ii) the aggregate amount of such Borrowing,

(iii) whether the Revolver Advances comprising such Borrowing are to be Base Rate Advances, Tranche Euro-Dollar Advances or Index Euro-Dollar Advances, or stating that such Borrowing is to be a Swing Line Borrowing and

(iv) in the case of a Tranche Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and (unless such Borrowing is a Swing Line Borrowing) of such Lender’s ratable share of such Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

(c) Not later than 11:00 A.M. (Eastern time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Administrative Agent at its address referred to in or specified pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied: (1) in the case of a Syndicated Borrowing the Administrative Agent will disburse the funds so received from the Lenders to the Borrower; and (2) in the case of a Swing Line Borrowing BB&T will make available to the Borrower the amount of any such Swing Line Borrowing.

(d) Notwithstanding anything to the contrary contained in this Agreement, no Tranche Euro-Dollar Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.

(e) In the event that a Notice of Borrowing fails to specify whether the Revolver Advances comprising such Borrowing are to be Base Rate Advances, Tranche Euro-Dollar Advances or Index Euro-Dollar Advances, such Revolver Advances shall be made as Base Rate Advances. If the Borrower is otherwise entitled under this Agreement to repay any Revolver Advances maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Revolver Advances using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Revolver Advances mature in an amount equal to the principal amount of the Revolver Advances so maturing, and the Revolver Advances comprising such new Borrowing shall be Base Rate Advances.

(f) Notwithstanding anything to the contrary contained herein, there shall not be more than four (4) Interest Periods outstanding at any given time; provided that for purposes of this Section 2.02(f), all Base Rate Advances shall constitute one Interest Period and all Index Euro-Dollar Advances shall constitute one Interest Period.

SECTION 2.03. Continuation and Conversion Elections. By delivering a notice (a “Notice of Continuation or Conversion”), which shall be substantially in the form of Exhibit C, to the Administrative Agent on or before 12:00 P.M., Eastern time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Tranche Euro-Dollar Advances outstanding), the Borrower may from time to time irrevocably elect, by notice one Domestic Business Day prior in the case of a continuation of or conversion to Base Rate Advances or Index Euro-Dollar Advances or three (3) Euro-Dollar Business Days prior in the case of a continuation of or conversion to Tranche Euro-Dollar Advances, that all, or any portion in an aggregate principal amount of $500,000 or any larger integral multiple of $100,000 be, (i) in the case of Base Rate Advances, converted into Euro-Dollar Advances or (ii) in the case of Euro-Dollar Advances, converted into Base Rate Advances or continued as Euro-Dollar Advances; provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Revolver Advances of all Lenders that have made such Revolver Advances, and (y) no portion of the outstanding principal amount of any Revolver Advances may be continued as, or be converted into, any Tranche Euro-Dollar Advance when any Default has occurred and is continuing. In the absence of delivery of a Notice of Continuation or Conversion with respect to any Tranche Euro-Dollar Advance at least three (3) Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Tranche Euro-Dollar Advance shall, on such last day, automatically convert to a Index Euro-Dollar Advance.

SECTION 2.04. Notes. The Revolver Advances of each Lender shall be evidenced by a single Revolver Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender’s Revolver Commitment. Upon the request of BB&T, the Swing Advances may be evidenced by a single Swing Advance Note payable to the order of BB&T in the original principal amount of $5,000,000. Upon receipt of each Lender’s Note pursuant to Section 3.01, the Administrative Agent shall deliver such Note to such Lender. Each Lender shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Advance made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Lender’s Note; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of any Lender to assign its Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

SECTION 2.05. Maturity of Advances. Each Revolver Advance included in any Borrowing shall mature, and the principal amount thereof, together with all accrued unpaid interest thereon, shall be due and payable on the Termination Date.

SECTION 2.06. Interest Rates.

(a) “Applicable Margin” shall be determined by the Administrative Agent from time to time, based upon the ratio of Total Indebtedness to Total Asset Value (as set forth in the Margin and Fee Rate Certificate most recently delivered by the Borrower pursuant to Section 5.01(j)), as follows:

Ratio of Total Indebtedness to Total Asset Value	Euro-Dollar Loans and Letters of Credit	Base Rate Loans

Greater than or equal to 45%	1.75%	0%
Greater than or equal to 35% but less than 45%	1.50%	0%
Greater than or equal to 25% but less than 35%	1.25%	0%
Greater than or equal to 15% but less than 25%	1.125%	0%
Greater than or equal to 5% but less than 15%	1.0%	0%
Less than 5%	0.75%	0%

Any adjustment to the Applicable Margin shall be effective (a) in the case of a Margin and Fee Rate Certificate delivered in connection with quarterly financial statements of the Borrower delivered pursuant to Section 5.01(b), as of the date 55 days following the end of the last day of the applicable Fiscal Quarter covered by such Margin and Fee Rate Certificate, (b) in the case of a Margin and Fee Rate Certificate delivered in connection with annual financial statements of the Borrower delivered pursuant to Section 5.01(a), as of the date 85 days following the end of the last day of the applicable Fiscal Year covered by such Margin and Fee Rate Certificate, and (c) in the case of any other Margin and Fee Rate Certificate, as of the date 5 Domestic Business Days following the Administrative Agent’s request for such Margin and Fee Rate Certificate. If the Borrower fails to deliver a Margin and Fee Rate Certificate pursuant to Section 5.01(j), the Applicable Margin shall be determined as if the ratio of Total Indebtedness to Total Asset Value is greater than 45% until the date of the delivery of the required Margin and Fee Rate Certificate. As of the Closing Date, and thereafter until changed as provided above, the Applicable Margin shall be determined as if the ratio of Total Indebtedness to Total Asset Value is less than 5%. Any change in the Applicable Margin on any day shall result in a corresponding change, effective on and as of such day, in the interest rate applicable to the Advances and in the fees applicable to each Letter of Credit outstanding on such day; provided, that no Applicable Margin shall be decreased pursuant to this Section 2.06 if a Default is in existence on such day. In the event that any financial statement or Margin and Fee Rate Certificate delivered pursuant to Section 5.01 is shown to be, or becomes known to be, inaccurate (regardless of whether this Agreement or the Revolver Commitments are in effect when such inaccuracy is discovered, provided that neither the Administrative Agent nor any Lender shall request payment pursuant to this sentence more than two years after the termination of this Agreement and the Revolver Commitments and the payment in full of the principal of and interest on all Advances), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin under this Section 2.06 for any period rather than the Applicable Margin applied for such period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Margin and Fee Rate Certificate and related financial information for such period, (ii) the Applicable Margin shall be at the actual Applicable Margin under this Section 2.06 for such period, and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such period. The provisions of this Section 2.06(a) and this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Sections 2.06(b) or 2.06(c) or Article VI and shall survive the termination of this Agreement and the Revolver Commitments. For the purposes of determining the ratio of Total Indebtedness to Total Asset Value, indebtedness of a Qualified SPE attributable to Qualified Senior Notes shall be excluded and Qualified Installment Sale Notes shall not be included in determinations of Total Asset Value.

(b) Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on each Interest Payment Date. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

(c) Each Euro-Dollar Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of: (1) the Applicable Margin, plus (2) the applicable Adjusted London InterBank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof, provided that interest on Index Euro-Dollar Advances shall be payable on each Interest Payment Date while such Index Euro-Dollar Advance is outstanding and the date such Index Euro-Dollar Advance is converted to a Tranche Euro-Dollar Advance or repaid. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

The “London InterBank Offered Rate” applicable to any Euro-Dollar Advance means for the Interest Period of such Euro-Dollar Advance the rate per annum determined on the basis of the rate for deposits in Dollars offered for a term comparable to such Interest Period, which rate appears on the display designated as Reuters Screen LIBOR01 Page (or such other successor page as may replace Reuters Screen LIBOR01 Page or such other service or services as may be nominated by the British Banker’s Association for the purpose of displaying London InterBank Offered Rates for U.S. dollar deposits) determined as of 11:00 a.m. London, England time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the “London InterBank Offered Rate” for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major lenders in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Advance.

“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on such Euro-Dollar Advance is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London InterBank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

(d) The Administrative Agent shall determine each interest rate applicable to the Advances hereunder in accordance with the terms of this Agreement. The Administrative Agent shall give prompt notice to the Borrower and the Lenders by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(e) After the occurrence and during the continuance of an Event of Default (other than an Event of Default under Sections 6.01(g) or (h)), the principal amount of the Advances (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Lenders, bear interest at the Default Rate; provided, however, that automatically whether or not the Required Lenders elect to do so, (i) any overdue principal of and, to the extent permitted by law, overdue interest on the Advances shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate, and (ii) after the continuance and during the continuance of an Event of Default described in Section 6.01(g) or 6.01(h), the principal amount of the Advances (and, to the extent permitted by applicable law, all accrued interest thereon) shall bear interest payable on demand for each day until paid at a rate per annum equal to the Default Rate.

SECTION 2.07. Fees.

(a) The Borrower shall pay to the Administrative Agent for the ratable account of each Lender a facility fee equal to the product of: (i) the aggregate of the daily average amounts of such Lender’s Commitment, times (ii) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Closing Date to and including the Termination Date. Facility fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Revolver Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.

(b) The “Applicable Facility Fee Rate” shall be determined by the Administrative Agent from time to time, based upon the ratio of Total Indebtedness to Total Asset Value (as set forth in the Margin and Fee Rate Certificate most recently delivered by the Borrower pursuant to Section 5.01(j)), as follows:

Ratio of Total Indebtedness to Total Asset Value	Applicable Facility Fee Rate

Less than 5%
Greater than or equal to 5% but less than 15%
Greater than or equal to 15% but less than 25%
Greater than or equal to 25% but less than 35%
Greater than or equal to 35% but less than 45%
Greater than or equal to 45%
0.125% 0.15% 0.20% 0.25% 0.30% 0.35%

Any adjustment to the Applicable Facility Fee Rate shall be effective (a) in the case of a Margin and Fee Rate Certificate delivered in connection with quarterly financial statements of the Borrower delivered pursuant to Section 5.01(b), as of the date 55 days following the end of the last day of the applicable Fiscal Quarter covered by such Margin and Fee Rate Certificate, (b) in the case of a Margin and Fee Rate Certificate delivered in connection with annual financial statements of the Borrower delivered pursuant to Section 5.01(a), as of the date 85 days following the end of the last day of the applicable Fiscal Year covered by such Margin and Fee Rate Certificate, and (c) in the case of any other Margin and Fee Rate Certificate, as of the date 5 Domestic Business Days following the Administrative Agent’s request for such Margin and Fee Rate Certificate. If the Borrower fails to deliver a Margin and Fee Rate Certificate pursuant to Section 5.01(j), the Applicable Facility Fee Rate shall be determined as if the ratio of Total Indebtedness to Total Asset Value is greater than 45% until the date of the delivery of the required Margin and Fee Rate Certificate. As of the Closing Date, and thereafter until changed as provided above, the Applicable Facility Fee Rate shall be determined as if the ratio of Total Indebtedness to Total Asset Value is less than 5%. In no event shall the Applicable Facility Fee Rate be decreased pursuant to this Section 2.07 if a Default is in existence on such day. In the event that any financial statement or Margin and Fee Rate Certificate delivered pursuant to Section 5.01 is shown to be, or becomes known to be, inaccurate (regardless of whether this Agreement or the Revolver Commitments are in effect when such inaccuracy is discovered, provided that neither the Administrative Agent nor any Lender shall request payment pursuant to this sentence more than two years after the termination of this Agreement and the Revolver Commitments and the payment in full of the principal of and interest on all Advances), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Facility Fee Rate under this Section 2.07 for any period rather than the Applicable Facility Fee Rate applied for such period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Margin and Fee Rate Certificate and related financial information for such period, (ii) the Applicable Facility Fee Rate shall be at the actual Applicable Facility Fee Rate under this Section 2.07 for such period, and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such increased Applicable Facility Fee Rate for such period. The provisions of this Section 2.07(b) and this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Article VI and shall survive the termination of this Agreement and the Revolver Commitments. For the purposes of determining the ratio of Total Indebtedness to Total Asset Value, indebtedness of a Qualified SPE attributable to Qualified Senior Notes shall be excluded and Qualified Installment Sale Notes shall not be included in determinations of Total Asset Value.

(c) The Borrower shall pay to the Administrative Agent for the ratable account of each Lender, with respect to each Letter of Credit, a per annum letter of credit fee (the “Letter of Credit Fee”) equal to the product of: (i) the aggregate average daily Undrawn Amounts, times (ii) a per annum percentage equal to the Applicable Margin for Letters of Credit (determined in accordance with Sections 2.06 and 2.13 hereof). Such Letter of Credit Fees shall be payable in arrears for each Letter of Credit on each Quarterly Payment Date during the term of each respective Letter of Credit and on the termination thereof (whether at its stated expiry date or earlier). The “Applicable Margin” for Letters of Credit shall be as determined in Section 2.06(a).

(d) The Borrower shall pay to the Administrative Agent for the account of the Letter of Credit Issuer a facing fee (the “Facing Fee”) with respect to each Letter of Credit equal to the product of: (i) the face amount of such letter of credit, times (ii) one-eighth (1/8th) of one percent (0.125%). Such Facing Fee shall be due and payable on such date as may be agreed upon by the Letter of Credit Issuer and the Borrower. The Borrower shall pay to the Letter of Credit Issuer, for its own account, transfer fees, drawing fees, modification fees, extension fees and such other fees and charges as may be provided for in any Letter of Credit Application Agreement or otherwise charged by the Letter of Credit Issuer. No Lender shall be entitled to any portion of the Facing Fees or any other fees payable by the Borrower to the Letter of Credit Issuer pursuant to this Section 2.07(d).

(e) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent’s Letter Agreement.

SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days’ irrevocable written notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $10,000,000 or any larger multiple of $1,000,000, the Revolver Commitments; provided, however: (1) each termination or reduction, as the case may be, shall be permanent and irrevocable; (2) no such termination or reduction shall be in an amount greater than the Total Unused Revolver Commitments on the date of such termination or reduction; and (3) no such reduction pursuant to this Section 2.08 shall result in the aggregate Revolver Commitments of all of the Lenders being reduced to an amount less than $40,000,000, unless the Revolver Commitments are terminated in their entirety, in which case all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination. Each reduction shall be made ratably among the Lenders in accordance with their respective Revolver Commitments.

SECTION 2.09. Termination of Commitments. The Revolver Commitments shall terminate on the Termination Date and any Revolver Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.

SECTION 2.10. Optional Prepayments.

(a) The Borrower may, upon at least one (1) Domestic Business Day’s notice to the Administrative Agent, prepay any Base Rate Borrowing or Index Euro-Dollar Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $500,000 or any larger integral multiple of $100,000 (or any lesser amount equal to the outstanding balance of such Advance), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied first to any Swing Line Advances outstanding and then to prepay ratably the Base Rate Advances and Index Euro-Dollar Advances of the several Lenders included in such Base Rate Borrowing or Index Euro-Dollar Borrowing, as the case may be.

(b) Subject to any payments required pursuant to the terms of Article VIII for such Tranche Euro-Dollar Borrowing, the Borrower may, upon at least three (3) Euro-Dollar Business Days’ prior written notice, prepay in minimum amounts of $5,000,000 with additional increments of $100,000 (or any lesser amount equal to the outstanding balance of such Advances) all or any portion of the principal amount of any Tranche Euro-Dollar Borrowing prior to the maturity thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and such payments required pursuant to the terms of Article VIII. Each such optional prepayment shall be applied to prepay ratably the Tranche Euro-Dollar Advances of the several Lenders included in such Tranche Euro-Dollar Borrowing.

(c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

SECTION 2.11. Mandatory Prepayments.

(a) On each date on which the Revolver Commitments are reduced or terminated pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Revolver Advances, if any (together with interest accrued thereon and any amount due under Section 8.05), as may be necessary so that after such payment the aggregate unpaid principal amount of the Revolver Advances does not exceed the aggregate amount of the Revolver Commitments as then reduced. Each such payment or prepayment shall be applied first to any Swing Advances outstanding, and then ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority: (i) first, to Base Rate Advances; (ii) second, to Index Euro-Dollar Advances; and (iii) lastly, to Tranche Euro-Dollar Advances.

(b) In the event that the aggregate principal amount of all Advances, together with the aggregate principal amount of the Swing Line Advances and Letter of Credit Obligations at any one time outstanding shall at any time exceed the aggregate amount of the Revolver Commitments of all of the Banks at such time, the Borrower shall immediately repay so much of the Advances and Swing Line Advances as is necessary in order that the aggregate principal amount of the Advances thereafter outstanding, together with the aggregate principal amount of the Swing Line Advances and Letter of Credit Obligations shall not exceed the aggregate amount of the Revolver Commitments of all of the Banks at such time.

(c) If at any time the ratio of Total Indebtedness to Total Asset Value is in excess of 50%, the Borrower shall immediately repay so much of the Revolver Advances as is necessary in order that the ratio of Total Indebtedness to Total Asset Value is, after giving effect to such repayment, no greater than 50%. Each such payment or prepayment shall be applied first to any Swing Advances outstanding, and then ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority: (i) first, to Base Rate Advances, (ii) second, to Index Euro-Dollar Advances, and (iii) lastly to Tranche Euro-Dollar Advances.

(d) Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section shall not affect the Borrower’s obligation to continue to make payments under any Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Hedging Agreement.

SECTION 2.12. General Provisions as to Payments.

(a) The Borrower shall make each payment of principal of, and interest on, the Revolver Advances and of fees hereunder without any set off, counterclaim or any deduction whatsoever, not later than 11:00 A.M. (Eastern time) on the date when due, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to BB&T each such payment received on account of the Swing Advances and to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders.

(b) Whenever any payment of principal of, or interest on, the Base Rate Advances or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Advances shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(c) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Advances. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Advance included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(d) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation

(e) Taxes.

(i) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(ii) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (i) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(iii) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(v) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B) duly completed copies of Internal Revenue Service Form W-8ECI,

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(vi) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.13. Computation of Interest and Fees. Interest on the Advances shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Facility fees, letter of credit fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.14. Increase in Commitments.

(a) The Borrower shall have the right, and prior to the date sixty (60) days prior to the Termination Date by written notice to and in consultation with the Administrative Agent, to request an increase in the aggregate Revolver Commitments (each such requested increase, a “Commitment Increase”), by having one or more existing Lenders increase their respective Revolver Commitments then in effect (each, an “Increasing Lender”), by adding as a Lender with a new Revolver Commitment hereunder one or more Persons that are not already Lenders (each, an “Additional Lender”), or a combination thereof, provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $20,000,000, (ii) immediately after giving effect to any Commitment Increase, (y) the aggregate Revolver Commitments shall not exceed $200,000,000 and (z) the aggregate of all Commitment Increases effected shall not exceed $100,000,000, (iii) no Default or Event of Default shall have occurred and be continuing on the applicable Commitment Increase Date (as hereinafter defined) or shall result from any Commitment Increase, (iv) immediately after giving effect to any Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower shall be in compliance with the covenants contained in Article V, (v) no Commitment Increase shall be effective until the Administrative Agent has consented to such Commitment Increase in writing which consent may not be unreasonably withheld; and (vi) the Borrower shall give the existing Lenders the right of first refusal for participating in any such Commitment Increase by providing such notice to the Administrative Agent fifteen (15) Domestic Business Days before making a request to any Person that is not already a Lender. An existing Lender shall have priority over Additional Lenders to participate in such requested Commitment Increase if such existing Lender provides written notice of its election to participate within fifteen (15) Domestic Business Days of such existing Lender’s receipt of such notice. Such notice from the Borrower shall specify the requested amount of the Commitment Increase. No Lender shall have any obligation to become an Increasing Lender. Any fees paid by the Borrower for a Commitment Increase to an Increasing Lender, an Additional Lender, the Administrative Agent or BB&T, as arranger, shall be for their own account and shall be in an amount, if any, mutually agreed upon by each such party and the Borrower, in each party’s sole discretion.

(b) Each Additional Lender must qualify as an Eligible Assignee (the selection of which shall include the prior approval of the Administrative Agent). The Borrower and each Additional Lender shall execute a joinder agreement, and the Borrower and each Lender shall execute all such other documentation as the Administrative Agent and the Borrower may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, to evidence the Revolver Commitment adjustments referred to in Section 2.14(e).

(c) If the aggregate Revolver Commitments are increased in accordance with this Section 2.14, the Borrower (in consultation with the Administrative Agent), Increasing Lender(s) (if any) and Additional Lender(s) (if any) shall agree upon the effective date (the “Commitment Increase Date,” which shall be a Domestic Business Day not less than thirty (30) days prior to the Termination Date). The Administrative Agent shall promptly notify the Lenders of such increase and the Commitment Increase Date.

(d) Notwithstanding anything set forth in this Section 2.14 to the contrary, the Borrower shall not incur any Revolver Advances pursuant to any Commitment Increase (and no Commitment Increase shall be effective) unless the conditions set forth in Section 2.14(a) as well as the following conditions precedent are satisfied on the applicable Commitment Increase Date:

(i) The Administrative Agent shall have received the following, each dated the Commitment Increase Date and in form and substance reasonably satisfactory to the Administrative Agent:

(A) a supplement to this Agreement signed by each Increasing Lender (if any) and Additional Lender (if any), setting forth the reallocation of Commitments referred to in Section 2.14(e), all other documentation required by the Administrative Agent pursuant to Section 2.14(b) and such other modifications, documents or items as the Administrative Agent, such Lenders or their counsel may reasonably request;

(B) an instrument, duly executed by each Borrower and each Guarantor, if any, acknowledging and reaffirming its obligations under this Agreement, the Collateral Documents, and the other Loan Documents to which it is a party;

(C) a certificate of the secretary or an assistant secretary of the Borrower and each Guarantor, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such party approving or consenting to such Commitment Increase;

(D) a certificate of the Chief Financial Officer of each Borrower, certifying that (x) as of the Commitment Increase Date, all representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents are true and correct (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (y) immediately after giving effect to such Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower is in compliance with the covenants contained in Article V, and (z) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to such Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof);

(E) an opinion or opinions of counsel for the Borrower and the Guarantors, in a form satisfactory to Administrative Agent and covering such matters as Administrative Agent may reasonably request, addressed to the Administrative Agent and the Lenders, together with such other documents, instruments and certificates as the Administrative Agent shall have reasonably requested; and

(F) such other documents or items that the Administrative Agent, such Lenders or their counsel may reasonably request.

(ii) In the case of any Borrowing of Revolver Advances in connection with such Commitment Increase for the purpose of funding an Acquisition, the applicable conditions set forth in this Agreement with respect to Acquisitions shall have been satisfied.

(e) On the Commitment Increase Date, (i) the aggregate principal outstanding amount of the Revolver Advances (the “Initial Advances”) immediately prior to giving effect to the Commitment Increase shall be deemed to be repaid, (ii) immediately after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings of Revolver Advances (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Advances and of the types and for the Interest Periods specified in a Notice of Borrowing delivered to the Administrative Agent in accordance with Section 2.01(a), (iii) each Lender shall pay to the Administrative Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Lender’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (z) such Lender’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds equal to the difference, if positive, between (y) such Lender’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances and (z) such Lender’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (v) the Lenders shall be deemed to hold the Subsequent Borrowings ratably in accordance with their respective Revolver Commitments (calculated after giving effect to the Commitment Increase), (vi) the Borrower shall pay all accrued but unpaid interest on the Initial Advances to the Lenders entitled thereto, and (vii) the signature pages hereto shall be amended to reflect the Revolver Commitments of all Lenders after giving effect to the Commitment Increase. The deemed payments made pursuant to clause (i) above in respect of each Tranche Euro-Dollar Advance shall be subject to indemnification by the Borrower pursuant to the provisions of Section 8.05 if the Commitment Increase Date occurs other than on the last day of the Interest Period relating thereto.

SECTION 2.15. Defaulting Lenders.

(a) Generally. If for any reason any Lender (a “Defaulting Lender’) shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Domestic Business Days after notice from the Administrative Agent, then, in addition to the rights and remedies that may be available to the Administrative Agent or the Borrower under this Agreement or Applicable Laws, such Defaulting Lender’s right to participate in the administration of the Advances, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Required Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Administrative Agent in respect of a Defaulting Lender’s Advances shall not be paid to such Defaulting Lender and shall be held uninvested by the Administrative Agent and either applied against the purchase price of such Advances under the following subsection (b) or paid to such Defaulting Lender upon such Defaulting Lender’s curing of its default.

(b) Purchase or Cancellation of Defaulting Lender’s Revolver Commitment. Any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Revolver Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Administrative Agent and the Borrower no sooner than 2 Domestic Business Days and not later than 5 Domestic Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire the amount of such Defaulting Lender’s Revolver Commitment in proportion to the Revolver Commitments of the other Lenders exercising such right. If after such 5th Domestic Business Day, the Lenders have not elected to purchase all of the Revolver Commitment of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, either (i) demand that such Defaulting Lender assign its Revolver Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 9.07(b) for the purchase price provided for below or (ii) terminate the Revolver Commitment of such Defaulting Lender, whereupon such Defaulting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase or assignment, the Defaulting Lender’s interest in the Advances and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase except to the extent assigned pursuant to such purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 9.07(b), shall pay to the Administrative Agent an assignment fee in the amount of $3,500.00. The purchase price for the Revolver Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Advances outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Administrative Agent shall apply against such purchase price any amounts retained by the Administrative Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Administrative Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Administrative Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

ARTICLE III

CONDITIONS TO BORROWINGS

SECTION 3.01. Conditions to Closing and First Borrowing. The obligation of each Lender to make an Advance on the Closing Date (and the obligation of the Letter of Credit Issuer to issue a Letter of Credit on the Closing Date) is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Agreement signed by such party;

(b) receipt by the Administrative Agent of a duly executed Revolver Note for the account of each Lender, complying with the provisions of Section 2.04;

(c) receipt by the Administrative Agent of an opinion of Foley & Lardner LLP, as counsel to the Loan Parties, dated as of the Closing Date (or in the case of an opinion delivered pursuant to Section 5.27 hereof such later date as specified by the Administrative Agent) in a form satisfactory to Administrative Agent and covering such matters set forth in Exhibit E hereto and such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

(d) receipt by the Administrative Agent of a certificate (the “Closing Certificate”), dated the Closing Date, substantially in the form of Exhibit F hereto, signed by a Responsible Officer of the Borrower, to the effect that, to his knowledge, (i) no Default has occurred and is continuing on the Closing Date and (ii) the representations and warranties of the Loan Parties contained in Article IV are true on and as of the Closing Date;

(e) receipt by the Administrative Agent of all documents which the Administrative Agent or any Lender may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of each Loan Party (the “Officer’s Certificate”), signed by the Secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, substantially in the form of Exhibit G hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party, authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Loan Party’s Organizational Documents; (ii) the Loan Party’s Operating Documents; (iii) if applicable, a certificate of the Secretary of State of such Loan Party’s state of organization as to the good standing or existence of such Loan Party, and (iv) the Organizational Action, if any, taken by the board of directors of the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Loan Party is a party;

(f) receipt by the Administrative Agent of a Notice of Borrowing;

(g) the Pledge Agreement and the REIT Pledge Agreement, each in form and content satisfactory to the Administrative Agent, shall have been duly executed by the applicable Loan Parties and such documents shall have been delivered to the Administrative Agent and shall be in full force and effect and each document (including each U.C.C. financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties, upon filing, recording or possession by the Administrative Agent, as the case may be, a valid, legal and perfected first-priority security interest in and lien on the Collateral described in the Pledge Agreement and the REIT Pledge Agreement shall have been delivered to the Administrative Agent; the Loan Parties shall also deliver or cause to be delivered the certificates (with undated stock powers executed in blank) for all equity interests pledged to, and instruments representing any Debt (together with an effective endorsement) pledged to, Administrative Agent for the benefit of the Secured Parties;

(h) the Administrative Agent shall have received the results of a search of the U.C.C. filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the Loan Parties are organized, the chief executive office of each such Person is located, any offices of such persons in which records have been kept relating to Collateral described in the Pledge Agreement, the REIT Pledge Agreement and the other jurisdictions in which U.C.C. filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens other than Permitted Liens indicated in any such financing statement (or similar document) have been released to the satisfaction of Administrative Agent;

(i) receipt by the Administrative Agent of the Subordination Agreement;

(j) receipt by the Administrative Agent and approval by the Lenders of the insurance required under this Agreement;

(k) the Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Administrative Agent’s Letter Agreement to be paid as of such date, and shall have reimbursed the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Loan Documents, including the reasonable legal and other document preparation costs incurred by the Administrative Agent;

(l) the repayment in full and termination of the Loan Agreement dated as of July 22, 2005, among Borrower, Wachovia Bank, National Association, as Administrative Agent, and the lenders and other financial institutions party thereto, as amended;

(m) receipt by the Administrative Agent of all Mortgaged Property Support Documents as the Administrative Agent may reasonably request with respect to the Identified Mortgaged Property that are in the possession or control of the Loan Parties, including, without limitation, recordable legal descriptions for the Identified Mortgaged Property and copies of title insurance, deeds, surveys and other related materials;

(n) receipt by the Administrative Agent, to the extent requested by the Administrative Agent, of such financial statements and financial information for St. Joe Timberland that are in the possession or control of the Loan Parties, listings of properties owned by the Loan Parties, status of improvements to such properties, past property sales information and contracts, detailed three-year financial projections, and disclosures on unconsolidated subsidiaries and affiliates and guarantees (financial and performance);

(o) receipt by the Administrative Agent and Lenders of Borrower’s financial and business projections; and

(p) such other documents or items as the Administrative Agent, the Lenders or their counsel may reasonably request.

SECTION 3.02. Conditions to All Borrowings. The obligation of each Lender to make an Advance on the occasion of each Borrowing, the obligation of BB&T to make a Swing Advance and the obligation of the Letter of Credit Issuer to issue a Letter of Credit is subject to the satisfaction of the following conditions:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

(b) receipt by the Administrative Agent of such documentation as the Administrative Agent shall reasonably require to confirm that the ratio of Total Indebtedness to Total Asset Value is no greater than 50%; provided, however, (i) indebtedness of a Qualified SPE attributable to Qualified Senior Notes shall be excluded and (ii) Qualified Installment Sale Notes shall not be included in determinations of Total Asset Value;

(c) the fact that, immediately before and after such Borrowing (or issuance of a Letter of Credit, as the case may be), no Default shall have occurred and be continuing;

(d) the fact that the representations and warranties of the Loan Parties contained in Article IV of this Agreement shall be true, on and as of the date of such Borrowing (or issuance of a Letter of Credit, as the case may be) (except to the extent such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date);

(e) the fact that, immediately after such Borrowing: (A) the aggregate outstanding principal amount of the Revolver Advances of each Lender will not exceed the amount of its Revolver Commitment and (B) the aggregate outstanding principal amount of the Revolver Advances will not exceed the aggregate amount of the Revolver Commitments of all of the Lenders as of such date; and

(f) the fact that, immediately after such Borrowing (or issuance of a Letter of Credit, as the case may be) (i) the aggregate outstanding principal amount of the Revolver Advances of each Lender together with such Lender’s Applicable Percentage of the aggregate outstanding principal amount of all Swing Line Advances, and Letter of Credit Obligations, will not exceed the amount of its Revolver Commitment and (ii) the aggregate outstanding principal amount of the Revolver Advances together with the aggregate outstanding principal amount of all Swing Line Advances, and Letter of Credit Obligations, will not exceed the lesser of the aggregate amount of the Revolver Commitments of all of the Lenders as of such date.

Each Borrowing and each Notice of Continuation or Conversion hereunder shall be deemed to be a representation and warranty by the Loan Parties on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (c) and (d) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower and Guarantors represent and warrant that:

SECTION 4.01. Existence and Power. The Borrower is a corporation, and each Guarantor is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be so qualified or to have the required licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.02. Organizational and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, the Collateral Documents, the Timberland Collateral Documents and the other Loan Documents to which such Loan Party is a party (i) are within such Loan Party’s organizational powers, (ii) have been duly authorized by all necessary Organizational Action, (iii) require no action by or in respect of, or filing with, any Governmental Authority which has not been obtained or made (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents and Operating Documents of such Loan Party or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries, other than pursuant to the terms of the Loan Documents.

SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Loan Parties enforceable in accordance with its terms, and the Notes, the Collateral Documents, the Timberland Collateral Documents and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Loan Parties party to such Loan Document enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

SECTION 4.04. Financial Information.

(a) The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2007, and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, reported on by KPMG, LLP, copies of which have been delivered to the Administrative Agent for delivery to each of the Lenders, and the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the interim period ended June 30, 2008, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP (subject in the case of the unaudited financial statements to footnotes and year-end adjustments), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

(b) Since December 31, 2007, there has been no event, act, condition or occurrence having a Material Adverse Effect.

SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Loan Parties threatened, against or affecting the Loan Parties or any of their respective Subsidiaries before any court or arbitrator or any Governmental Authority which would reasonably be expected to have a Material Adverse Effect.

SECTION 4.06. Compliance with ERISA.

(a) The Loan Parties and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

(b) Neither the Loan Parties nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

(c) The assets of the Loan Parties or any Subsidiary of any Loan Party do not and will not constitute “plan assets,” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Code.

SECTION 4.07. Compliance with Laws; Payment of Taxes. The Loan Parties and their respective Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings or where non-compliance, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There have been filed on behalf of the Loan Parties and their respective Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Loan Parties or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Loan Parties and their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Loan Parties, adequate. No Loan Party has been given or been requested to give a waiver of the statute of limitation relating to the payment of Federal, state, local or foreign taxes.

SECTION 4.08. Subsidiaries. Each of the Subsidiaries of each Loan Party is a corporation, a limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be so qualified or to have the required licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect. No Loan Party has any Subsidiaries or Unconsolidated Affiliates except as listed on Schedule 4.24 and as set forth in any Compliance Certificate provided to the Administrative Agent and Lenders pursuant to Section 5.01(c) after the Closing Date, which accurately sets forth each such Subsidiary’s complete name and jurisdiction of organization.

SECTION 4.09. Investment Company Act, Etc. No Loan Party nor any Subsidiary of a Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.10. All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Loan Parties of this Agreement and any Loan Document to which any Loan Party is a party, have been obtained.

SECTION 4.11. Ownership of Property; Liens. Each of the Loan Parties and their respective Subsidiaries has title or the contractual right to possess its properties sufficient for the conduct of its business and none of such properties is subject to any Lien except as permitted in Section 5.13.

SECTION 4.12. No Default. No Loan Party nor any of their respective Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound, except where such default would not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

SECTION 4.13.	[Intentionally deleted].

SECTION 4.14.	Environmental Matters.

(a) No Loan Party nor any Subsidiary of a Loan Party is subject to any Environmental Liability which could reasonably be expected to have a Material Adverse Effect and no Loan Party nor any Subsidiary of a Loan Party has been designated as a potentially responsible party under CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. § 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

(b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Loan Parties, at or from any adjacent site or facility, except for Hazardous Materials, used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in the ordinary course of business of such Loan Party or Subsidiary of a Loan Party in compliance in all material respects with all applicable Environmental Requirements.

(c) The Loan Parties, and each of their respective Subsidiaries, has procured all Environmental Authorizations necessary for the conduct of the business contemplated on such Property, and is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Properties and the Loan Party’s, and each of their respective Subsidiary’s, respective businesses.

SECTION 4.15. Compliance with Laws. Each Loan Party and each Subsidiary of a Loan Party is in compliance with all applicable laws, including, without limitation, all Environmental Laws and all regulations and requirements of the Securities and Exchange Commission and the New York Stock Exchange (including with respect to timely filing of reports), except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.16. Capital Securities. All Capital Securities, debentures, bonds, notes and all other securities of each Loan Party and their respective Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the “Blue Sky” laws of all applicable states and the federal securities laws. The issued shares of Capital Securities of each of the Loan Party’s respective Subsidiaries are owned by the Loan Parties free and clear of any Lien or adverse claim.

SECTION 4.17. Margin Stock. No Loan Party nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System. Following the application of the proceeds from each Advance, not more than 25% of the value of the assets, either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis, will be “Margin Stock.”

SECTION 4.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Advances under this Agreement, no Loan Party will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code or Section 2 of either the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

SECTION 4.19. Security Documents. The Collateral Documents (other than the Timberland Collateral Documents) are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and, upon filing of one or more UCC financing statements in the appropriate jurisdictions, and delivery to the Administrative Agent of any instruments or certificated securities pledged thereunder, Administrative Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower as pledgor thereunder, in such Collateral and the Proceeds thereof, in each case prior and superior in any right to any other Person (subject to Permitted Encumbrances).

SECTION 4.20. Labor Matters. There are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Subsidiary of any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payment made to employees of the Loan Parties and each Subsidiary of any Loan Party have been in compliance with the Fair Labor Standards Act and any other applicable federal, state or foreign law dealing with such matters. All payments due from the Loan Parties or any of their respective Subsidiaries, or for which any claim may be made against the Loan Parties or any of their respective Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary, as appropriate. No Loan Party nor any Subsidiary of a Loan Party is party to a collective bargaining agreement.

SECTION 4.21. Patents, Trademarks, Etc. The Loan Parties and their respective Subsidiaries own, or are licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are material to the businesses, assets, operations, properties or condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Loan Parties and their respective Subsidiaries, does not infringe on the rights of any Person, except in cases which, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.22. Insurance. The Loan Parties and each of their Subsidiaries has (either in the name of such Loan Party or in such Subsidiary’s name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker’s compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

SECTION 4.23. [Intentionally deleted].

SECTION 4.24. Ownership Structure. As of the Closing Date, Schedule 4.24 is a complete and correct list of all Subsidiaries of the Borrower and of each Loan Party setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Capital Securities in such Subsidiary, (iii) the nature of the Capital Securities held by each such Person, and (iv) the percentage of ownership of such Subsidiary represented by such Capital Securities. Except as disclosed in such Schedule, as of the Closing Date (i) the Borrower and its Subsidiaries own, free and clear of all Liens and have the unencumbered right to vote, all outstanding Capital Securities in each Person shown to be held by each of them on such Schedule, (ii) all of the issued and outstanding Capital Securities of each Person are validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional Capital Securities of any type in, any such Person.

SECTION 4.25. Reports Accurate; Disclosure. All information, exhibits, financial statements, documents, books, records or reports furnished by the Loan Parties to the Administrative Agent or any Lender in connection with this Agreement or any Loan Document, including without limitation all reports furnished pursuant to Section 4.04, are true, complete and accurate in all material respects (or will be true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified); it being recognized by the Administrative Agent and the Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results. Neither this Agreement, nor any Loan Document, nor any agreement, document, certificate or statement furnished to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Loan Parties have considered all facts which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect and have determined that there is no fact known to any Loan Party which is reasonably likely to have a Material Adverse Effect.

SECTION 4.26. Location of Offices. The Borrower’s name is The St Joe Company. The names of the Initial Guarantors are: (i) St. Joe Timberland Company of Delaware, L.L.C., (ii) St. Joe Finance Company and (iii) St. Joe Residential Acquisitions, Inc. The location of Borrower (within the meaning of Article 9 of the Uniform Commercial Code) is 245 Riverside Drive, Suite 500, Jacksonville, Florida 32202. The Location of each of the Initial Guarantors (within the meaning of Article 9 of the Uniform Commercial Code) is 245 Riverside Drive, Suite 500, Jacksonville, Florida 32202. Neither the Borrower nor the Initial Guarantor has changed its name, identity, structure, existence or state of formation, whether by amendment of its Organizational Documents, by reorganization or otherwise, or has changed its location (within the meaning of Article 9 of the Uniform Commercial Code) within the four (4) months preceding the Closing Date or any subsequent date on which this representation is made.

SECTION 4.27. Affiliate Transactions. Except as permitted by Section 5.26, neither the Borrower nor any Subsidiary nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower, any Subsidiary or any other Loan Party is a party.

SECTION 4.28. Broker’s Fees. Except as set forth in the Administrative Agent’s Letter Agreement, no broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. Except as set forth in the Administrative Agent’s Letter Agreement, no other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

SECTION 4.29. Survival of Representations and Warranties, Etc. All statements contained in any certificate, financial statement (other than financial projections) or other instrument delivered by or on behalf of the Borrower, any Subsidiary or any other Loan Party to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Closing Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Loan Parties in favor of the Administrative Agent and each of the Lenders under this Agreement. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Advances.

SECTION 4.30. Loans and Investments. No Loan Party nor any of their respective Subsidiaries has made a loan, advance or Investment which is outstanding or existing as of August 31, 2008, except as set forth on Schedule 4.30, and since August 31, 2008, no Loan Party nor any of their respective Subsidiaries has made any loan, advance or Investment that would give rise to a Default or Event of Default hereunder.

SECTION 4.31. No Default or Event of Default. No event has occurred and is continuing and no condition exists, or would result from any Advance or from the application of the proceeds therefrom, which constitutes or would reasonably be expected to constitute a Default or Event of Default.

SECTION 4.32. USA Patriot Act; OFAC.

(a) No Loan Party nor any Affiliate of a Loan Party is (1) a country, territory, organization, person or entity named on an OFAC list, (2) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”), or whose subscription funds are transferred from or through such a jurisdiction; (3) a “Foreign Shell Bank” within the meaning of the Patriot Act, i.e., a foreign lender that does not have a physical presence in any country and that is not affiliated with a Lender that has a physical presence and an acceptable level of regulation and supervision; or (4) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns.

(b) No Loan Party or any Affiliate of a Loan Party (i) is a Sanctioned Entity, (ii) has a more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Entities. The proceeds of any Advance will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Entity. No Loan Party or any Affiliate of a Loan Party are in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

SECTION 4.33. Material Contracts. Schedule 4.33 is a true, correct and complete listing of all contracts to which any Loan Party is a party, the breach of or failure to perform which, either by a Loan Party or other party to such contract, could reasonably be expected to have a Material Adverse Effect (“Material Contract”). The Borrower, its Subsidiaries and the other Loan Parties that is a party to any Material Contract has performed and is in compliance in all material respects such Material Contract, and no Loan Party has knowledge of any default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, that exists with respect to any such Material Contract.

SECTION 4.34. Mortgaged Properties. Schedule 1.01, as amended by the most recent Compliance Certificate, if any, delivered by the Borrower to the Administrative Agent, is a correct and complete list of all Identified Mortgaged Properties. All Mortgaged Properties are owned in fee simple by St. Joe Timberland. The representations and warranties of St. Joe Timberland set forth in Sections 6(e), 6(g), 6(j) and 6(k) of the Security Agreement in the form attached hereto as Exhibit H and in Sections 2.04 and 8.02 of the Mortgage in the form attached hereto as Exhibit J, with respect to each Property owned by St. Joe Timberland, are true and correct in all material respects.

ARTICLE V

COVENANTS

The Borrower and Guarantors agree, jointly and severally, that, so long as any Lender has any Revolver Commitment hereunder or any Obligation remains unpaid:

SECTION 5.01. Information. The Borrower will deliver to the Administrative Agent, who will then promptly deliver to each of the Lenders:

(a) as soon as available and in any event within 75 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by KPMG, LLP or other independent public accountants reasonably acceptable to the Administrative Agent, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

(b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit M and with compliance calculations in form and content satisfactory to the Administrative Agent (a “Compliance Certificate”), of the chief financial officers or authorized officers of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Loan Parties were in compliance with the requirements of Sections 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12. 5.30 and 5.36 on the date of such financial statements, (ii) setting forth the identities of the respective Subsidiaries on the date of such financial statements, (iii) setting forth a list of all Properties acquired and sold or otherwise transferred by St. Joe Timberland since the date of the delivery of the previous Compliance Certificate, such list to identify such Property’s location, indicating whether such Property is an Identified Mortgaged Property and certifying that all documents, information and other materials required to be delivered pursuant to Section 5.31 have been previously delivered or are being delivered with respect to any such acquired Property which is Identified Mortgaged Property, (iv) setting forth the ratio of Total Indebtedness to Total Asset Value as of the end of the applicable fiscal period and (v) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto;

(d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

(e) within 5 Domestic Business Days after any Responsible Officer of the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officers or authorized officers of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) [Intentionally deleted];

(g) if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(h) promptly after any Responsible Officer of the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding (and any material development in respect of such proceedings) involving a claim against a Loan Party and/or any Subsidiary of a Loan Party that would reasonably be expected to result in a Material Adverse Effect;

(i) within 5 Domestic Business Days after any Responsible Officer of the Borrower becomes aware that during any period of 12 consecutive months Total Asset Value shall decrease by more than 5.0% of Total Asset Value as of the beginning of such 12-month period;

(j) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, and within 5 Domestic Business Days of the Administrative Agent’s request with respect to any other date, a certificate (the “Margin and Fee Rate Certificate”) substantially in the form attached hereto as Exhibit K, reflecting the information needed for a determination of the ratio of Total Indebtedness to Total Asset Value, the Applicable Margin and the Applicable Facility Fee Rate as at the end of such quarterly accounting period, fiscal year or other date, as the case may be, in such form as Administrative Agent shall in its sole discretion approve, together with Borrower’s calculation of the ratio of Total Indebtedness to Total Asset Value, Applicable Margin and Applicable Facility Fee Rate, all as at the end of such quarterly accounting period, fiscal year or other date, as the case may be. Such Margin and Fee Rate Report shall be certified as to truth and accuracy by the Chief Financial Officer or other authorized officer of Borrower;

(k) within 45 days after the end of each Fiscal Quarter, reports in form and content reasonably satisfactory to the Administrative Agent, regarding the Mortgaged Property, including (i) any changes to the information contained in Schedule 1.01, (ii) the current total number of acres which comprise the Mortgaged Property, and (iii) any sales or transfers of Mortgaged Property; and

(l) from time to time such additional information regarding the financial position or business of the Borrower, its Subsidiaries, and each Loan Party as the Administrative Agent, at the request of any Lender, may reasonably request.

SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and will cause each of its Subsidiaries to keep, proper books of record and account (in a manner to allow financial statements to be prepared in conformity with GAAP) of all material dealings and transactions in relation to its business and activities; (ii) permit, and will cause each Subsidiary of the Borrower and each Loan Party to permit, during normal business hours and with reasonable prior notice which notice shall not be required in the case of an emergency, the Administrative Agent or its designee, at the expense of the Borrower and Loan Parties, to perform periodic field audits and investigations of the Borrower, the Loan Parties and the Collateral, from time to time; and (iii) permit, and will cause each Subsidiary to permit, during normal business hours and with reasonable prior notice, representatives of any Lender at the Borrower’s expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books of record and account and to discuss their respective affairs, finances and accounts with their respective officers, and employees, and with the participation of a Responsible Officer, their independent public accountants. The Loan Parties agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

SECTION 5.03. Ratio of Total Indebtedness to Total Asset Value. The ratio of Total Indebtedness to Total Asset Value will not at any time exceed 50%. For the purposes of determining compliance with such covenant, indebtedness of a Qualified SPE attributable to Qualified Senior Notes shall be excluded and Qualified Installment Sale Notes shall not be included in determinations of Total Asset Value.

SECTION 5.04. Unencumbered Leverage Ratio. The ratio of Unencumbered Asset Value to Unsecured Debt shall not at any time be less than 2.00 to 1.00. For the purposes of determining compliance with such covenant, indebtedness of a Qualified SPE attributable to Qualified Senior Notes shall be excluded and Qualified Installment Sale Notes shall not be included in determinations of Total Asset Value.

SECTION 5.05. Capital Expenditures. Capital Expenditures after the Closing Date will not exceed the aggregate sum of $500,000,000; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing.

SECTION 5.06. Sale/Leasebacks. The Loan Parties shall not, nor shall they permit any Subsidiary to, enter into any Sale/Leaseback Transaction in which the fair market value of the real or personal property to be sold or transferred in such Sale/Leaseback Transaction, when aggregated with the fair market value of all real or personal property sold or transferred in all Sale/Leaseback Transactions entered into by any Loan Parties or any Subsidiary after the Closing Date, shall exceed in the aggregate the amount of $50,000,000.

SECTION 5.07. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall at no time be less than 95% of the Consolidated Tangible Net Worth on June 30, 2008 plus 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after June 30, 2008, calculated quarterly at the end of each Fiscal Quarter.

SECTION 5.08. Acquisitions. No Loan Party nor any Subsidiary of a Loan Party shall make any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the board of directors or comparable governing body of the Person to be (or whose assets are to be) acquired has approved such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as or reasonably related to one or more line or lines of business conducted by the Borrower, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and the Borrower shall have furnished to the Administrative Agent and each Lender (A) if the aggregate Costs of Acquisition incurred by any Loan Party or any Subsidiary of a Loan Party in any single transaction or in a series of related transactions exceeds $100,000,000, pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim Fiscal Quarter, if applicable giving effect to such Acquisition and (B) a certificate in the form of Exhibit O prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 5.01 giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a Subsidiary, or be merged into the Borrower or a Wholly Owned Subsidiary of the Borrower, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a Subsidiary of the Borrower), and (iv) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred by the Loan Parties and all Subsidiaries of the Loan Parties after the Closing Date shall not exceed $250,000,000 in the aggregate.

SECTION 5.09. Minimum Liquidity. The Borrower will maintain, at all times, Liquidity of not less than $20,000,000.

SECTION 5.10. Loans or Advances. No Loan Party nor any Subsidiary of a Loan Party shall make loans or advances to any Person except: (i)  employee loans or advances that do not exceed $10,000,000 in the aggregate at any one time outstanding made in the ordinary course of business and consistently with practices existing on December 31, 2007; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to the Borrower or any Wholly-Owned Subsidiary that is a Guarantor; provided, all such Debt shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of an intercompany subordination agreement that is reasonably satisfactory to Administrative Agent (“Subordination Agreement”); (iv) existing loans and advances set forth on Schedule 5.10; and (v) loans and advances not otherwise permitted under this Section 5.10 which do not exceed $150,000,000 in the aggregate outstanding (exclusive of Qualified Installment Sale Transactions); provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii) or (v) of this Section, no Default shall have occurred and be continuing. All loans or advances permitted under this Section 5.10 (other than loans or advances pursuant to clause (iii)) shall be evidenced by written promissory notes.

SECTION 5.11. Restricted Payments. The Loan Parties will not declare or make any Restricted Payment during any Fiscal Year, except that:

(a) any Subsidiary of the Borrower may pay Restricted Payments to the Borrower or any other Wholly Owned Subsidiary of the Borrower; provided that St. Joe Finance Company shall be permitted to make cash distributions to its preferred shareholders in an amount not to exceed $20,000 per annum; and

(b) the Borrower may declare or make Restricted Payments to its owners of Capital Securities payable solely in cash or its common stock provided that the aggregate amount of Restricted Payments made after January 1, 2008 does not exceed the cumulative Consolidated Net Income for all fiscal periods after January 1, 2007 (expressly including in such calculations Fiscal Quarters in which Consolidated Net Income is negative).

The Borrower shall not make any of the Restricted Payments described in clauses (a) and (b) above unless (i) at the time when any such Restricted Payment is to be made, no Default or Event of Default has occurred and is continuing or would result therefrom; (ii) after giving effect to the making of such Restricted Payment, the Borrower would be in compliance with the requirements of Article V, on a pro forma basis, determined as of the last day of the last Fiscal Quarter of Borrower for which the Borrower has provided financial statements and the corresponding Compliance Certificate to the Administrative Agent and Lenders as if such Restricted Payment had been paid during such Fiscal Quarter; and (iii) the chief executive officer, chief financial officer or other authorized officer of the respective Borrower shall have certified to the Administrative Agent and Lenders as to compliance with the preceding clauses (i) and (ii) in a certificate attaching calculations (however, such requirement for a Compliance Certificate shall not apply to the Restricted Payments described in clause (a) above).

SECTION 5.12. Investments. No Loan Party nor any Subsidiary of a Loan Party shall make Investments in any Person except as permitted by Sections 5.08 and 5.10(i) through (v) and except Investments in (i) Cash and Cash Equivalents, (ii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor’s Corporation or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. and in either case maturing within 12 months after the date of acquisition, (iii) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States Bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor’s Corporation or AA or the equivalent thereof by Moody’s Investors Service, Inc., (iv) any Guarantor; (v) existing Investments set forth on Schedule 5.12; (vi) Investments in Qualified Installment Sale Transactions, and (vii) Investments not otherwise permitted under this Section 5.12, made in the ordinary course of business that do not exceed $250,000,000 in the aggregate at any one time (exclusive of Qualified Installment Sale Transactions), and at the time when any such Investment is to be made, and after giving effect thereto, no Default or Event of Default exists.

SECTION 5.13. Negative Pledge. No Loan Party nor any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens existing on the date of this Agreement encumbering assets (other than Collateral) securing Debt outstanding on the date of this Agreement, in each case as described and in the principal amounts set forth on Schedule 5.13;

(b) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith and with due diligence by appropriate proceedings;

(c) pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs which in no event shall become a Lien prior to any Collateral Documents (including any Timberland Collateral Documents);

(d) Liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that: (1) are not yet due and payable and which in no event shall become a Lien prior to any Collateral Documents (including any Timberland Collateral Documents); or (2) are being contested diligently in good faith pursuant to appropriate proceedings and with respect to which the Loan Party has established reserves reasonably satisfactory to the Administrative Agent and which in no event shall become a Lien prior to any Collateral Documents (including any Timberland Collateral Documents);

(e) good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business which in no event shall become a Lien prior to any Collateral Document (including any Timberland Collateral Documents);

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

(g) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use;

(h) (1) that certain Wood Fiber Supply Agreement dated July 1, 2000, between St. Joe Timberland and Jefferson Smurfit Corporation; and (2) timber or fiber supply agreements which when combined with all other timber or fiber supply agreements entered into after the date of this Agreement encumber less than 50,000 acres in the aggregate unless approved by the Administrative Agent (which consent shall not be unreasonably withheld);

(i) any Lien on Margin Stock;

(j) any Lien imposed as a result of a taking under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority;

(k) agreements executed by a Qualified SPE and not by any Loan Party relating to a Qualified Installment Sale Transaction;

(l) Liens on not more than 25,000 acres of Land in the aggregate (the “Encumbered Land”) securing Debt (other than indebtedness represented by the Notes) permitted under Section 5.30(d) in an aggregate amount at any time outstanding not to exceed $125,000,000;

(m) any Lien created by that certain Agreement dated October 27, 2006, between The St. Joe Company and the Florida Department of Transportation regarding the conveyance of approximately 4,000 acres for transportation purposes;

(n) Liens securing the Administrative Agent and the Lenders created or arising under the Loan Documents.

Notwithstanding anything contained in this Section 5.13 to the contrary, no Loan Party or any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on the Collateral except Liens in favor of the Secured Parties under the Collateral Documents and the Permitted Encumbrances.

SECTION 5.14. Maintenance of Existence, etc. Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain its organizational existence and carry on its business in substantially the same manner and in substantially the same line or lines of business or line or lines of business reasonably related to the business now carried on and maintained. Any Subsidiary pledging Collateral hereunder shall be organized as a corporation, limited liability company, limited partnership or other legal entity.

SECTION 5.15. Dissolution. No Loan Party nor any Subsidiary of a Loan Party shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own Capital Securities or that of any Subsidiary of a Loan Party, except: (1) through corporate or company reorganization to the extent permitted by Section 5.16, (2) the dissolution of a Subsidiary (other than St. Joe Timberland) which is not a Material Domestic Subsidiary into the Borrower or any other Subsidiary and the dissolution of a Material Domestic Subsidiary (other than St. Joe Timberland) into the Borrower or any other Loan Party; and (3) Restricted Payments permitted by Section 5.11.

SECTION 5.16. Consolidations, Mergers and Sales of Assets. No Loan Party will, nor will it permit any Subsidiary of a Loan Party to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment provided that (a) pursuant to the consummation of an Acquisition permitted under Section 5.08 (but not otherwise) a Loan Party may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Loan Party is the Person surviving such merger, (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iv) if the Borrower merges with another Loan Party, the Borrower is the Person surviving such merger; (b) Subsidiaries of a Loan Party (excluding Loan Parties) may merge with one another or with the Borrower (so long as the Borrower is the surviving entity in such case); (c) a Loan Party and any Subsidiary may sell assets for fair value in the ordinary course of business; (d) a Subsidiary that is not a Material Domestic Subsidiary may discontinue or eliminate any nonmaterial business line; and (e) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit a transfer of assets (in a single transaction or in a series of related transactions) unless the assets to be so transferred shall cause St. Joe Timberland to hold less than 250,000 acres of Land as fee simple owner (excluding any Encumbered Land (as defined in Section 5.13(l)); provided that, notwithstanding any of the foregoing, after a Trigger Event has occurred, St. Joe Timberland shall not sell, lease or otherwise transfer, or enter into any agreement or arrangement to sell, lease or otherwise transfer, any of its Properties or other assets without the prior written consent of the Administrative Agent (in its sole discretion).

SECTION 5.17. Use of Proceeds. No portion of the proceeds of any Advance or Letter of Credit will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, except as permitted by Section 5.08 (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation. Except as otherwise provided herein, the proceeds of the Advances and Letters of Credit shall be used to: (i) refinance existing indebtedness of the Borrower; (ii) for working capital, capital expenditures and other lawful corporate purposes, and (iii) to pay fees and expenses incurred in connection with this Agreement. No part of the proceeds of any Advance or Letter of Credit will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

SECTION 5.18. Compliance with Laws; Payment of Taxes. Each Loan Party will, and will cause each Subsidiary of a Loan Party and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA and the USA Patriot Act), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. Each Loan Party will, and will cause each Subsidiary of a Loan Party to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of a Loan Party or any Subsidiary of a Loan Party, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrower shall have set up reserves in accordance with GAAP. Each Loan Party will, and will cause each Subsidiary of a Loan Party to, comply in all material respects with the terms and conditions of all Material Contracts to which it is a party.

SECTION 5.19. Insurance. Each Loan Party will maintain, and will cause each Subsidiary of a Loan Party to maintain (either in the name of such Loan Party or in such Subsidiary’s own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business. Upon request, the Loan Parties shall promptly furnish the Administrative Agent copies of all such insurance policies or certificates evidencing such insurance and such other documents and evidence of insurance as the Administrative Agent shall request.

SECTION 5.20. Change in Fiscal Year. No Loan Party will make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year without the consent of the Required Lenders.

SECTION 5.21. Maintenance of Property. Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

SECTION 5.22. Environmental Notices. Each Loan Party shall furnish to the Lenders and the Administrative Agent prompt written notice of all material Environmental Liabilities, pending or threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could reasonably be expected to lead to any of the foregoing.

SECTION 5.23. Environmental Matters. No Loan Party or any Subsidiary of a Loan Party will, nor will any Loan Party permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

SECTION 5.24. Environmental Release. Each Loan Party agrees that upon the occurrence of an Environmental Release at, under or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

SECTION 5.25. Additional Covenants, Etc. In the event that at any time this Agreement is in effect or any Note remains unpaid any Loan Party shall enter into any agreement, guarantee, indenture or other instrument governing, relating to, providing for commitments to advance or guaranteeing any Financing (excluding Qualified Installment Sale Transactions) or to amend any terms and conditions applicable to any Financing (excluding Qualified Installment Sale Transactions), which agreement, guarantee, indenture or other instrument includes covenants, warranties, representations, defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any “put” or mandatory prepayment of such debt) or other terms or conditions not substantially as, or in addition to those, provided in this Agreement or any other Loan Document, or more favorable to the lender or other counterparty thereunder than those provided in this Agreement or any other Loan Document, the Loan Party shall promptly so notify the Administrative Agent and the Lenders. Thereupon, if the Administrative Agent shall request by written notice to the Loan Party (after a determination has been made by the Required Lenders that any of the above referenced documents or instruments contain any provisions which either individually or in the aggregate are more favorable than one of the provisions set forth herein), the Loan Parties, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement providing for substantially the same such covenants, warranties, representations, defaults or events of default or other terms or conditions as those provided for in such agreement, guarantee, indenture or other instrument, to the extent required and as may be selected by the Administrative Agent, such amendment to remain in effect, unless otherwise specified in writing by the Administrative Agent, for the entire duration of the term of such Financing (to and including the date to which the same may be extended at the option of the Loan Party), provided that if any such agreement, guarantee, indenture or other instrument shall be subsequently modified, supplemented, amended or restated so as to modify, amend or eliminate from such agreement, guarantee, indenture or other instrument any such covenant, warranty, representation, default or event of default or other term or condition so made a part of this Agreement, then unless otherwise required by the Administrative Agent pursuant to this Section, the Loan Documents shall be modified so as to conform the provisions previously incorporated pursuant to this Section 5.25 to such provisions as subsequently modified, supplemented or amended.

SECTION 5.26. Transactions with Affiliates. No Loan Party nor any Subsidiary of a Loan Party shall enter into, or be a party to, any transaction with any Affiliate of a Loan Party or such Subsidiary (which Affiliate is not a Loan Party or a Subsidiary of a Loan Party), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate; provided, however, Qualified Installment Sale Transactions shall not be subject to the requirement that they be in the ordinary course of business.

SECTION 5.27. Joinder of Subsidiaries.

(a) The Loan Parties shall cause any Person which becomes a Material Domestic Subsidiary of a Loan Party after the Closing Date to become a party to, and agree to be bound by the terms of, this Agreement and the other Loan Documents pursuant to a Joinder Agreement, substantially in the form attached hereto as Exhibit D and otherwise satisfactory to the Administrative Agent in all respects and executed and delivered to the Administrative Agent within fifteen (15) Domestic Business Days after the day on which such Person became a Material Domestic Subsidiary. The Loan Parties shall also cause the items specified in Section 3.01(c), (e) and (j) to be delivered to the Administrative Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Subsidiary. The Borrower covenants and agrees that notwithstanding the definition of Material Subsidiaries and Excluded Subsidiaries at no time shall Subsidiaries that are not Guarantors own directly or indirectly more than 10% of the aggregate Total Asset Value of the Borrower and its Subsidiaries. For purposes of the foregoing proviso, Qualified SPEs and any Excluded Subsidiary described in subsection 1 of the definition of Excluded Subsidiary, the sole purpose of which is to defease debt of such Subsidiary and which owns Cash Equivalents in an amount reasonably determined to be sufficient to defease such debt, shall be disregarded.

(b) The Loan Parties shall, or shall cause any Subsidiary (the “Pledgor Subsidiary”) to pledge: (a) the lesser of 65% or the entire interest owned by the Loan Parties and such Pledgor Subsidiary, of the Capital Securities or equivalent equity interests in any Person which becomes a Material Foreign Subsidiary after the Closing Date; and (b) the entire interest owned by the Loan Parties and such Pledgor Subsidiary, of the Capital Securities or equivalent equity interest in any Person which becomes a Material Domestic Subsidiary after the Closing Date, all pursuant to a Pledge Agreement executed and delivered by the Loan Parties or such Pledgor Subsidiary to the Administrative Agent within ten (10) Domestic Business Days after the day on which such Person became a Material Domestic Subsidiary or Material Foreign Subsidiary, as the case may be, and shall deliver to the Administrative Agent such shares of capital stock together with stock powers executed in blank. The Loan Parties shall also cause the items specified in Section 3.01(c), (e) and (j) to be delivered to the Administrative Agent concurrently with the pledge agreement referred to above, modified appropriately to refer to such pledge agreement, the pledgor and such Subsidiary.

(c) Once any Subsidiary becomes a party to this Agreement in accordance with Section 5.27(a) or any Capital Securities (or equivalent equity interests) of a Subsidiary are pledged to the Administrative Agent in accordance with Section 5.27(b), such Subsidiary (including, without limitation, all Initial Guarantors) thereafter shall remain a party to this Agreement and the Capital Securities (or equivalent equity interests) in such Subsidiary (including, without limitation, all initial Subsidiaries) shall remain subject to the pledge to the Administrative Agent, as the case may be, even if such Subsidiary ceases to be a Subsidiary; provided that if a Subsidiary ceases to be a Subsidiary of the Borrower as a result of the Borrower’s transfer or sale of one hundred percent (100%) of the capital stock of such Subsidiary in accordance with and to the extent permitted by the terms of Section 5.16, the Administrative Agent and the Lenders agree to release such Subsidiary from this Agreement and release the Capital Securities of such Subsidiary from the Pledge Agreement.

SECTION 5.28. No Restrictive Agreement. No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Loan Party or any such Subsidiary: the incurrence or payment of Debt, the granting of Liens, the declaration or payment of Restricted Payments or other distributions in respect of Capital Securities of the Loan Party or any Subsidiary, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of property, real, personal, intangible or tangible.

SECTION 5.29. Partnerships. No Loan Party shall become a general partner in any general or limited partnership.

SECTION 5.30. Additional Debt. No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under capital leases), except for: (a) the Debt owed to the Lenders under the Loan Documents; (b) the Debt existing and outstanding on the Closing Date described on Schedule 5.30; (c) intercompany Debt permitted by Section 5.10(iii), provided that such Debt is at all times subordinated to the Obligations pursuant to the Subordination Agreement; and (d) Debt not otherwise permitted under this Section 5.30, the aggregate outstanding principal amount of which shall not, at any time, exceed $250,000,000 (provided, however, indebtedness of a Qualified SPE in respect of Qualified Installment Sale Transactions shall not be subject to this Section).

SECTION 5.31. Maintenance and Substitution of Identified Mortgaged Property. St. Joe Timberland at all times (i) shall maintain fee simple ownership of not fewer than 250,000 acres of Land (excluding any Encumbered Land (as defined in Section 5.13(l)) and (ii) shall have set forth on Schedule 1.01 a listing and legal descriptions of Property it owns in fee simple that in the aggregate consists of at least 200,000 acres (excluding any Encumbered Land (as defined in Section 5.13(l)). At any time when no Trigger Event has occurred, the Borrower may substitute or replace one or more of the Identified Mortgaged Properties with one or more Properties owned in fee simple by St. Joe Timberland that are not then Identified Mortgaged Properties subject to the following conditions: (x) the covenants in the preceding sentence are satisfied after giving effect to such substitution or replacement, (y) receipt by the Administrative Agent of all items described in Section 3.01(m) with respect to such substitute or replacement Identified Mortgaged Property, all reasonably satisfactory to the Administrative Agent and (z) receipt by the Administrative Agent of an updated Schedule 1.01 reflecting such substitution or replacement.

SECTION 5.32. Modifications of Organizational Documents. Except as required by Applicable Laws or the rules of any national securities exchange, the Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its Organizational Documents or Operating Documents or other applicable document in a manner adverse to the Secured Parties.

SECTION 5.33. ERISA Exemptions. The Loan Parties shall not permit any of their respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.

SECTION 5.34. Hedge Transactions. The Loan Parties will not, and will not permit any of their Subsidiaries to, enter into any Hedge Transaction, other than Hedge Transactions entered into in the ordinary course of business (i) to hedge or mitigate risks to which the Loan Parties are exposed in the conduct of their business or the management of their liabilities, or (ii) with any counterparty who is or is anticipated to become, at the time that the Hedge Transaction is entered into, a borrower from a Loan Party or the issuer of a debt or equity interest to a Loan Party, which Hedge Transaction is entered into to hedge or mitigate risks to which such counterparty and its affiliates are exposed in the conduct of their businesses or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedge Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include, without limitation, any Hedge Transaction under which any Loan Party is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Debt or (ii) as a result of changes in the market value of any common stock or any Debt) is not a Hedge Transaction entered into in the ordinary course of business to hedge or mitigate risks.

SECTION 5.35. Performance of Loan Documents. Each Loan Party will at its own expense duly fulfill and comply with all obligations on its part to be fulfilled or complied with under or in connection with the Collateral, and all documents related thereto and will do nothing to impair the rights of any Loan Party or the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral. Each Loan Party shall clearly and unambiguously identify each item of the Collateral in its computer or other records to reflect that the Administrative Agent, as agent for the Secured Parties has the interest therein granted by the Loan Parties pursuant to the Loan Documents. Schedule 1.01, as amended by the most recent Compliance Certificate, if any, delivered by the Borrower to the Administrative Agent, is a correct and complete list of all Identified Mortgaged Properties. All Mortgaged Properties are owned in fee simple by St. Joe Timberland and shall be owned by St. Joe Timberland at all times. St. Joe Timberland shall not sell, convey or transfer any of the Properties that it owns in whole or in part to any third party (including without limitation the Borrower and its Subsidiaries) except for sales in the ordinary course of business and which are permitted under Section 5.16(d). Upon execution of the Collateral Documents by the Loan Parties and delivery thereof to the Administrative Agent, the representations and warranties of the Loan Parties contained in the Collateral Documents shall be true and correct.

SECTION 5.36. Operating Leases. No Loan Party nor any Subsidiary of a Loan Party shall create, assume or suffer to exist any operating lease except operating leases which: (A) (1) are entered into in the ordinary course of business, and (2) the aggregate indebtedness, liabilities and obligations of the Loan Parties under all such operating leases during any period of four (4) consecutive Fiscal Quarters do not at any time exceed $5,000,000; (B) are between a Borrower or Guarantor, as landlord and a Borrower or Guarantor as tenant; or (C) are set forth on Schedule 5.36.

SECTION 5.37. Deposit Accounts and Cash Management. The Loan Parties shall maintain their primary demand deposit and cash management accounts with Administrative Agent.

SECTION 5.38. Trigger Event/Collateral Diligence Enhancement Event.

(a) Unless the Revolver Commitments have been terminated or have been suspended and not reinstated by approval of the Required Lenders, all obligations to provide Cash Management Services and Bank Products have been terminated, all Hedging Agreements have been terminated, all Obligations have been paid in full and all Undrawn Amounts are cash collateralized in accordance with Section 6.03, no later than 15 days after the date on which a Trigger Event occurs, St. Joe Timberland shall (i) execute and deliver to the Administrative Agent on behalf of the Secured Parties the Timberland Collateral Documents (with such modifications thereto as may be reasonably required by the Administrative Agent), which shall be effective to create in favor of the Administrative Agent on behalf of the Secured Parties a first priority pledge of and/or a lien on substantially all of the assets of St. Joe Timberland subject to such exceptions as are reasonably satisfactory to the Administrative Agent, (ii) deliver and pledge thereunder all securities, notes, instruments and transfer powers required to be delivered by the terms of the respective Timberland Collateral Documents, (iii) execute and cause to be filed (and authorize the Administrative Agent to file) such financing statements and other mortgages as are required to perfect the pledges and Liens created under the Timberland Collateral Documents and to obtain the priority of such perfection required by the respective Timberland Collateral Documents and (iv) cause to be delivered the Mortgaged Property Support Documents as are reasonably requested by, and as are reasonably satisfactory to, the Administrative Agent with respect to the Timberland Collateral Documents and the pledges and Liens created thereunder; provided, however, that in the event the Mortgaged Property Support Documents are not delivered by St. Joe Timberland in such time period despite the good faith and commercially reasonable efforts to do so, St. Joe Timberland shall have: (i) an additional 15 days to deliver the Mortgaged Property Support Documents (other than surveys) to the Administrative Agent, and (ii) so long as St. Joe Timberland diligently exercises commercially reasonable efforts, such additional time as may reasonably be required, but in no event to exceed a period of an additional 180 days, to deliver any and all surveys included in the Mortgaged Property Support Documents to the Administrative Agent.

(b) At any time a Trigger Event has occurred and is continuing, St. Joe Timberland will, and will cause each of the other Loan Parties to, at the expense of the Loan Parties, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral as the Administrative Agent may reasonably require. Furthermore, the Loan Parties will, and will cause the other Loan Parties to, deliver to the Administrative Agent, from time to time, such Mortgaged Property Support Documents (including, without limitation, opinions of counsel, title insurance and other related documents) as may be reasonably requested by the Administrative Agent to assure itself that this Section 5.38 has been complied with.

(c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Mortgaged Property of St. Joe Timberland that constitutes or is to constitute Collateral, St. Joe Timberland will, at its own expense, provide to the Administrative Agent appraisals (or reimburse the Administrative Agent for such appraisals as Administrative Agent elects to obtain) which satisfy the applicable requirements of Applicable Laws, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(d) Upon the occurrence of a Collateral Diligence Enhancement Event and from time to time thereafter, the Loan Parties shall promptly deliver to the Administrative Agent such Mortgaged Property Support Documents as the Administrative Agent may reasonably request in connection with the Timberland Collateral.

(e) The Borrower agrees that each action required by clauses (c) through (d) of this Section 5.38 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders, as the case may be.

SECTION 5.39. Timberland Collateral Property. Upon execution of the Timberland Collateral Documents by St. Joe Timberland and delivery of the Timberland Collateral Documents to the Administrative Agent, the Administrative Agent shall have: (i) a first priority Lien upon the fee simple title to the Mortgaged Property; (ii) a first priority Lien upon the leases and rents applicable to the Mortgaged Property; (iii) a first priority Lien upon all equipment and fixtures applicable to the Mortgaged Property and (iv) subject to the filing of the Mortgages and one or more UCC financing statements in the appropriate jurisdictions, a fully perfected first priority Lien on, and security interest in, all right, title and interest in and to all other Timberland Collateral and the Proceeds thereof, in each case prior and superior in any right to any other Person (subject in each case to Permitted Encumbrances).

ARTICLE VI

DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due any principal of any Advance (including, without limitation, any Advance or portion thereof to be repaid pursuant to Section 2.11) or shall fail to pay when due any Reimbursement Obligation with respect to any Letter of Credit or shall fail to pay any interest on any Advance within three Domestic Business Days after such interest shall become due, or any Loan Party shall fail to pay any fee or other amount payable hereunder within three Domestic Business Days after such fee or other amount becomes due; or

(b) any Loan Party shall fail to observe or perform any covenant contained in Article V; provided that in the case of a failure to observe or perform Section 5.02(i), 5.18, Section 5.19, 5.21, 5.23, 5.24 and 5.37, such failure continues for thirty (30) days and in the case of a failure to observe or perform Section 5.01 (other than clause (e) thereof), such failure continues for five (5) days, in each case after the earlier of: (i) the first day on which any Loan Party has knowledge of such failure; and (ii) written notice thereof has been given to the Borrower by the Administrative Agent; or

(c) any Loan Party shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above or clauses (n) or (q) below); provided that such failure continues for thirty days after the earlier of (i) the first day on which any Responsible Officer of any Loan Party has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; or

(d) any representation, warranty, certification or statement made or deemed made by the Loan Parties in Article IV of this Agreement or in any financial statement, material certificate or other material document or report delivered pursuant to this Agreement shall prove to have been untrue or misleading in any material respect when made (or deemed made); or

(e) any Loan Party or any Subsidiary of a Loan Party shall fail to make any payment in respect of Debt (other than the Notes) having an aggregate principal amount in excess of $5,000,000 after expiration of any applicable cure or grace period; or

(f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of any Loan Party or any Subsidiary of a Loan Party in an aggregate principal amount in excess of $5,000,000 or the mandatory prepayment or purchase of such Debt by any Loan Party (or its designee) or such Subsidiary of a Loan Party (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment to provide such Debt or any Person acting on such holders’ behalf to accelerate the maturity thereof, terminate any such commitment or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

(g) any Loan Party or any Subsidiary of a Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(h) an involuntary case or other proceeding shall be commenced against any Loan Party or any Subsidiary of a Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any Bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Loan Party or any Subsidiary of a Loan Party under the federal Bankruptcy laws as now or hereafter in effect; or

(i) any Loan Party or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Loan Party, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

(j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Loan Party or any Subsidiary of a Loan Party and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days or any Loan Party or Subsidiary of a Loan Party shall have made payments in settlement of any litigation or threatened proceeding in excess of $500,000; or

(k) a federal tax lien shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 6323 of the Code or a lien of the PBGC shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 30 days after the date of filing; or

(l) a Change in Control shall occur; or

(m) the Administrative Agent, as agent for the Secured Parties, shall fail for any reason to have a valid first priority security interest in any of the Collateral (other than, prior to the time St. Joe Timberland is required to deliver the Timberland Collateral Documents pursuant to Section 5.38 hereof, the Timberland Collateral); or

(n) a default or event of default shall occur and be continuing under any of the Collateral Documents, any Letter of Credit or any Letter of Credit Application Agreement or any Loan Party shall fail to observe or perform any obligation to be observed or performed by it under any Collateral Document, any Letter of Credit or any Letter of Credit Application Agreement, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Collateral Document, any Letter of Credit or any Letter of Credit Application Agreement; or

(o) a default or event of default shall occur and be continuing under any of the Material Contracts or any Loan Party shall fail to observe or perform any obligation to be observed or performed by it under any Material Contract, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Material Contract; or

(p) a default or event of default shall occur and be continuing under any Hedge Transaction or Hedging Obligation or any Loan Party shall fail to observe or perform any obligation to be observed or performed by it under any Hedge Transaction or Hedging Obligation, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Hedge Transaction or Hedging Obligation; or

(q) (i) any of the Guarantors shall fail to pay when due any Guaranteed Obligations (after giving effect to any applicable grace period) or shall fail to pay any fee or other amount payable hereunder when due; or (ii) any Guarantor shall disaffirm, contest or deny its obligations under Article X; or

(r) if the Borrower at any time fails to own (directly or indirectly, through Wholly Owned Subsidiaries) 100% of the outstanding shares of the voting stock, voting membership interests or equivalent equity interests of each Guarantor; or

(s) any Loan Party shall (or shall attempt to) disaffirm, contest or deny its obligations under any Loan Document; or

(t) the occurrence of any event, act or condition which the Required Lenders determine either does or would reasonably be expected to have a Material Adverse Effect,

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower terminate the Revolver Commitments and they shall thereupon terminate; (ii) if requested by BB&T, by notice to the Borrower, terminate the Swing Line facility set forth in Section 2.01(b); (iii) if requested by the Required Lenders, by notice to the Letter of Credit Issuer, instruct the Letter of Credit Issuer to declare an Event of Default under the Letter of Credit Application Agreements; and (iv) if requested by the Required Lenders, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to any Loan Party or any Subsidiary of a Loan Party, without any notice to any Loan Party or any other act by the Administrative Agent or the Lenders, the Revolver Commitments shall thereupon automatically terminate and the Swing Line facility set forth in Section 2.01(b) shall thereupon automatically terminate and the Notes, including without limitation the Swing Advance Note, (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Notwithstanding the foregoing, the Administrative Agent shall have available to it all rights and remedies provided under the Loan Documents (including, without limitation, the rights of a secured party pursuant to the Collateral Documents) and in addition thereto, all other rights and remedies at law or equity, and the Administrative Agent shall exercise any one or all of them at the request of the Required Lenders.

SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

SECTION 6.03. Cash Cover. If any Event of Default shall have occurred and be continuing, the Borrower shall, if requested by the Administrative Agent, pay to the Administrative Agent, for the benefit of the Lenders an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to 105% of the aggregate Undrawn Amounts available under the Letters of Credit, provided that, if any Event of Default specified in clause (g) or (h) above occurs, the Borrower shall be obligated to pay such amount to the Administrative Agent forthwith without any notice to the Borrower or any other act by the Administrative Agent.

SECTION 6.04. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article VI hereof, all payments received by the Administrative Agent hereunder or under the other Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or under the other Loan Documents, shall be applied by the Administrative Agent in the following order:

(a) To payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article VIII and Section 2.12) payable to the Administrative Agent in its capacity as such; and then

(b) To payment of that portion of the Obligations constituting indemnities, Credit Party Expenses and other amounts (other than principal, interest and fees) payable to the Lenders and the Letter of Credit Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the Letter of Credit Issuer and amounts payable under Article VIII and Section 2.12), ratably among them in proportion to the amounts described in this clause payable to them; and then

(c) To the extent that Swing Advances have not been refinanced by a Revolver Advance, payment to BB&T of that portion of the Obligations constituting accrued and unpaid interest on the Swing Advances; and then

(d) To payment of that portion of the Obligations constituting accrued and unpaid interest on the Advances and other Obligations, and fees (including facility fees, Letter of Credit Fees and Facing Fees), ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause payable to them; and then

(e) To the extent that Swing Advances have not been refinanced by a Revolver Advance, to payment to BB&T of that portion of the Obligations constituting unpaid principal of the Swing Advances; and then

(f) To payment of that portion of the Obligations constituting unpaid principal of the Advances and Reimbursement Obligations, ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause held by them; and then

(g) To the Administrative Agent for the account of the Letter of Credit Issuer (for the benefit of the Letter of Credit Issuer and the Lenders), in respect of outstanding Letters of Credit pursuant to Section 6.03; and then

(h) To payment of all other Obligations (excluding any Obligations arising from Cash Management Services and Bank Products), ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and then

(i) To payment of all other Obligations arising from Bank Products and Cash Management Services to the extent secured under the Collateral Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and then

(j) The balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by law.

Subject to Article XI, amounts used to cash collateralize the aggregate Undrawn Amount of Letters of Credit pursuant to clause 6.04(g) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collatera1 after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01. Appointment and Authority. Each of the Lenders hereby irrevocably appoints Branch Banking and Trust Company to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

SECTION 7.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders

SECTION 7.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.05 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 7.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 7.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 7.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.08. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 7.09. Other Agents. The Borrower and each Lender hereby acknowledges that any Lender designated as an “Agent” on the signature pages hereof (other than the Administrative Agent) shall not have any obligations, duties or liabilities hereunder other than in its capacity as a Lender.

SECTION 7.10. Hedging Agreements, Cash Management Services and Bank Products. Except as otherwise expressly set forth herein or in any Collateral Document, no Bank Product Bank, Cash Management Bank or Hedge Counterparty that obtains the guarantees hereunder or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) or any Guaranty (including the release or impairment of any Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Article VII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Bank Product Bank or Hedge Counterparty, as the case may be.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

(a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

(b) the Required Lenders advise the Administrative Agent that the London InterBank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding the Euro-Dollar Advances for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Euro-Dollar Advances specified in such notice, or to permit continuations or conversions into Euro-Dollar Advances, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two (2) Euro-Dollar Business Days before the date of any Borrowing of Euro-Dollar Advances for which a Notice of Borrowing has previously been given, or continuation or conversion into such Euro-Dollar Advances for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or such Euro-Dollar Advance shall be converted to a Base Rate Advance.

SECTION 8.02. Illegality. If a Change in Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Advances and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make or permit continuations or conversions of Euro-Dollar Advances shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its portion of the outstanding Euro-Dollar Advances to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of the Euro-Dollar Advances of such Lender, together with accrued interest thereon and any amount due such Lender pursuant to Section 8.05. Concurrently with prepaying such Euro-Dollar Advances, the Borrower shall borrow a Base Rate Advance in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Advances of the other Lenders), and such Lender shall make such a Base Rate Advance.

SECTION 8.03. Increased Cost and Reduced Return.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the applicable Euro-Dollar Reserve Percentage); or

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Euro-Dollar Advances made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.08(e) and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Euro-Dollar Advances by such Lender or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Euro-Dollar Advance (or of maintaining its obligation to make any such Advance), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Revolver Commitments of such Lender or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 8.04. Base Rate Advances Substituted for Affected Euro-Dollar Advances. If (i) the obligation of any Lender to make or maintain a Euro-Dollar Advance has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03, and the Borrower shall, by at least five (5) Euro-Dollar Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Advances which would otherwise be made by such Lender as or permitted to be continued as or converted into Euro-Dollar Advances shall instead be made as or converted into Base Rate Advances, (in all cases interest and principal on such Advances shall be payable contemporaneously with the related Euro-Dollar Advances of the other Lenders), and

(b) after its portion of the Euro-Dollar Advance has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Advance shall be applied to repay its Base Rate Advance instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Lender, the Borrower shall remain liable for, and shall pay to such Lender as provided herein, all amounts due such Lender under Section 8.03 in respect of the period preceding the date of conversion of such Lender’s portion of any Advance resulting from the Borrower’s election.

SECTION 8.05. Compensation. Upon the request of any Lender, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

(a) any payment or prepayment (pursuant to Sections 2.10, 2.11, 6.01, 8.02, 8.06 or otherwise) of a Euro-Dollar Advance on a date other than the last day of an Interest Period for such Advance; or

(b) any failure by the Borrower to prepay a Euro-Dollar Advance on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

(c) any failure by the Borrower to borrow a Euro-Dollar Advance on the date for the Borrowing of which such Euro-Dollar Advance is a part specified on the Closing Date;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Advance (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Advance which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Advance provided for herein over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading lenders in the London interbank market (if such Advance is a Euro-Dollar Advance).

SECTION 8.06. Replacement of Lenders. If any Lender requests compensation under Section 8.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12(e), or if any Lender defaults in its obligation to fund Advances hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)  the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.07;

(ii)  such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in Reimbursement Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)  in the case of any such assignment resulting from a claim for compensation under Section 8.03 or payments required to be made pursuant to Section 2.12(e), such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)  such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices Generally.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to the Borrower or any other Loan Party, to it at 245 Riverside Drive, Suite 500, Jacksonville, Florida 32202 Attention of Stephen W. Solomon (Telecopier No. (904) 301-4548; Telephone No. (904) 301-4348);

(ii) if to the Administrative Agent, to Branch Banking and Trust Company at 200 West Second Street, 16th Floor, Winston-Salem, NC 27101, Attention of Michael F. Skorich (Telecopier No. (336) 733-2740; Telephone No. (336) 733-2709);

(iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Loan Parties shall, jointly and severally, pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (including, without limitation all expenses incurred in connection with or pursuant to Section 5.38), and (ii)  all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) Indemnification by the Loan Parties. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof) and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Environmental Releases on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that a Loan Party for any reason fails to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 9.10 and 9.13.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

SECTION 9.04. Setoffs; Sharing of Set-Offs; Application of Payments.

(a) If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations (excluding Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) hereunder or under any other Loan Document resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such Obligations (excluding Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other Obligations (excluding Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

SECTION 9.05. Amendments and Waivers. Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolver Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or decrease the rate of interest on any Advance or decrease any fees hereunder, (iii) defer the date fixed for any payment of principal of (including any extension of the Termination Date) or interest on any Advance or any fees hereunder, (iv) reduce the amount of principal, decrease the amount of interest or decrease the amount of fees due on any date fixed for the payment thereof, (v) change the percentage of the Revolver Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the other Loan Documents, (vii) release or substitute all or substantially all of the Collateral held as security for the Obligations, (viii) change or modify the definition of “Required Lenders” or this Section 9.05, (ix) release any guaranty given to support payment of the Guaranteed Obligations or (x) change or modify the provisions of Section 5.38 to waive the requirement to grant a security interest in the Timberland Collateral on the terms described in such Section or to reduce, substitute or alter all or any substantial portion of the Timberland Collateral to be pledged thereunder. Notwithstanding the foregoing, (1) the Hedging Agreement, the Administrative Agent’s Letter Agreement and the agreements evidencing the Bank Products and Cash Management Services may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (2) any Commitment Increase meeting the conditions set forth in Section 2.14 shall not require the consent of any Lender other than those Lenders, if any, which have agreed to increase their Revolving Commitment in connection with the proposed Commitment Increase and such Commitment Increase shall not constitute an amendment, modification or waiver under this Section 9.05.

SECTION 9.06. Margin Stock Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 9.07. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolver Commitment and the Revolver Advances at the time owing to it); provided that

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitment and the Revolver Advances at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolver Commitment (which for this purpose includes Revolver Advances outstanding thereunder) or, if the applicable Revolver Commitment is not then in effect, the principal outstanding balance of the Revolver Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolver Advances or the Revolver Commitment assigned;

(iii) any assignment of a Revolver Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender with a Revolver Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.03 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Winston-Salem, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolver Commitments of, and principal amounts of the Revolver Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolver Commitment and/or the Revolver Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.05(a) (i) through (ix) (inclusive) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.01 through 8.05 inclusive to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 9.04 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 8.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12(e) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.08. Confidentiality. Each of the Administrative Agent and the Lenders agrees to use reasonable efforts to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that disclosure will only be made to Persons who have a need to know in connection with the performance of their duties, and that disclosure is made only to Persons who are informed of the confidential nature of such Information and agree to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower and not in violation, to the knowledge of the Administrative Agent, of any agreement or duty of confidentiality.

For purposes of this Section, “Information” means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the other Loan Parties, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates), and any other party, may disclose to any and all Persons, without limitation of any kind, (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (b) all materials of any kind (including opinions or other tax analyses) that are provided to any of the Persons referred to above relating to such tax treatment or facts.

SECTION 9.09. Representation by Lenders. Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Advances hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.

SECTION 9.10. Obligations Several. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 9.11. Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Loan Parties thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement, and the Revolver Commitments and the payment in full of the principal of and interest on all Advances.

SECTION 9.12. North Carolina Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of North Carolina.

SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Lender by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 9.16. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.17. Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial:

(a) Submission to Jurisdiction. Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of North Carolina sitting in Forsyth County and of the United States District Court of the Middle District of North Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(b) Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(d) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.18. Independence of Covenants. All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise allowed by, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

SECTION 9.19. Florida Taxes. In connection with this transaction there may or may not be due certain documentary stamp taxes and/or intangible taxes imposed by the State of Florida (the “Florida Taxes”). In addition to (and not in limitation of) the indemnification with respect to tax liabilities set forth herein, the Loan Parties agree to indemnify the Lender, its directors, officers, agents and employees from and against any and all liability, damage, loss, cost, expense or reasonable attorney fees which may accrue to or be sustained by the Lender or its directors, officers, agents or employees on account of or arising from any claim or action raised by, filed or brought by or in the name of any Florida governmental or administrative department with respect to non-payment of the Florida Taxes against the Lender, or any of its directors, officers, agents or employees.

SECTION 9.20. Power of Attorney. Each Loan Party hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Loan Party’s attorney-in-fact, with full authority in the place and stead of such Loan Party and in the name of such Loan Party, the Administrative Agent or otherwise, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement or the other Loan Documents, including, without limitation, the following:

(a) to prepare and file any U.C.C. financing statements against such Loan Party as debtor;

(b) upon the occurrence of a Trigger Event, to prepare, sign, and file for recordation in any appropriate office evidence of the lien and security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Timberland Collateral in the name of such Loan Party as mortgagor; and

(c) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, the provisions of Section 5.38, to pay or discharge taxes or Liens (other than Permitted Encumbrances) levied or placed upon or threatened against the Collateral, the legality thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion, any such payments made by the Administrative Agent to become obligations of such Loan Party to the Administrative Agent, due and payable immediately without demand.

Anything in this Section 9.20 to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 9.20(a), it will not exercise any rights under the power of attorney provided for in this Section 9.20 unless and until a Trigger Event shall have occurred.

SECTION 9.21. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that the actions relating to the Collateral and such other matters described on Annex X shall be completed in accordance with Annex X. The provisions of Annex X shall be deemed incorporated herein by reference as fully as if set forth herein in its entirety.

All provisions of this Agreement and the other Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 9.21 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by this Section 9.21 have been taken (or were required to be taken). The acceptance of the benefits of the Advances shall constitute a covenant and agreement by each Loan Party to each of the Lenders that the actions required pursuant to this Section 9.21 will be, or have been, taken within the relevant time periods referred to in this Section 9.21 and that, at such time, all representations and warranties contained in this Agreement and the other Loan Documents shall then be true and correct without any modification pursuant to this Section 9.21. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

SECTION 9.22. Right of Administrative Agent to Perform. If any Loan Party fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless a Default has occurred or time is of the essence, the Administrative Agent shall not exercise this right without first making demand on the Loan Party and the Loan Party has failed to comply immediately therewith.

ARTICLE X

GUARANTY

SECTION 10.01. Unconditional Guaranty. Each Guarantor hereby irrevocably, unconditionally and jointly and severally guarantees, each as a primary obligor and not merely as a surety, to the Administrative Agent, the Lenders and the other Secured Parties the due and punctual payment of the principal of and the premium, if any, and interest on the Guaranteed Obligations and any and all other amounts due under or pursuant to the Loan Documents, when and as the same shall become due and payable (whether at stated maturity or by optional or mandatory prepayment or by declaration, redemption or otherwise) in accordance with the terms of the Loan Documents. The Guarantors’ guaranty under this Section is an absolute, present and continuing guarantee of payment and not of collectibility, and is in no way conditional or contingent upon any attempt to collect from the Borrower, any of the Guarantors or any other guarantor of the Guaranteed Obligations (or any portion thereof) or upon any other action, occurrence or circumstances whatsoever. In the event that the Borrower or any Guarantor shall fail so to pay any such principal, premium, interest or other amount to the Administrative Agent, a Lender or any other Secured Party, the Guarantors will pay the same forthwith, without demand, presentment, protest or notice of any kind (all of which are waived by the Guarantors to the fullest extent permitted by law), in lawful money of the United States, at the place for payment specified in the Loan Documents or specified by such Administrative Agent in writing, to such Administrative Agent. The Guarantors further agree, promptly after demand, to pay to the Administrative Agent, the Lenders and the other Secured Parties the costs and expenses incurred by such Administrative Agent, Lender or other Secured Party in connection with enforcing the rights of such Administrative Agent, Lenders and the other Secured Parties against the Borrower and any or all of the Guarantors (whether in a Bankruptcy proceeding or otherwise) following any default in payment of any of the Guaranteed Obligations or the obligations of the Guarantors hereunder, including, without limitation, the fees and expenses of counsel to the Administrative Agent, such Lenders and the other Secured Parties.

SECTION 10.02. Obligations Absolute. The obligations of the Guarantors hereunder are and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Agreement, any of the Guaranteed Obligations or any of the Loan Documents, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any of the Guarantors may have against the Borrower, any other Guarantor or the Administrative Agent, any Lender or any other Secured Party, hereunder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, to the fullest extent permitted by law, any circumstance or condition whatsoever (whether or not any of the Guarantors shall have any knowledge or notice thereof), including, without limitation:

(a) any amendment or modification of or supplement to any of the Loan Documents or any other instrument referred to herein or therein, or any assignment or transfer of any thereof or of any interest therein, or any furnishing or acceptance of additional security for any of the Guaranteed Obligations;

(b) any waiver, consent or extension under any Loan Document or any such other instrument, or any indulgence or other action or inaction under or in respect of, or any extensions or renewals of, any Loan Document, any such other instrument or any Guaranteed Obligation;

(c) any failure, omission or delay on the part of the Administrative Agent to enforce, assert or exercise any right, power or remedy conferred on or available to the Administrative Agent or any Lender against the Borrower or any Guarantor, any Subsidiary of the Borrower or any Subsidiary of any Guarantor;

(d) any Bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or any Subsidiary of any Guarantor or any property of the Borrower, any Guarantor or any such Subsidiary or any unavailability of assets against which the Guaranteed Obligations, or any of them, may be enforced;

(e) any merger or consolidation of the Borrower, any Subsidiary of the Borrower or any Guarantor or any of the Guarantors into or with any other Person or any sale, lease or transfer of any or all of the assets of any of the Guarantors, the Borrower or any Subsidiary of the Borrower or any Guarantor to any Person;

(f) any failure on the part of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor for any reason to comply with or perform any of the terms of any agreement with any of the Guarantors;

(g) any exercise or non-exercise by the Administrative Agent, any Lender or any other Secured Party, of any right, remedy, power or privilege under or in respect of any of the Loan Documents or the Guaranteed Obligations, including, without limitation, under this Section;

(h) any default, failure or delay, willful or otherwise, in the performance or payment of any of the Guaranteed Obligations;

(i) any furnishing or acceptance of security, or any release, substitution or exchange thereof, for any of the Guaranteed Obligations;

(j) any failure to give notice to any of the Guarantors of the occurrence of any breach or violation of, or any event of default or any default under or with respect to, any of the Loan Documents or the Guaranteed Obligations;

(k) any partial prepayment, or any assignment or transfer, of any of the Guaranteed Obligations; or

(l) any other circumstance (other than payment in full) which might otherwise constitute a legal or equitable discharge or defense of a guarantor or which might in any manner or to any extent vary the risk of such Guarantor.

The Guarantors covenant that their respective obligations hereunder will not be discharged except by complete performance of the obligations contained in the Loan Documents and this Agreement and the final payment in full of the Guaranteed Obligations. The Guarantors unconditionally waive, to the fullest extent permitted by law (A) notice of any of the matters referred to in this Section, (B) any and all rights which any of the Guarantors may now or hereafter have arising under, and any right to claim a discharge of the Guarantor’s obligations hereunder by reason of the failure or refusal by the Administrative Agent, any Lender or any other Secured Party to take any action pursuant to any statute permitting a Guarantor to request that the Administrative Agent or any Lender attempt to collect the Guaranteed Obligations from the Borrower, any of the Guarantors or any other guarantor (including without limitation any rights under Sections 26-7, 26-8 or 26-9 of the North Carolina General Statutes, O.C.G.A. § 10-7-24, or any similar or successor provisions), (C) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of the Administrative Agent, any Lender or any other Secured Party against the Guarantors, including, without limitation, presentment to or demand of payment from the Borrower, any of the Subsidiaries of the Borrower or any Guarantor, or any of the other Guarantors with respect to any Loan Document or this agreement, notice of acceptance of the Guarantors’ guarantee hereunder and/or notice to the Borrower, any of the Subsidiaries of the Borrower or any Guarantor, or any Guarantor of default or protest for nonpayment or dishonor, (D) any diligence in collection from or protection of or realization upon all or any portion of the Guaranteed Obligations or any security therefor, any liability hereunder, or any party primarily or secondarily liable for all or any portion of the Guaranteed Obligations, and (E) any duty or obligation of the Administrative Agent, any Lender or any other Secured Party to proceed to collect all or any portion of the Guaranteed Obligations from, or to commence an action against, the Borrower, any Guarantor or any other Person, or to resort to any security or to any balance of any deposit account or credit on the books of the Administrative Agent, any Lender or any other Secured Party in favor of the Borrower, any Guarantor or any other Person, despite any notice or request of any of the Guarantors to do so.

SECTION 10.03. Continuing Obligations; Reinstatement. The obligations of the Guarantors under this Article X are continuing obligations and shall continue in full force and effect until such time as all of the Guaranteed Obligations (and any renewals and extensions thereof) shall have been finally paid and satisfied in full. The obligations of the Guarantors under this Article X shall continue to be effective or be automatically reinstated, as the case may be, if any payment made by the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor on, under or in respect of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, Bankruptcy, dissolution, liquidation or reorganization of the Borrower, any Guarantor or any such Subsidiary, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower, any Guarantor or any such Subsidiary or any substantial part of the property of the Borrower, any Guarantor or any such Subsidiary, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of all or any portion of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be stayed, enjoined or otherwise prevented for any reason, including without limitation because of the pendency of a case or proceeding relating to the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor under any Bankruptcy or insolvency law, for purposes of this Article X and the obligations of the Guarantors hereunder, such Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if such Guaranteed Obligations had been accelerated in accordance with the terms of the applicable Loan Documents or of this Agreement.

SECTION 10.04. Additional Security, Etc. The Guarantors authorize the Administrative Agent on behalf of the Lenders without notice to or demand on the Guarantors and without affecting their liability hereunder, from time to time (a) to obtain additional or substitute endorsers or guarantors; (b) to exercise or refrain from exercising any rights against, and grant indulgences to, the Borrower, any Subsidiary of the Borrower or any Guarantor, any other Guarantor or others; and (c) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on, and other obligations consisting of, the Guaranteed Obligations. The Guarantors waive any right to require the Administrative Agent, any Lender or any other Secured Party to proceed against any additional or substitute endorsers or guarantors or the Borrower or any of their Subsidiaries or any other Person or to pursue any other remedy available to the Administrative Agent, any such Lender or any such other Secured Party.

SECTION 10.05. Information Concerning the Borrower. The Guarantors assume all responsibility for being and keeping themselves informed of the financial condition and assets of the Borrower, the other Guarantors and their respective Subsidiaries, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantors assume and insure hereunder, and agree that neither the Administrative Agent, any Lender nor any other Secured Party shall have any duty to advise the Guarantors of information known to the Administrative Agent, any such Lender or any such other Secured Party regarding or in any manner relevant to any of such circumstances or risks.

SECTION 10.06. Guarantors’ Subordination. The Guarantors hereby absolutely subordinate, both in right of payment and in time of payment, any present and future indebtedness of the Borrower or any Subsidiary of the Borrower or any Guarantor to any or all of the Guarantors to the indebtedness of the Borrower or any such Subsidiary or to the Administrative Agent, Lenders and the other Secured Parties (or any of them), provided that the Guarantors may receive scheduled payments of principal, premium (if any) and interest in respect of such present or future indebtedness so long as there is no Event of Default then in existence.

SECTION 10.07. Waiver of Subrogation. Notwithstanding anything herein to the contrary, until the payment in full of the Guaranteed Obligations, the Guarantors hereby waive any right of subrogation (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution and hereby waive any right to enforce any remedy that the Administrative Agent, any Lender or any other Secured Party now has or may hereafter have against the Borrower, any Guarantor or any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and the Guarantors hereby waive any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent, any Lender or any other Secured Party to secure payment or performance of the Guaranteed Obligations or any other liability of the Borrower to the Administrative Agent, any Lender or any other Secured Party. The waiver contained in this Section shall continue and survive the termination of this Agreement and the final payment in full of the Guaranteed Obligations.

SECTION 10.08. Enforcement. In the event that the Guarantors shall fail forthwith to pay upon demand of the Administrative Agent, any Lender or any other Secured Party any amounts due pursuant to this Article X or to perform or comply with or to cause performance or compliance with any other obligation of the Guarantors under this Agreement the Administrative Agent, any Lender and any other Secured Party shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid or for the performance of or compliance with such terms, and may prosecute any such action or proceeding to judgment or final decree and may enforce such judgment or final decree against the Guarantors and collect in the manner provided by law out of the property of the Guarantors, wherever situated, any monies adjudged or decreed to be payable. The obligations of the Guarantors under this Agreement are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder.

SECTION 10.09. Miscellaneous. Except as may otherwise be expressly agreed upon in writing, the liability of the Guarantors under this Article X shall neither affect nor be affected by any prior or subsequent guaranty by the Guarantors of any other indebtedness to the Administrative Agent, the Lenders or any other Secured Party. Notwithstanding anything in this Article X to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed the maximum amount which could be paid out by such Guarantor without rendering such Guarantor’s obligations under this Article X, in whole or in part, void or voidable under applicable law, including, without limitation, (i) the Bankruptcy Code of 1978, as amended, and (ii) any applicable state or federal law relative to fraudulent conveyances.

ARTICLE XI

LETTER OF CREDIT FACILITY

SECTION 11.01. Obligation to Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Letter of Credit Issuer shall issue for the account of Borrower, one or more Letters of Credit denominated in Dollars, in accordance with Article II and this Article XI, from time to time during the period commencing on the Closing Date and ending thirty (30) days prior to the Termination Date.

SECTION 11.02. Types and Amounts. The Letter of Credit Issuer shall have no obligation to issue any Letter of Credit at any time:

(a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon the Letter of Credit Issuer;

(b) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations would exceed $30,000,000, (ii) the total number of Letters of Credit outstanding would exceed fifty (50); or (iii) the conditions set forth in Section 2.01(a) would not be satisfied;

(c) which has an expiration date (i) more than 365 days after the date of issuance or (ii) after the fifth (5th) Domestic Business Day prior to the Termination Date.

SECTION 11.03. Conditions. In addition to being subject to the satisfaction of the conditions contained in Article III, the obligation of the Letter of Credit Issuer to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

(a) the Borrower shall have delivered to the Letter of Credit Issuer at such times and in such manner as the Letter of Credit Issuer may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Letter of Credit Issuer and the terms of the proposed Letter of Credit shall be satisfactory in form and substance to the Letter of Credit Issuer;

(b) as of the date of issuance no order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the Letter of Credit Issuer from issuing the Letter of Credit and no law, rule or regulation applicable to the Letter of Credit Issuer and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit or request that the Letter of Credit Issuer refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit; and

(c) after the issuance of the requested Letter of Credit, the conditions set forth in Section 2.01(a) shall be satisfied.

SECTION 11.04. Issuance of Letters of Credit.

(a) Request for Issuance. At least three Domestic Business Days before the effective date for any Letter of Credit, the Borrower shall give the Letter of Credit Issuer a written notice containing the original signature of an authorized officer or employee of such Borrower. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested (which original face amount shall not be less than $10,000, the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued.

(b) Issuance; Notice of Issuance. If the conditions set forth in Section 11.03 are satisfied, the Letter of Credit Issuer shall issue the requested Letter of Credit. The Letter of Credit Issuer shall give each Lender written or telex notice in substantially the form of Exhibit L, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit and shall deliver to each Lender in connection with such notice a copy of the Letter of Credit issued by the Letter of Credit Issuer.

(c) No Extension or Amendment. The Letter of Credit Issuer shall not extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by Section 11.02 or Section 11.03.

SECTION 11.05. Reimbursement Obligations; Duties of the Issuing Lender.

(a) Reimbursement. Notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

(i) the Borrower shall reimburse the Letter of Credit Issuer for drawings under a Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit Application Agreement, or (B) 1 Domestic Business Day after the payment by the Letter of Credit Issuer;

(ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to the Default Rate; and

(iii) in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the Letter of Credit Issuer is reimbursed in accordance with Subsection (i) above, the Borrower irrevocably authorizes the Letter of Credit Issuer and the Administrative Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and the Lenders to make Advances to Borrower in such amount regardless of whether the conditions precedent to the making of Advances hereunder have been met. The Borrower further authorizes the Administrative Agent to credit the proceeds of such Advance so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

(b) Duties of the Letter of Credit Issuer. Any action taken or omitted to be taken by the Letter of Credit Issuer in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Letter of Credit Issuer under any resulting liability to any Lender, or assuming that the Letter of Credit Issuer has complied with the procedures specified in Section 3.02, relieve that Lender of its obligations hereunder to the Letter of Credit Issuer. In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the Lenders other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face, with the requirements of such Letter of Credit.

SECTION 11.06. Participations.

(a) Purchase of Participations. Immediately upon issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in Section 11.04, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s ratable share of the aggregate Revolver Commitments, in such Letter of Credit; provided, that a Letter of Credit shall not be entitled to the benefits of this Section 11.06 if the Letter of Credit Issuer shall have received written notice from any Lender on or before the Domestic Business Day immediately prior to the date of the Letter of Credit Issuer’s issuance of such Letter of Credit that one or more of the conditions contained in Section 11.03 or Article III is not then satisfied, and, in the event the Letter of Credit Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Lender or until the Required Lenders have effectively waived such condition in accordance with the provisions of this Agreement.

(b) Sharing of Letter of Credit Payments. In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit for which the Borrower shall not have repaid such amount to the Letter of Credit Issuer pursuant to Section 11.07 or which cannot be paid by an Advance pursuant to Subsection (iii) of Section 11.05(a), the Letter of Credit Issuer shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Letter of Credit Issuer such Lender’s ratable share of the amount of such payment in Dollars and in same day funds. If the Letter of Credit Issuer so notifies such Lender prior to 11:00 A.M. (Winston-Salem, North Carolina time) on any Domestic Business Day, such Lender shall make available to the Letter of Credit Issuer its ratable share of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Lender shall not have so made its ratable share of the amount of such payment available to the Letter of Credit Issuer, such Lender agrees to pay to the Letter of Credit Issuer forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Letter of Credit Issuer at the Base Rate. The failure of any Lender to make available to the Letter of Credit Issuer its ratable share of any such payment shall neither relieve nor increase the obligation of any other Lender hereunder to make available to the Letter of Credit Issuer its ratable share of any payment on the date such payment is to be made.

(c) Sharing of Reimbursement Obligation Payments. Whenever the Letter of Credit Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Letter of Credit Issuer has received any payments from the Lenders pursuant to this Section 11.06, it shall promptly pay to each Lender which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Lender’s ratable share thereof. Each such payment shall be made by the Letter of Credit Issuer on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Winston-Salem, North Carolina time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

(d) Documentation. Upon the request of any Lender, the Letter of Credit Issuer shall furnish to such Lender copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

(e) Obligations Irrevocable. The obligations of the Lenders to make payments to the Letter of Credit Issuer with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that the Letter of Credit Issuer has issued such Letter of Credit in accordance with Section 11.04 and such Lender has not given a notice contemplated by Section 11.06(a) that continues in full force and effect), including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Letter of Credit Issuer, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

(iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(v) payment by the Letter of Credit Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(vi) payment by the Letter of Credit Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer; or

(vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer.

SECTION 11.07. Payment of Reimbursement Obligations.

(a) Payments to Issuing Lender. The Borrower agrees to pay to the Letter of Credit Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Letter of Credit Issuer under or in connection with any Letter of Credit issued for such Borrower’s account immediately when due, irrespective of:

(i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Letter of Credit Issuer, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

(iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(v) payment by the Letter of Credit Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(vi) payment by the Letter of Credit Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer; or

(vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer.

(b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Letter of Credit Issuer with respect to a Letter of Credit and distributed by the Letter of Credit Issuer to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Letter of Credit Issuer in connection with any receivership, liquidation or bankruptcy proceeding, each Lender that received such distribution shall, upon demand by the Letter of Credit Issuer, contribute such Lender’s ratable share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Letter of Credit Issuer upon the amount required to be repaid by it.

SECTION 11.08. Compensation for Letters of Credit. The compensation for Letters of Credit shall be as set forth in Section 2.07.

SECTION 11.09. Indemnification; Exoneration.

(a) Indemnification. In addition to amounts payable as elsewhere provided in this Article XI, the Borrower shall protect, indemnify, pay and save the Letter of Credit Issuer, the Administrative Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which the Letter of Credit Issuer, the Administrative Agent, or any Lender may incur or be subject to as a consequence of the issuance of any Letter of Credit for the Borrower’s account other than as a result of such Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

(b) Assumption of Risk by Borrower. As between the Borrower, the Letter of Credit Issuer, the Administrative Agent and Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued for such Borrower’s account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer, the Administrative Agent and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Letter of Credit Issuer, the Administrative Agent and the Lenders.

(c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Letter of Credit Issuer under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the Letter of Credit Issuer, the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

THE ST. JOE COMPANY

By: /s/ Stephen W. Solomon
Name: Stephen W. Solomon
Title: Senior Vice President — Treasurer

[CORPORATE SEAL]

INITIAL GUARANTORS

ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C.

By: /s/ Stephen W. Solomon
Name: Stephen W. Solomon
Title: Senior Vice President — Treasurer

[CORPORATE SEAL]

ST. JOE FINANCE COMPANY

By: /s/ Stephen W. Solomon
Name: Stephen W. Solomon
Title: Vice President — Treasurer

[CORPORATE SEAL]

ST. JOE RESIDENTIAL ACQUISITIONS, INC.

By: /s/ Stephen W. Solomon
Name: Stephen W. Solomon
Title: Senior Vice President — Treasurer

[CORPORATE SEAL]

COMMITMENTS	BRANCH BANKING AND TRUST COMPANY,

as Administrative Agent and as a Lender
	By: /s/ Michael F. Skorich	(SEAL)

Revolver Commitment:	Michael F. Skorich Senior Vice President
$100,000,000
Lending Office

Branch Banking and Trust Company 200 West Second Street, 16th Floor

Winston-Salem, NC 27101

Attention: Michael F. Skorich, Senior Vice President

Telecopy number: (336) 733-2740

Telephone number: (336) 733-2709

And a copy to:

Christopher E. Leon, Esq.

Womble Carlyle Sandridge & Rice, PLLC
One West Fourth Street

Winston-Salem, NC 27101

Telecopy number: (336) 726-6932

Telephone number: (336) 721-3518

EXHIBIT A

NOTICE OF BORROWING

__________, 20__

To: Branch Banking and Trust Company, as Administrative Agent

Re: Credit Agreement (as amended and modified from time to time, the “Credit Agreement”) dated as of September 19, 2008 among The St. Joe Company, the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender and Administrative Agent, and the Lenders listed on the signature pages thereof

Ladies and Gentlemen:

Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

The Borrower hereby requests a [Euro-Dollar Borrowing] [Base Rate Borrowing] in the aggregate principal amount of $     to be made on      , 20     and for interest to accrue thereon at the rate established by the Credit Agreement for [Index Euro-Dollar Advances] [Tranche Euro-Dollar Advances] [Base Rate Advances]. [The duration of the Interest Period with respect to such Tranche Euro-Dollar Advances shall be [1 month] [2 months] [3 months]].

The Borrower has caused this Notice of Borrowing to be executed and delivered by their duly authorized officers this      day of      , 20     .

All of the conditions applicable to the Borrowing requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied on the date of such Borrowing, including, without limitation, those set forth in Section 3.02 of the Credit Agreement.

THE ST. JOE COMPANY

By:
Name:
Title:

[CORPORATE SEAL]

EXHIBIT B

REVOLVER NOTE

$     Winston-Salem, North Carolina

September 19, 2008

For value received, THE ST. JOE COMPANY(the “Borrower”) promises to pay to the order of      (the “Lender”), for the account of its Lending Office, the principal sum of      and No/100 Dollars ($     ), or such lesser amount as shall equal the unpaid principal amount of each Revolver Advance made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Revolver Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Branch Banking and Trust Company, 200 West Second Street, 16th Floor, Winston-Salem, NC 27101, or at such other address as may be specified from time to time pursuant to the Credit Agreement.

All Revolver Advances made by the Lender, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement. This Note is secured by, among other security, the Collateral Documents, now or hereafter entered into, as the same may be modified or amended from time to time.

This Note is one of the Notes referred to in the Credit Agreement dated as of September 19, 2008 among the Borrower, the Initial Guarantors listed on the signature pages thereof, the lenders listed on the signature pages thereof and their successors and assigns, and Branch Banking and Trust Company, as a Lender and as Administrative Agent (as the same may be amended or modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Note is collected by law or through an attorney at law.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

THE ST. JOE COMPANY

By:
Name:
Title:

[CORPORATE SEAL]

Revolver Note (cont’d)

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Interest Rate	Amount of Advance	Amount of Principal Repaid	Notation Made By

EXHIBIT B-2

SWING ADVANCE NOTE

$     Winston-Salem, North Carolina

September 19, 2008

For value received, THE ST. JOE COMPANY (the “Borrower”) promises to pay to the order of      (the “Lender”), for the account of its Lending Office, the principal sum of      and No/100 Dollars ($     ), or such lesser amount as shall equal the unpaid principal amount of each Swing Advance made by the Lender to the Borrower pursuant to the Credit Agreement referred to below (and not otherwise repaid by Revolver Advances under the Credit Agreement), on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Swing Advance Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Branch Banking and Trust Company, 200 West Second Street, 16th Floor, Winston-Salem, NC 27101, or at such other address as may be specified from time to time pursuant to the Credit Agreement.

All Swing Advances made by the Lender, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement. This Note is secured by, among other security, the Collateral Documents, now or hereafter entered into, as the same may be modified or amended from time to time.

This Note is the Swing Advance Note referred to in the Credit Agreement dated as of September 19, 2008 among the Borrower, the Initial Guarantors listed on the signature pages thereof, the lenders listed on the signature pages thereof and their successors and assigns, Branch Banking and Trust Company, as a Lender, Letter of Credit Issuer and Administrative Agent, and BB&T Capital Markets, as Lead Arranger (as the same may be amended or modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees.

IN WITNESS WHEREOF, the Borrower has caused this Swing Advance Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

THE ST. JOE COMPANY (SEAL)

By:     (SEAL)
Name:
Title:

Swing Advance Note (cont’d)

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Repaid	Notation Made By

EXHIBIT C

FORM OF NOTICE OF CONTINUATION OR CONVERSION

__________, 20__

To: Branch Banking and Trust Company, as Administrative Agent

Re: Credit Agreement (as amended and modified from time to time, the “Credit Agreement”) dated as of September 19, 2008 among The St. Joe Company, the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender and Administrative Agent, and the Lenders listed on the signature pages thereof

Gentlemen:

Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

This Notice of Continuation or Conversion is delivered to you pursuant to Section 2.03 of the Credit Agreement.

With respect to the [Base Rate Advances] [Index Euro-Dollar Advances] [Tranche Euro-Dollar Advances] in the aggregate amount of $     [which has an Interest Period ending on      ], the Borrower hereby requests that such advance be [converted to a] [Base Rate Advance] [Index Euro-Dollar Advance] [Tranche Euro-Dollar Advance] [continued as a] [Euro-Dollar Advance] in the aggregate principal amount of $     to be made on such date, and for interest to accrue thereon at the rate established by the Credit Agreement for [Base Rate Advances] [Index Euro-Dollar Advances] [Tranche Euro-Dollar Advances]. [The duration of the Interest Period with to the Tranche Euro-Dollar Advances thereto shall be [1 month] [2 months] [3 months]].

The Borrower has caused this Notice of Continuation or Conversion to be executed and delivered by its duly authorized officer this      day of      , 20     .

THE ST. JOE COMPANY

By:     (SEAL)
Name:
Title:

EXHIBIT D

JOINDER AND REAFFIRMATION AGREEMENT

THIS JOINDER AND REAFFIRMATION AGREEMENT (the “Agreement”), dated as of      , 20     , is by and between [     ] (the “New Guarantor”), THE ST. JOE COMPANY (the “Borrower”),      (collectively, the “Existing Guarantors”), and BRANCH BANKING AND TRUST COMPANY (the “Administrative Agent”).

The Borrower, Existing Guarantor[s], the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of September 19, 2008 (as amended, modified, supplemented, renewed and extended, the “Credit Agreement”). All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Borrower, Existing Guarantor and the New Guarantor have requested that the New Guarantor become a Guarantor under the Credit Agreement, in accordance with Section 5.25 of the Credit Agreement.

Accordingly, the Borrower, Existing Guarantor, New Guarantor and Administrative Agent hereby agree as follows:

1. The New Guarantor, the Borrower and Existing Guarantor hereby acknowledge, agree and confirm that, by their execution of this Joinder Agreement, the New Guarantor will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, the Notes and the other Loan Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents. The New Guarantor assumes and agrees to be bound by and comply with, all of the terms, provisions and conditions contained in the Credit Agreement and the other Loan Documents and all duties and obligations thereunder, [as fully and completely as all other Guarantors thereunder, jointly and severally, individually and collectively, with all other Guarantors,] including without limitation (i) all of the representations, warranties, covenants, undertakings and obligations of a Guarantor set forth in the Credit Agreement and the other Loan Documents, and (ii) all waivers by a Guarantor set forth in the Credit Agreement and the other Loan Documents.

2. The New Guarantor has received a copy of the Credit Agreement and the Schedules and Exhibits thereto and the other Loan Documents. The information on the Exhibits and Schedules to the Credit Agreement are amended to provide the information shown on the attached Schedule A.

3. The New Guarantor hereby waives presentment, demand, protest, acceptance, notice of demand, protest and nonpayment and any other notice required by law relative to the Credit Agreement, the Obligations, the Notes and the other Loan Documents.

4. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5. Except as set forth expressly herein, all terms of the Credit Agreement and the other Loan Documents, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower and Guarantor to the Administrative Agent and Lenders. To the extent any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Joinder Agreement, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. In any event, this Joinder Agreement and the documents executed in connection therewith shall not, individually or collectively, constitute a novation.

6. To induce the Administrative Agent and Lenders to enter into this Joinder Agreement, the Borrower, New Guarantor and Existing Guarantor hereby (a) restate and renew each and every representation (except to the extent that any such representation is specifically made as of prior date) and warranty heretofore made by them under, or in connection with the execution and delivery of, the Credit Agreement and the other Loan Documents; (b) restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and in the Loan Documents, effective as of the date hereof; (c) acknowledge and agree that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of the Borrower or any Existing Guarantor as against the Administrative Agent or any Lender with respect to the payment or performance of its Obligations; and (d) certifies that no Default or Event of Default exists.

7. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

8. Borrower, New Guarantor and the Existing Guarantor agree to pay upon request the actual costs and expenses of the Administrative Agent and Lenders reasonably incurred in connection with the preparation, execution, delivery and enforcement of this Joinder Agreement and all other Loan Documents executed in connection herewith, the closing hereof, and any other transactions contemplated hereby, including the reasonable fees and out-of-pocket expenses of Administrative Agent’s legal counsel.

IN WITNESS WHEREOF, the New Guarantor, the Borrower and the Existing Guarantor have caused this Joinder Agreement to be duly executed by its authorized officers for the benefit of the Administrative Agent and the Lenders as of the day and year first above written.

NEW GUARANTOR

[     ]

By:
Name:
Title:

[CORPORATE SEAL]

THE ST. JOE COMPANY

By:
Name:
Title:

[CORPORATE SEAL]

ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C.

By:
Name:
Title:

[CORPORATE SEAL]

ST. JOE FINANCE COMPANY

By:
Name:
Title:

[CORPORATE SEAL]

ST. JOE RESIDENTIAL ACQUISITIONS, INC.

By:
Name:
Title:

[CORPORATE SEAL]

[OTHER GUARANTORS]

By:
Name:
Title:

[CORPORATE SEAL]

BRANCH BANKING AND TRUST COMPANY, as Administrative

Agent and as a Lender

By:
Name:
Title:

[CORPORATE SEAL]

[OTHER LENDERS]

By:
Title:

[CORPORATE SEAL]

Schedule A to Joinder Agreement

[Provide Information here to update Schedules and Exhibits
to Credit Agreement and other Loan Documents]

EXHIBIT E

OPINION OF
COUNSEL FOR THE BORROWER AND GUARANTOR

[To be Distributed Separately]

EXHIBIT F

CLOSING CERTIFICATE

Reference is made to the Credit Agreement (the “Credit Agreement”) dated as of September 19, 2008 among The St. Joe Company, the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender and Administrative Agent, and the Lenders listed on the signature pages thereof. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 3.01(d) of the Credit Agreement,      , the duly authorized      of the Borrower, and      , the duly authorized      of the Initial Guarantors, hereby certifies to the Administrative Agent and the Lenders that: (i) no Default has occurred and is continuing on the date hereof; and (ii) the representations and warranties of the Borrower and the Initial Guarantors contained in Article IV of the Credit Agreement are true on and as of the date hereof.

[signatures on following page]

Certified as of the ____ day of ______________, 2008.

BORROWER

THE ST. JOE COMPANY

By:
Name:
Title:

[CORPORATE SEAL]

GUARANTOR

ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C.

By:
Name:
Title:

[CORPORATE SEAL]

EXHIBIT G

OFFICER’S CERTIFICATE

The undersigned certifies to Branch Banking and Trust Company, a North Carolina banking corporation, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders (defined below), that the undersigned is a duly elected and presently incumbent Secretary of The St. Joe Company, a Florida corporation (the “Company”), and in connection with that certain Credit Agreement dated as of the date hereof (as amended, restated, or supplemented, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings given them in the Credit Agreement) to be entered into among the Company, as borrower, the Initial Guarantors party thereto, Agent, the financial institutions from time to time party thereto (the “Lenders”), and BB&T Capital Markets, as sole lead arranger, further certifies to Agent as follows:

Articles of Incorporation of Company. The Company’s Articles of Incorporation, together with all amendments thereto, attached as Exhibit A, is a true, correct and complete copy of the Company’s Articles of Incorporation as they may have been amended, and such Articles of Incorporation are in full force and effect as of the date hereof.

Amended and Restated Bylaws of Company. The Company’s      Bylaws, together with all amendments thereto, attached as Exhibit B, is a true, correct and complete copy of the Company’s      Bylaws as they may have been amended, and such Bylaws are in full force and effect as of the date hereof.

Recitals and Resolutions. The recitals and resolutions attached as Exhibit C have been duly adopted by the Company’s Board of Directors, have not been amended or repealed, and are in full force and effect.

[Remainder of page intentionally left blank.]

Incumbency. The following individuals are duly elected, qualified, and acting officers of the Company in the offices set out beside their names and have been duly authorized to execute the Credit Agreement, the Security Agreement, and all other documents or instruments to be executed and delivered to Agent in connection therewith. The signatures beside their names are their true signatures.

Name	Title	Specimen Signature

EXECUTED as of date set forth above.

By:

     , Secretary

The undersigned      President of the Company hereby certifies that      is the duly elected and qualified Secretary of the Company, is authorized to deliver this certificate on behalf of the Company, and that the signature affixed above is his genuine signature.

EXECUTED as of date set forth above.

By:

     ,      President

EXHIBIT H

FORM OF SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of the      day of      , 20     (the “Agreement”), is made among ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C., a Delaware limited liability company (the “Grantor”), and BRANCH BANKING AND TRUST COMPANY (“BB&T”), acting as agent (in such capacity, the “Administrative Agent”) for itself, the Lenders and the other Secured Parties as defined herein.

W I T N E S S E T H
:

RECITALS:

WHEREAS, the Administrative Agent and the Lenders (as defined in the Credit Agreement defined below) have agreed to extend credit to the Borrower (as defined in the Credit Agreement) pursuant to the terms of that certain Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Administrative Agent and the Lenders signatory thereto;

WHEREAS, the Borrower may from time to time enter into or guarantee one or more Hedge Transactions (as defined in the Credit Agreement) with the Hedge Counterparties (as defined in the Credit Agreement);

WHEREAS, each of the Guarantors (as defined in the Credit Agreement) has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement and the other Loan Documents;

WHEREAS, the obligations of the Administrative Agent and the Lenders to extend credit under the Credit Agreement and the other Loan Documents are conditioned upon, among other things, the execution and delivery by the Grantor of a security agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of: (i) the principal of and interest on the Notes (including without limitation, any and all Revolver Advances and Swing Advances), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Borrower under this Agreement and the Letter of Credit Application Agreements, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Borrower to the Secured Parties under this Agreement and the other Loan Documents to which the Borrower is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) of all obligations (including any and all Hedging Obligations arising under the Hedging Agreements and obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities of the Borrower, now existing or hereafter incurred under, arising out of or in connection with any and all Hedging Agreements and any renewals, modifications or extensions thereof (including, all obligations, if any, of the Borrower as guarantor under the Credit Agreement in respect of Hedging Agreements), and the due and punctual performance and compliance by the Borrower with all of the terms, conditions and agreements contained in any Hedging Agreement and any renewals, modifications or extensions thereof; (d) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Bank Products; (e) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Cash Management Services; and (f) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part (all the foregoing indebtedness, liabilities and obligations being collectively called the “Obligations”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantor and the Administrative Agent, the parties agree as follows:

1. Definitions. As herein used, the following terms shall have the following meanings:

(a) “Account Debtor” means any Person who is or may become obligated to the Grantor under, with respect to or on account of an Account.

(b) “Account” means any and all accounts (as that term is defined in the U.C.C.) of the Grantor and includes, without limitation, all obligations of every kind at any time owing to the Grantor, all contract rights, health care insurance receivables and any and all rights of the Grantor to payment for goods sold or leased or for services rendered whether due or to become due, whether or not earned by performance and whether now existing or arising in the future, including, without limitation, Accounts from Affiliates of the Grantor.

(c) “Accounts Receivable Collateral” shall mean all obligations of every kind at any time owing to the Grantor howsoever evidenced or incurred, whether or not earned by performance, including, without limitation, all accounts, instruments, notes, drafts, acceptances, leases, open accounts, contract rights, chattel paper (whether tangible or electronic) and general intangibles, all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, whether now owned or hereafter acquired or arising and all proceeds of the foregoing.

(d) “Chattel Paper” means any and all chattel paper (as that term is defined in the U.C.C.), whether tangible or electronic, of the Grantor.

(e) “Collateral” means (i) all Accounts, General Intangibles, Documents, Chattel Paper and Instruments now existing or hereafter arising of the Grantor; (ii) all guarantees of each Grantor’s existing and future Accounts, General Intangibles, Chattel Paper and Instruments and all other security held by the Grantor for the payment and satisfaction thereof; (iii) all Inventory now owned or hereafter acquired by the Grantor; (iv) all Equipment now owned or hereafter acquired of the Grantor; (v) all Intercompany Claims now existing or hereafter arising; (vi) any and all now owned or hereafter acquired or arising Deposit Accounts, Investment Property, Letter of Credit Rights, Goods (as that term is defined in the U.C.C.) and Supporting Obligations; (vii) all books and records of the Grantor (including, without limitation, computer records, tapes, discs and programs and all other media, written, electric, magnetic or otherwise, containing such records) which relate to the Grantor’s Inventory, Equipment, Accounts, Deposit Accounts, Investment Property, Letter of Credit Rights, Goods, Supporting Obligations, General Intangibles, Chattel Paper and Instruments or guarantees thereof; (viii) all insurance on all of the foregoing and the proceeds of that insurance; and (ix) all cash and noncash proceeds and products of all of the foregoing and the proceeds and products of other proceeds and products.

(f) “Collateral Locations” shall have the meaning assigned in Section 6 hereof.

(g) “Credit Documents” means the Credit Agreement, the Notes, the Collateral Documents and all other Loan Documents.

(h) “Deposit Account” means all deposit accounts (as that term is defined in the U.C.C.) of the Grantor, including without limitation, any and all moneys, sums and amounts now or hereafter on deposit with any Secured Party or otherwise to the credit of or belonging to the Grantor.

(i) “Documents” means any and all documents (as that term is defined in the U.C.C.) of the Grantor.

(j) “Equipment” means any and all equipment (as that term is defined in the U.C.C.) of the Grantor and shall include, without limitation, all equipment, machinery, appliances, tools, motor vehicles, furniture, furnishings, floor samples, office equipment and supplies, and tangible personal property, whether or not the same are or may become fixtures, used or bought for use primarily in the business of the Grantor or leased by the Grantor to or from others, of every nature, presently existing or hereafter acquired or created, wherever located, additions, accessories and improvements thereto and substitutions therefor and all parts which may be attached to or which are necessary for the operation and use of such personal property or fixtures, whether or not the same shall be deemed to be affixed to real property, all manufacturer’s warranties therefor, all parts and tools therefor, and all rights under or arising out of present or future contracts relating to the foregoing. All equipment is and shall remain personal property irrespective of its use or manner of attachment to real property.

(k) “Event of Default” shall have the meaning assigned to it in Section 7 hereof.

(l) “Executive Office” shall have the meaning assigned to it in Section 6 hereof.

(m) “General Intangibles” means all general intangibles (as that term is defined in the U.C.C.) of the Grantor (including, without limitation, all payment intangibles (as that term is defined in the U.C.C.) and software, company records (paper and electronic), correspondence, credit files, records and other documents, computer programs, computer software, computer tapes and cards and other paper and documents in the possession or control of the Grantor or in the possession or control of any affiliate or computer service bureau, and all contract rights (including, without limitation, rights under any Hedging Transaction), claims, chooses in action, bank balances, judgments, rights as lessee under any and all leases of personal property, rights and/or claims to tax refunds and other claims and rights to monies or property, warranties, patents, patent applications, trademarks, trade names, trade secrets, formulas, licensing agreements, royalty payments, copyrights, service names, customer lists, service marks, logos, goodwill, intellectual property and deposit accounts, and all other general intangibles of every kind, type or description).

(n) “Instruments” means all instruments (as that term is defined in the U.C.C.) of the Grantor, including without limitation, checks, notes, certificated certificates of deposit, investment securities, negotiable instruments and writings evidencing a right to the payment of money of a type transferred in the ordinary course of business by delivery with any necessary instrument or assignment.

(o) “Intercompany Claims” shall mean any and all rights of the Grantor in respect of loans, advances or other claims owed to the Grantor by the Guarantors or any Subsidiary of Borrower or any Guarantor.

(p) “Inventory” means any and all inventory (as that term is defined in the U.C.C.) of the Grantor and shall include, without limitation, tangible personal property held for sale or lease or to be furnished under contracts of service, tangible personal property which the Grantor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in the Grantor’s business, and shall include tangible personal property returned to any the Grantor by a purchaser or lessor thereof following the sale or lease thereof by the Grantor.

(q) “Inventory Collateral” shall mean all inventory of the Grantor, or in which the Grantor has rights, whether now owned or hereafter acquired, wherever located, including, without limitation, all goods of the Grantor held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, returned and repossessed goods, all raw materials, work-in-process, finished goods and supplies used or consumed in the business of Grantor, together with all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing.

(r) “Investment Property” means any and all investment property (as that term is defined in the U.C.C.) of the Grantor, including without limitation, any and all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts.

(s) “Letter of Credit Rights” means any and all letter of credit rights (as that term is defined in the U.C.C.).

(t) “Obligations” has the meaning set forth in the Recitals.

(u) “Permitted Liens” shall have the meaning given such term in Section 6(b) hereof.

(v) “Person” means an individual, a corporation, a limited liability company, a government or governmental subdivision or agency or instrumentality, a business trust, an estate, a trust, a partnership, a cooperative, an association, two or more Persons having a joint or common interest or any other legal or commercial entity.

(w) “Proceeds” means any and all proceeds (as that term is defined in the U.C.C.), including without limitation, whatever is received when Collateral is sold, exchanged, collected or otherwise disposed of.

(x) “Secured Parties” means collectively (1) the Administrative Agent in its capacity as such under the Credit Agreement, the Collateral Documents and the other Loan Documents; (2) the Lenders, (3) the Hedge Counterparties in their capacity as such under the Hedging Agreements; (4) any of the Lender’s respective Affiliates as a provider of Bank Products or Cash Management Services; and (5) the successors and assigns of the foregoing.

(y) “Supporting Obligations” means any and all supporting obligations (as that term is defined in the U.C.C.).

(z) “U.C.C.” means the Uniform Commercial Code as in effect in the State of North Carolina.

Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The rules of interpretation specified in Section 9.15 of the Credit Agreement shall be applicable to this Agreement.

2. Security Interest. In consideration of and in order to secure the fulfillment, satisfaction, payment and performance of all of the Obligations, the Grantor hereby assigns, pledges, hypothecates and sets over to the Administrative Agent, its successors and its assigns, for the benefit of the Secured Parties, and grants to the Administrative Agent, its successors and its assigns, for the benefit of the Secured Parties, a security interest in all of the Collateral.

3. Care of Collateral. The Grantor has the risk of loss of the Collateral. The Administrative Agent shall have no duty of care with respect to the Collateral, except that the Administrative Agent shall exercise reasonable care with respect to Collateral in its custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which the Administrative Agent accords its own property, or if the Administrative Agent takes such action with respect to the Collateral as the Grantor shall request in writing but no failure to comply with any such request nor any omission to do any such act requested by the Grantor shall be deemed a failure to exercise reasonable care, nor shall the Administrative Agent’s failure to take steps to collect any income accruing on the Collateral or to preserve rights against any parties or property be deemed a failure to have exercised reasonable care with respect to Collateral in its custody. The rights and security interest herein provided are granted as security only and shall not subject the Administrative Agent or any Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of any of the Collateral.

4. Set-Off. In addition to the rights and security interest elsewhere herein set forth, the Administrative Agent may, at its option at any time(s) after the occurrence of an Event of Default and during the continuation thereof, and with or without notice to the Grantor, appropriate and apply to the payment or reduction, either in whole or in part, of the amount owing on any one or more of the Obligations, whether or not then due, any and all moneys now or hereafter on deposit in a Deposit Account maintained with the Administrative Agent or otherwise to the credit of or belonging to the Grantor in such deposit account, it being understood and agreed that the Administrative Agent shall not be obligated to assert or enforce any rights or security interest hereunder or to take any action in reference thereto, and that the Administrative Agent may in its discretion at any time(s) relinquish its rights as to particular Collateral hereunder without thereby affecting or invalidating the Administrative Agent’s rights hereunder as to all or any other Collateral hereinbefore referred to.

5. Collection of Accounts.

(a) Upon occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right at any time, acting if it so chooses in the name of any or all of the Grantor, to collect the Accounts, to sell, assign, compromise, discharge or extend the time for payment of any Account, to institute legal action for the collection of any Account, and to do all acts and things necessary or incidental thereto and the Grantor hereby ratify all such acts. The Administrative Agent may at any time after the occurrence of such Event of Default and during the continuation thereof and without notice to the Grantor, notify any Account Debtor or guarantor thereof that the Account owed by such Account Debtor has been assigned to the Administrative Agent and is to be paid directly to the Administrative Agent. At the Administrative Agent’s request following the occurrence of an Event of Default and during the continuation thereof the Grantor will so notify Account Debtors and shall indicate on all billings to Account Debtors that payments thereon are to be made to the Administrative Agent. In the event Account Debtors are so notified, the Grantor shall not compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any Account without the prior written consent of the Administrative Agent.

(b) The Grantor irrevocably designates and appoints the Administrative Agent its true and lawful attorney either in the name of the Administrative Agent or in the name of the Grantor, effective after the occurrence of an Event of Default and during the continuation thereof to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Inventory Collateral or the Accounts Receivable Collateral and, in connection therewith, to take any and all actions as the Administrative Agent may deem necessary or desirable in order to realize upon the Inventory Collateral and the Accounts Receivable Collateral, including, without limitation, power to endorse in the name of the Grantor, any checks, drafts, notes or other instruments received in payment of or on account of the Inventory Collateral or the Accounts Receivable Collateral, but the Administrative Agent shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of the Inventory Collateral or the Accounts Receivable Collateral.

(c) The rights set forth in this Section 5 are supplementary and in addition to (and not in limitation of) the rights granted to the Administrative Agent and/or the Secured Parties in the Credit Documents.

6. Representations, Warranties and Covenants as to Collateral.

The Grantor represents, warrants and covenants to and for the benefit of the Administrative Agent and the Secured Parties that:

(a) Sale of Collateral. Upon the sale, exchange or other disposition of the Inventory Collateral, the security interest and lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any proceeds thereof, including, without limitation, accounts, chattel paper, contract rights, shipping documents, documents of title, bills of lading, warehouse receipts, dock warrants, dock receipts and cash or non-cash proceeds, and in the event of any unauthorized sale, shall continue in the Inventory Collateral itself.

(b) Good Title; No Existing Encumbrances. The Grantor owns the Collateral free and clear of any prior Lien other than Liens permitted by Section 5.13 of the Credit Agreement (referred to herein as the “Permitted Liens”), and no financing statements or other evidences of the grant of a security interest respecting the Collateral exist on the public records other than with respect to Permitted Liens.

(c) Right to Grant Security Interest; No Further Encumbrances. The Grantor has the right to grant a security interest in the Collateral. Except as permitted by the Credit Agreement, the Grantor will pay all taxes and other charges against the Collateral (including, without limitation, property, use and sales taxes), and the Grantor will not use the Collateral illegally or allow the Collateral to be encumbered except for Permitted Liens.

(d) Location of Collateral. The Grantor hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, the Collateral is situated only at the collateral locations listed in Schedule I hereto (the “Collateral Locations”), and the Grantor covenants with the Administrative Agent not to locate the Collateral at any location other than a Collateral Location without at least thirty (30) days prior written notice to the Administrative Agent. The executive office of the Grantor set forth on Schedule I hereto (the “Executive Office”) is the Grantor’s chief executive office (if the Grantor has more than one place of business) or place of business (if the Grantor has one place of business). In addition, to the extent the Grantor should warehouse any of the Inventory Collateral, the Grantor acknowledges and agrees that such warehousing may be conducted only by warehousemen who shall issue non-negotiable warehouse receipts in the Administrative Agent’s name to evidence any such warehousing of goods constituting Inventory Collateral. If the Grantor consigns any of the Inventory Collateral, it will comply with the Uniform Commercial Code of any state where such Inventory Collateral is located with respect thereto, and shall file, cause the filing and hereby authorizes the Administrative Agent to file in the appropriate public office or offices UCC-1 financing statements showing the Grantor as consignor and the Administrative Agent as assignee of consignor, and will furnish copies thereof to the Administrative Agent. If any of the Inventory Collateral or Equipment Collateral or any records concerning the Collateral are at any time to be located on premises leased by the Grantor or on premises owned by the Grantor subject to a mortgage or other lien, the Grantor shall so notify the Administrative Agent and shall if reasonably requested by the Administrative Agent obtain and deliver or cause to be delivered to the Administrative Agent, an agreement, in form and substance satisfactory to the Administrative Agent, waiving the landlord’s or mortgagee’s or lienholder’s right to enforce any claim against the Grantor for monies due under the landlord’s lien, mortgage or other lien by levy or distraint or other similar proceedings against the Inventory Collateral or Equipment Collateral or records concerning the Collateral and assuring the Administrative Agent’s ability to have access to the Inventory Collateral or Equipment Collateral and records concerning the Collateral in order to exercise its right hereunder to take possession thereof.

(e) Collateral Status. The Grantor will promptly notify the Administrative Agent if there is any adverse change in the status of the Collateral that would reasonably be expected to have a Material Adverse Effect.

(f) Delivery of Certain Collateral. Upon the reasonable request of the Administrative Agent, the Grantor shall deliver all agreements, letters of credit, promissory notes, instruments, certificates of deposit, chattel paper or anything else, the physical possession of which is necessary in order for the Administrative Agent, on behalf of the Secured Parties, to perfect or preserve the priority of its security interest therein. Upon the request of the Administrative Agent, if at any time any Collateral is evidenced by any promissory note or other instrument, the Grantor shall promptly notify the Administrative Agent and deliver such promissory note or other instrument to the Administrative Agent.

(g) Records Respecting Collateral. The Grantor shall keep complete and accurate books and records and make all necessary entries thereon to reflect the transactions and facts giving rise to the Collateral and payments, credits and adjustments applicable thereto, all in accordance with GAAP. All books and records of the Grantor with respect to the Collateral will be accessible from the Executive Office (as it may be changed pursuant to Section 6(e)).

(h) Further Assurances. The Grantor shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to the Administrative Agent and Secured Parties any instrument, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing reasonably requested by the Administrative Agent which may be reasonably necessary to the Administrative Agent to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to the Secured Parties. The Grantor shall perform or cause to be performed such acts as the Administrative Agent or any Secured Party may reasonably request to establish and maintain for the Administrative Agent and the Secured Parties a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Liens.

(i) Maintenance of Insurance. In addition to and cumulative with any other requirements herein imposed on the Grantor with respect to insurance, the Grantor shall maintain, or cause to be maintained, insurance with insurance companies reasonably satisfactory to the Administrative Agent on the Grantor’s respective properties and assets, in such amounts satisfactory to the Administrative Agent, but in any event to include public liability, worker’s compensation (if applicable), malicious mischief, errors and omissions, loss, damage, flood (if and as reasonably obtainable), windstorm, fire, theft, and extended coverage, which such insurance shall not be cancellable or altered (or the coverage thereunder reduced or restricted) by the insurer of the Grantor, unless with at least thirty (30) days advance written notice to the Administrative Agent thereof. The Grantor shall deliver to the Administrative Agent, at such times as the Administrative Agent may request, a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto. The Grantor will pay all premiums on the insurance referred to herein as and when they become due and shall do all things necessary to maintain the insurance in effect. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may act as the Grantor’s agent in adjusting or compromising any loss under any such insurance policy and in collecting and receiving the proceeds from any such policy. In the event of any loss under any such policy of insurance, the insurer named therein is hereby authorized and directed by the Grantor to make payment for such loss to the Administrative Agent, for the benefit of the Secured Parties, as their interests may appear, rather than to the Grantor and the Administrative Agent jointly. If the Grantor shall default in its obligation hereunder to insure the Collateral in a manner satisfactory to the Administrative Agent, then the Administrative Agent shall have the right (but not the obligation), after reasonable notice to the Grantor, to procure such insurance and to charge the costs of same to the Grantor, which costs shall be added to and become a part of the unpaid principal amount of the Obligations and shall be secured by the Collateral. Upon the occurrence and during the continuation of an Event of Default, the proceeds of all such insurance, if any loss should occur, shall be applied or used in the manner provided in the Credit Agreement. The Grantor hereby appoints (which appointment constitutes a power coupled with an interest and is irrevocable as long as any of the Obligations remain outstanding) Administrative Agent as its lawful attorney-in-fact, effective after the occurrence of an Event of Default and during the continuation thereof, with full authority to make, adjust, settle claims under and/or cancel such insurance and to endorse the applicable Grantor’s name on any instruments or drafts issued by or upon any insurance companies.

(j) Change of Chief Executive Office. The Grantor hereby understands and agrees that if, at any time hereafter, the Grantor elects to move its Executive Office, or if the Grantor elects to change its name, identity, state of incorporation or organization, or its structure to other than as existing on the date hereof, the Grantor will notify the Administrative Agent in writing at least 30 days prior thereto.

(k) Name and Jurisdiction of Organization. The exact legal name of the Grantor and the state of incorporation or organization for each Grantor is as set forth below:

St. Joe Timberland Company of Delaware, L.L.C. Delaware

(l) Control Agreements. If requested by Administrative Agent, the Grantor will obtain and deliver or cause to be delivered to the Administrative Agent, a control agreement in form and substance satisfactory to Administrative Agent with respect to the Collateral with respect to: (i) Deposit Accounts (for deposit accounts at other financial institutions); (ii) Investment Property (for securities accounts, mutual funds and other uncertificated securities); (iii) Letter-of-credit rights; and/or (iv) Electronic chattel paper.

(m) Marking of Chattel Paper. If requested by the Administrative Agent, the Grantor will not create any Chattel Paper without placing a legend on the Chattel Paper reasonably acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in the Chattel Paper.

(n) Purchase Money Security Interests. To the extent the Obligations are used to purchase Collateral, Grantor’s repayment of the Loan shall apply on a “first-in-first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Grantor purchased the Collateral.

(o) Business Purpose. None of the Obligations is a Consumer Transaction, as defined in the U.C.C. and none of the Collateral has been or will be purchased or held primarily for personal, family or household purposes.

7. Events of Default. The happening of any one or more of the following events shall constitute an Event of Default hereunder: (a) the nonpayment when due of any of the Obligations which nonpayment is not fully cured within the applicable grace period therefor, if any; (b) the failure to perform, observe or fulfill any covenant or obligation contained in this Agreement and the continuation of such failure for more than thirty (30) days after the earlier of: (i) the first day on which any Loan Party has knowledge of such failure; or (ii) written notice thereof has been given to the Grantor by the Administrative Agent or (c) the occurrence of an Event of Default (as defined in the Credit Agreement).

8. Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have all of the rights and remedies available at law (including, without limitation, those provided to a secured party by the U.C.C.), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise. In addition thereto, the Grantor further agrees that (i) in the event that notice is necessary under applicable law, written notice mailed to the Grantor at its address as provided herein, ten (10) business days prior to the date of public sale of any of the Collateral subject to the security interest created herein or prior to the date after which private sale or any other disposition of said Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient; (ii) in the event of sale or other disposition of any such Collateral, the Administrative Agent may apply the proceeds of any such sale or disposition to the satisfaction of the Administrative Agent’s reasonable attorneys’ fees, legal expenses, and other costs and expenses incurred in connection with the Administrative Agent’s taking, retaking, holding, preparing for sale, and selling of the Collateral; (iii) without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property but in any event the Administrative Agent may sell on such terms as the Administrative Agent may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind; (iv) the Administrative Agent may require the Grantor to assemble the Collateral, taking all necessary or appropriate action to preserve and keep it in good condition, and make such available to the Administrative Agent at a place and time convenient to both parties, all at the expense of the Grantor; (v) the Administrative Agent has no obligation to repair, clean-up or otherwise prepare the Collateral for sale; and (vi) the Administrative Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Furthermore, in any such event, to the extent permitted under applicable law, full power and authority are hereby given the Administrative Agent to sell, assign, and deliver the whole of the Collateral or any part(s) thereof, at any time(s) at any broker’s board, or at public or private sale, at the Administrative Agent’s option, and no delay on the Administrative Agent’s part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon any or all of the Grantor by the Administrative Agent or any Secured Party with respect to any power of sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair the Administrative Agent’s right to take any action or to exercise any power of sale or any other rights hereunder, without notice or demand, or prejudice the Administrative Agent’s rights as against the Grantor in any respect. The Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Administrative Agent may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. If Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with the proceeds of the sale as and when received, less expenses. In the event the Administrative Agent purchases any of the Collateral being sold, the Administrative Agent may pay for the Collateral by crediting some or all of the Obligations of the Grantor. The Administrative Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Administrative Agent be under any obligation to take any action whatsoever with regard thereto. The Administrative Agent has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and the Administrative Agent may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting the Administrative Agent’s rights against the Grantor. The Grantor waives any right it may have to require the Administrative Agent to pursue any third Person for any of the Obligations. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9. Continuing Security Interest. Any and all of the Administrative Agent’s rights with respect to the security interests hereunder shall continue unimpaired, and the Grantor shall be and remain obligated in accordance with the terms hereof, notwithstanding the release or substitution of any Collateral at any time or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Secured Party in reference to any of the Obligations, or any promissory note, draft, bill of exchange or other instrument or Credit Document given in connection therewith, the Grantor hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if the Grantor had expressly agreed thereto in advance.

10. No Waiver. No delay on the Administrative Agent’s part in exercising any power of sale, option or other right hereunder, and no notice or demand which may be given to or made upon the Grantor by the Administrative Agent, shall constitute a waiver thereof, or limit or impair the Administrative Agent’s right to take any action or to exercise any other power of sale, option or any other right hereunder, without notice or demand, or prejudice the Administrative Agent’s rights as against the Grantor in any respect.

11. Financing Statements. The Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by the U.C.C. of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor, and (ii) a description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. The Grantor agrees to provide such information to the Administrative Agent promptly upon request. The Grantor agrees to reimburse the Administrative Agent for the expense of any such filings in any location deemed necessary and appropriate by the Administrative Agent. To the extent lawful, the Grantor hereby appoints the Administrative Agent as its attorney-in-fact (without requiring the Administrative Agent to act as such) to perform all other acts that the Administrative Agent deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

12. Power of Attorney. Effective after the occurrence of an Event of Default and during the continuation thereof, the Grantor hereby appoints any officer or agent of the Administrative Agent as the Grantor’s true and lawful attorney-in-fact with power to endorse the name of the Grantor upon any notes, checks, drafts, money orders or other instruments of payment or Collateral which may come into possession of the Administrative Agent; to sign and endorse the name of the Grantor upon any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications and notices in connection with Accounts; to give written notice to such office and officials of the United States Postal Service to affect such change or changes of address so that all mail addressed to any or the Grantor may be delivered directly to the Administrative Agent (the Administrative Agent will return all mail not related to the Obligations or the Collateral); granting unto the Grantor’s said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectively as the Grantor might or could do, and hereby ratifying all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder.

13. Remedies, Etc., Cumulative. Each right, power and remedy of the Administrative Agent provided for in this Agreement or the Credit Documents or in any of the other instruments or agreements securing the Obligations or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Administrative Agent of any one or more of the rights, powers or remedies provided for in this Agreement, the Credit Documents or in any such other instrument or agreement now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Administrative Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Administrative Agent to exercise any such right, power or remedy shall operate as a waiver thereof.

14. Continuing Agreement. This is a continuing agreement and shall remain in full force and effect until terminated by written agreement of the parties and until all of the principal of, premium, if any, and interest on all of the Obligations have been fully paid. This Agreement and the liens and security interests created and granted hereunder shall remain in effect, notwithstanding the fact that at any time or from time to time there may be no Obligations outstanding, in order to secure all future Obligations. If this Security Agreement is revoked by operation of law as against the Grantor, the Grantor will indemnify and save the Administrative Agent and its successors or assigns, harmless from any loss which may be suffered or incurred by them in making, giving, granting or extending any loans or other credit, financing or financial accommodations, or otherwise acting, hereunder prior to receipt by the Administrative Agent of notice in writing of such revocation.

15. Miscellaneous. This Agreement shall be governed by the laws of the State of North Carolina in all respects, including matters of construction, validity and performance except to the extent that the remedies provided herein with respect to any of the collateral are governed by the laws of any jurisdiction other than North Carolina; section headings herein are for the convenience of reference only and shall not affect the construction or interpretation of or alter or modify the provisions of this Agreement; none of the terms or provisions of this Agreement may be waived, altered, modified, limited or amended except by an agreement expressly referring hereto and to which the Administrative Agent consents in writing duly signed for the Administrative Agent and on the Administrative Agent’s behalf; the rights granted to the Administrative Agent herein shall be supplementary and in addition to those granted to the Administrative Agent and/or the Secured Parties in any Credit Documents; the addresses of the parties for delivery of notices, requests, demands and other communications hereunder are as set forth in the Credit Agreement. No reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Grantor.

16. Duties of Administrative Agent. The Administrative Agent has been appointed by the Secured Parties pursuant to the Credit Agreement. Its duties to the Secured Parties, powers to act on behalf of the Secured Parties, and immunity are set forth solely therein, and shall not be altered by this Security Agreement. Any amounts realized by the Administrative Agent hereunder shall be allocated pursuant to Section 6.03 of the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written.

GRANTOR:

ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C. (SEAL)

By: (SEAL)
Name:
Title:

EXHIBIT I

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	—
2.	Assignee:	—
[and is an Affiliate/Approved Fund of [identify Lender]]
3.	Borrower(s):	—

4. Administrative Agent:      , as the administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement dated as of September 19, 2008 among The St. Joe Company, the Initial Guarantors listed on the signature pages thereof, the Lenders parties thereto and Branch Banking and Trust Company, as Administrative Agent.

6.	Assigned Interest:

Revolver Commitment	Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned1 /sup>	Percentage Assigned of Commitment/Loans >[2]

	$	$	%

[7. Trade Date:      ]3

1Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]1 Accepted:

BRANCH BANKING AND TRUST COMPANY, as

Administrative Agent

By
Title:

[Consented to:]2

[NAME OF RELEVANT PARTY]

By
Title:

1To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

2To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.

EXHIBIT J

FORM OF MORTGAGE

Prepared by:

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

BY

ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C.,

a Delaware limited liability company,

as Mortgagor,

TO

BRANCH BANKING AND TRUST COMPANY,
a North Carolina corporation,

as Administrative Agent,

Dated _____________ ____, 20___

This MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is executed this      day of      , 20     (“Execution Date”), by ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C., a Delaware limited liability company having a place of business at 245 Riverside Drive, Suite 500, Jacksonville, Florida 32202, as mortgagor (the “Mortgagor”), in favor of BRANCH BANKING AND TRUST COMPANY, a North Carolina corporation having a place of business at 200 West Second Street, 16th Floor, Winston-Salem, North Carolina 27101, as administrative agent for the benefit of the Secured Parties (as defined below) (together with any successor beneficiary, the “Beneficiary”).

All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement described below.

RECITALS

The St. Joe Company, a Florida corporation (“Borrower”), St. Joe Timberland Company of Delaware, L.L.C., a Delaware limited liability company, as an Initial Guarantor, the other guarantors party thereto, the various lending institutions from time to time party thereto (the “Lenders”), Branch Banking and Trust Company, as the Issuing Bank (the “Issuing Bank”) and Branch Banking and Trust Company, as Administrative Agent (the “Administrative Agent”) have entered into a Credit Agreement, dated as of September 19, 2008 providing for a credit facility of up to $100,000,000.00 for the making of Advances to Borrower as contemplated in the Credit Agreement (the term “Credit Agreement” as used herein to mean the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented and/or refinanced from time to time);

The Borrower may from time to time enter into or guarantee one or more interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements)(each such agreement or arrangement, a “Hedging Agreement”) with Branch Banking and Trust Company (in such capacity, the “Hedge Counterparty”);

The Mortgagor has agreed to guarantee the Obligations (as defined below) pursuant to the Credit Agreement, and by this Mortgage has agreed to secure the obligations of Borrower and Mortgagor under the Credit Agreement and other Loan Documents, and Mortgagor therefore desires to enter into this Mortgage to satisfy the conditions in the Credit Agreement and to secure the Obligations (“Secured Indebtedness”).

“Obligations” means the collective reference to all of the following indebtedness obligations and liabilities: (a) the due and punctual payment by the Borrower of: (i) the principal of and interest on the Notes (including without limitation, any and all Revolver Advances and Swing Advances), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Mortgagor under this Agreement and the Letter of Credit Application Agreements, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Borrower to the Secured Parties under this Agreement and the other Loan Documents to which the Borrower is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) of all obligations (including any and all Hedging Obligations arising under the Hedging Agreements and obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities of the Borrower, now existing or hereafter incurred under, arising out of or in connection with any and all Hedging Agreements and any renewals, modifications or extensions thereof (including, all obligations, if any, of the Borrower as guarantor under the Credit Agreement in respect of Hedging Agreements), and the due and punctual performance and compliance by the Mortgagor with all of the terms, conditions and agreements contained in any Hedging Agreement and any renewals, modifications or extensions thereof; (d) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Bank Products; (e) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Cash Management Services; and (f) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part.

“Notes” means the promissory notes dated September 19, 2008 made by The St. Joe Company to the order of the Secured Parties.

“Secured Parties” means collectively (1) the Administrative Agent in its capacity as such under the Credit Agreement and the other Loan Documents; (2) the Lenders, (3) the Hedge Counterparties in their capacity as such under the Hedging Agreements; (4) any of the Lender’s respective Affiliates as a provider of Bank Products or Cash Management Services; and (5) the successors and assigns of the foregoing.

NOW, THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Mortgagor agrees as follows:

ARTICLE I
GRANT OF SECURITY

Section 1.01. REAL PROPERTY GRANT. Mortgagor hereby irrevocably mortgages, transfers, grants, conveys, assigns, and warrants to Administrative Agent and the Secured Parties, their successors and assigns, all of Mortgagor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(a) that certain real property located in the County and State which is more particularly described in Exhibit A attached to this Mortgage or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Mortgagor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);

(b) all estate, right, title and interest of the Mortgagor in and to all development rights or credits, air rights, water, water rights (whether riparian, appropriative, or otherwise and whether or not appurtenant), water stock, trees, timber (including, without limitation, standing timber which is to be cut and removed under a conveyance or contract for sale, other standing timber, and timber after it has been cut, all herein collectively referred to as “Timber”), minerals, and other similar rights, including, without limitation, as-extracted minerals, oil and gas and other hydrocarbon substances, and all rights, royalties and profits in connection with such minerals, oil, Timber and gas and other hydrocarbon substances on or in the Land, including, without limitation, all contracts with respect to any conveyance or sale thereof (“Contracts”) (all of the foregoing estate, right, title and interest being hereinafter collectively called “Timber and Related Rights”); and

(c) all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, equipment, partitions, appliances, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(d) all present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Mortgagor, any advance payment of real estate taxes or assessments, or insurance premiums made by Mortgagor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Mortgagor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Mortgage (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(e) all damages, payments and revenue of every kind that Mortgagor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(f) all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(g) all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

(h) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

TO HAVE AND TO HOLD all the Real Property unto Administrative Agent and the Secured Parties, their successors and assigns, forever, subject to the terms, covenants and conditions of this Mortgage.

Section 1.02. PERSONAL PROPERTY GRANT. Mortgagor hereby irrevocably mortgages, transfers, grants, conveys, assigns, and warrants to Administrative Agent and the Secured Parties, their successors and assigns, and grants to Administrative Agent and the Secured Parties, their successors and assigns, a security interest in, Mortgagor’s interest in the following personal property which is collectively referred to as “Personal Property”:

(a) any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

(b) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Mortgagor in common with others and all documents of membership in any owner’s association or similar group;

(c) all equipment, machinery, fixtures, goods, accounts, general intangibles, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of the these items;

(d) all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and

(e) all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

All of the Real Property and the Personal Property are collectively referred to as the “Mortgaged Property”.

TO HAVE AND TO HOLD all the Mortgaged Property unto Administrative Agent and the Secured Parties, their successors and assigns, forever, subject to the terms, covenants and conditions of this Mortgage.

Section 1.03. MORTGAGE; INCORPORATION OF RECITALS. The recitals set forth above are true and correct and incorporated herein by this reference as part of the substantive agreements in this Mortgage. This Mortgage is a mortgage, and is also a security agreement granting a present and continuing security interest in the Personal Property and fixtures.

ARTICLE II
MORTGAGOR COVENANTS

Section 2.01. DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a) Mortgagor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State of Florida, that, to the best of its knowledge, it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(b) Mortgagor represents and warrants that the execution, delivery and performance of this Mortgage will not result in Mortgagor’s being in default under any provision of its organizational documents or of any mortgages, deeds of trust, lease, credit or other agreement to which it is a party or which affects it or the Mortgaged Property.

(c) Mortgagor represents and warrants that this Mortgage has been duly authorized, executed and delivered by Mortgagor and constitutes a valid and binding obligation of Mortgagor which is enforceable in accordance with their terms.

Section 2.02. WARRANTY OF TITLE.

(a) Mortgagor warrants that it holds marketable and indefeasible fee simple absolute title to the Land (to the extent they constitute interests in real property), and that it has the right and is lawfully authorized to sell, convey or encumber the Mortgaged Property subject only to Permitted Encumbrances (as defined in the Credit Agreement). The Mortgaged Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens.

(b) Mortgagor further covenants to warrant and forever defend Administrative Agent and the Secured Parties from and against all persons claiming any interest in the Mortgaged Property.

Section 2.03. TAXES, LIENS AND OTHER CHARGES.

Mortgagor shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Mortgaged Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). The Impositions shall be paid not later than five (5) days before the dates on which the particular Imposition would become delinquent and Mortgagor shall produce to Administrative Agent receipts of the imposing authority, or other evidence reasonably satisfactory to Administrative Agent, evidencing the payment of the Imposition in full. If Mortgagor elects by appropriate legal action to contest in the routine, normal course of its business operations any Imposition, and such contest is conducted in accordance with the requirements of local laws and regulations, Mortgagor shall not be required to deposit any cash with Administrative Agent, however, if any such contest is not undertaken in accordance with the foregoing, Mortgagor shall, upon Administrative Agent’s request, deposit with Administrative Agent cash as a reserve in an interest bearing account in an amount which Administrative Agent determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest (or in lieu of cash, Mortgagor may deposit with Administrative Agent a letter of credit in form and substance satisfactory to Administrative Agent). If Mortgagor deposits this sum with Administrative Agent, Mortgagor shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Mortgaged Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Mortgagor shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined herein), the monies which have been deposited with Administrative Agent pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Mortgagor.

Section 2.04. CARE AND USE OF THE PROPERTY.

(a) Mortgagor represents and warrants to Administrative Agent and the Secured Parties as follows:

(i) Mortgagor has not received any written notice of violation in connection with, and to the best of Mortgagor’s knowledge, Mortgagor has complied in all material respects with all requirements of, all instruments and agreements affecting the Mortgaged Property, whether or not of record, including without limitation all covenants and agreements by and between Mortgagor and any governmental or regulatory agency pertaining to the development, use or operation of the Mortgaged Property. Mortgagor, at its sole cost and expense, shall keep the Mortgaged Property in good order, condition, and repair.

(ii) Mortgagor shall abstain from, and not permit, the commission of waste to the Mortgaged Property.

(b) Administrative Agent and the Secured Parties shall have the right to enter the Mortgaged Property in order to ascertain Mortgagor’s compliance with the Loan Documents, to examine the condition of the Mortgaged Property, to perform an appraisal, and to undertake surveying or engineering work. Mortgagor shall cooperate with Administrative Agent and the Secured Parties performing these inspections.

Section 2.05. COLLATERAL MORTGAGES. Mortgagor covenants and agrees that if Administrative Agent at any time holds additional security for any obligations secured by this Mortgage, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Mortgaged Property is made pursuant to the terms of this Mortgage. Administrative Agent may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Mortgage, and without waiving any breach or default of Mortgagor under this Mortgage or any other Loan Document.

Section 2.06. SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a) Mortgagor shall immediately notify Administrative Agent and the Secured Parties of the commencement, or receipt of written notice, of any and all actions or proceedings or other material matter or claim having a material adverse effect on the Mortgaged Property and/or the interest of Administrative Agent and the Secured Parties under the Loan Documents (collectively, “Actions”). Mortgagor shall appear in and defend any Actions.

(b) If in Administrative Agent’s good faith judgment Mortgagor is not adequately protecting the Mortgaged Property and/or the interest of Administrative Agent and the Secured Parties under the Loan Documents in connection with any Actions, (i) Administrative Agent shall have the right, after written notice, at the reasonable cost and expense of Mortgagor, to institute and maintain the Actions and take such other reasonable action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Mortgaged Property and/or the interest of Administrative Agent and the Secured Parties under the Loan Documents; and (ii) Administrative Agent shall have the right, at any time in its good faith judgment, to participate in any Action (at Mortgagor’s expense) to the extent necessary to preserve or protect the Mortgaged Property and/or the interest of Administrative Agent and the Secured Parties under the Loan Documents. Any money paid by Administrative Agent under this Section shall be reimbursed to Administrative Agent.

Section 2.07. LIENS AND ENCUMBRANCES. Without the prior written consent of Administrative Agent, to be exercised in Administrative Agent’s sole and absolute discretion, Mortgagor shall not create, place or allow to remain any lien or encumbrance on the Mortgaged Property, including deeds of trust, deeds to secure debt, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Mortgage (collectively, “Liens and Encumbrances”) other than Permitted Encumbrances. If any Liens and Encumbrances other than Permitted Encumbrances are recorded against the Mortgaged Property or any part of the Mortgaged Property, Mortgagor shall obtain a discharge and release of record of such Liens and Encumbrances within thirty (30) days after receipt of notice of their existence; provided, however, that Mortgagor shall have the right, subject to compliance with the remainder of this paragraph, to contest by appropriate legal action any Liens and Encumbrances provided that such contest is conducted in accordance with the requirements of local laws and regulations, and Mortgagor shall, upon Administrative Agent’s request, deposit with Administrative Agent cash as a reserve in an interest bearing account in an amount which Administrative Agent determines is sufficient to pay the Liens and Encumbrances plus all fines, interest, penalties and costs which may become due pending the determination of the contest (or in lieu of cash, Mortgagor may deposit with Administrative Agent a letter of credit in form and substance satisfactory to Administrative Agent). If Mortgagor deposits this sum with Administrative Agent, Mortgagor shall not be required to pay the Liens and Encumbrances provided that the contest operates to prevent enforcement or collection of the Liens and Encumbrances, or the sale or forfeiture of, the Mortgaged Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Mortgagor shall pay the amount of the Liens and Encumbrances as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined herein), the monies which have been deposited with Administrative Agent pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Mortgagor.

ARTICLE III
INSURANCE

Section 3.01. REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a) During the term of this Mortgage, Mortgagor at its sole cost and expense must provide insurance policies and certificates of insurance for types of insurance described below all of which must be satisfactory to Administrative Agent as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages. In no event shall such policies be terminated or otherwise allowed to lapse. Mortgagor shall be responsible for its own deductibles. Mortgagor shall also pay for any insurance, or any increase of policy limits, not described in this Mortgage which Mortgagor requires for its own protection or for compliance with government statutes.

Mortgagor shall strictly comply with the insurance requirements set forth in the Credit Agreement.

(b) The insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability for only the “All risk” carrier of A or better according to Standard & Poors. This requirement may be met by a layered insurance program in which at least 90% of the coverage is provided by A.M. Best “A” rated companies with a financial size of “X” and the balance of the coverage is provided by carriers with an A.M. Best rating of at least “A-” and a financial size of “VIII” so long as the primary layer and first excess layer are provided entirely by A.M. Best “A” rated carriers.

(c) Certified copies of the policies, and any endorsements, shall be made available for inspection by Administrative Agent upon request. If Mortgagor fails to obtain or maintain insurance policies and coverages as required by this Section 3.01 (“Required Insurance”) then Administrative Agent shall have the right but shall not have the obligation immediately to procure any Required Insurance at Mortgagor’s cost.

Section 3.02. ASSIGNMENT TO ADMINISTRATIVE AGENT. In the event of the foreclosure of this Mortgage or other transfer of the title to the Mortgaged Property in extinguishment of the Secured Indebtedness, all right, title and interest of Mortgagor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Mortgaged Property shall pass to the transferee of the Mortgaged Property.

ARTICLE IV
REPORTS

Mortgagor shall furnish in a timely manner to Administrative Agent all reports regarding the Mortgaged Property required by the Credit Agreement.

ARTICLE V
LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.01. MORTGAGOR’S REPRESENTATIONS AND WARRANTIES. As of the Execution Date, Mortgagor represents and warrants to Administrative Agent and the Secured Parties as follows:

(a) To the knowledge of Mortgagor, there are no leases or occupancy agreements affecting the Mortgaged Property except for: (i) that certain Wood Fiber Supply Agreement between Mortgagor and Jefferson Smurfit Corporation dated July 1, 2000, and (ii) other agreements as disclosed in the Credit Agreement.

(b) Mortgagor has not sent or received any written notice of default under any lease related to the Mortgaged Property.

Section 5.02. PERFORMANCE OF OBLIGATIONS. Mortgagor shall perform in all material respects all obligations under any and all leases related to the Mortgaged Property.

ARTICLE VI
ENVIRONMENTAL HAZARDS

Section 6.01. REPRESENTATIONS AND WARRANTIES. Mortgagor hereby represents, warrants, covenants and agrees to and with Administrative Agent and the Secured Parties that (i) neither Mortgagor nor, to the Mortgagor’s knowledge, any tenant, subtenant or occupant of the Mortgaged Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.05) at, on, under, within or about the Mortgaged Property (except in the ordinary course of their business and otherwise in compliance with the Requirements of Environmental Laws), and (ii) all operations or activities upon the Mortgaged Property, and any use or occupancy of the Mortgaged Property by Mortgagor are presently and shall in the future be in compliance with all Requirements of Environmental Laws (as defined in Section 6.06), (iii) Mortgagor will use commercially reasonably efforts to assure that any tenant, subtenant or occupant of the Mortgaged Property shall in the future be in compliance with all Requirements of Environmental Laws, (iv) all operations or activities upon the Mortgaged Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (v) Mortgagor does not know of, and has not received, any written or oral notice from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Mortgaged Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (vi) Mortgagor shall not knowingly do or allow any tenant or other user of the Mortgaged Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Mortgaged Property), is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Mortgaged Property, and (vii) Mortgagor has truthfully and fully provided or made available to Administrative Agent, in writing, any and all information relating to environmental conditions in, on, under or from the Mortgaged Property that is known to Mortgagor and that is contained in Mortgagor’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Mortgaged Property and/or to the environmental condition of the Mortgaged Property.

Section 6.02. REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Mortgagor shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Mortgagor and approved in advance in writing by Administrative Agent (not to be unreasonably withheld, delayed or conditioned), and under the supervision of a consulting engineer, selected by Mortgagor and approved in advance in writing by Administrative Agent (not to be unreasonably delayed or conditioned). All costs and expenses of Remedial Work shall be paid by Mortgagor including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Administrative Agent’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Mortgagor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Administrative Agent may, but shall not be required to, cause such Remedial Work to be performed.

Section 6.03. ENVIRONMENTAL SITE ASSESSMENT. Administrative Agent shall have the right, at any time during the continuance of an Event of Default and from time to time if Administrative Agent reasonably believes there is an adverse environmental condition, to undertake, at the expense of Mortgagor, an environmental site assessment on the Mortgaged Property, including any testing that Administrative Agent may determine, in its sole and reasonable discretion, is necessary or desirable to ascertain the environmental condition of the Mortgaged Property and the compliance of the Mortgaged Property with Requirements of Environmental Laws, provided, however, that Mortgagor is not obligated to pay for subsequent environmental testing or environmental site assessments unless an independent third party consultant determines they are reasonably necessary, or Administrative Agent has other reason to believe a change in the environmental condition of a Mortgaged Property has occurred, or an Event of Default exists. Mortgagor shall cooperate fully with Administrative Agent and its consultants performing such assessments and tests.

Section 6.04. Intentionally Deleted.

Section 6.05. HAZARDOUS MATERIALS. “Hazardous Materials” shall include without limitation:

(a) Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., and in the regulations promulgated pursuant to said laws;

(b) Those substances defined as “hazardous substances” or “hazardous wastes” under any applicable local and/or State of Florida statute and in any other regulations promulgated pursuant to such laws including, without limitation, any toxic or hazardous waste, material or substance or oil or pesticide listed in, covered by, or regulated pursuant to Chapter 403 of the Florida Statutes, as the same may be amended from time to time, and in the regulations promulgated pursuant thereto, as the same may be amended from time to time;

(c) Those chemicals known to cause cancer or reproductive toxicity, as published pursuant to any applicable laws;

(d) Those substances listed in the United States Department of Transportation Table of Hazardous Materials and Special Provisions (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(e) Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq.; (F) flammable explosives; or (G) radioactive materials; and

(f) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

Section 6.06. REQUIREMENTS OF ENVIRONMENTAL LAWS. “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Mortgaged Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

ARTICLE VII
CONDEMNATION

Section 7.01. CONDEMNATION.

(a) If the Mortgaged Property or any part of the Mortgaged Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”) and as a result thereof the Borrower would no longer be in compliance with Section 5.16(d) of the Credit Agreement, Administrative Agent and the Secured Parties shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”). In such event, at its option, Administrative Agent shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or upon consultation with Mortgagor to make any compromise or settlement in connection with such Condemnation (provided, however, that in no event shall Administrative Agent be obliged to consult with Mortgagor if an Event of Default has occurred and is continuing). Upon the occurrence and continuance of an Event of Default, and with prior notice to Mortgagor, Mortgagor hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.

(b) Subject to the limitations of Section 7.01(a), Mortgagor assigns to Administrative Agent all Condemnation Proceeds which Mortgagor is entitled to receive.

ARTICLE VIII
REPRESENTATIONS OF MORTGAGOR

Section 8.01. NO ADVERSE CHANGE. Mortgagor represents and warrants that, as of the Execution Date:

(a) Mortgagor has delivered to Administrative Agent true and correct copies of all Mortgagor’s organizational documents.

(b) Mortgagor is not involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Mortgagor, no such proceeding is contemplated or threatened.

(c) Mortgagor is not involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect the Mortgaged Property.

Section 8.02. FOREIGN INVESTOR. Neither Mortgagor nor any member of Mortgagor is, and no legal or beneficial interest in a member of Mortgagor (other than shareholders of publicly traded entities) is or will be held, directly or indirectly by, a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

Section 8.03. US PATRIOT ACT. Neither Mortgagor nor any partner, member or stockholder of Mortgagor is, and no legal or beneficial interest in a partner, member or stockholder of Mortgagor is or will be held, directly or indirectly by a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the US Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such person or entity would violate the US Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation. For the avoidance of doubt, the foregoing does not apply to any shareholders of publicly-held entities.

ARTICLE IX

[Reserved]

ARTICLE X
CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

Section 10.01. CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION. Except as permitted by the Credit Agreement, Mortgagor shall not cause or permit: (i) the Mortgaged Property or any interest in the Mortgaged Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of, or (ii) any transfer, assignment or conveyance of any interest in Mortgagor, or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Mortgagor (collectively, “Transfers”).

Section 10.02. PROHIBITION ON SUBORDINATE FINANCING. Mortgagor shall not incur or permit the incurring of (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Mortgaged Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or beneficial interest in Mortgagor (collectively, “Subordinate Financing”).

ARTICLE XI
DEFAULTS AND REMEDIES

Section 11.01. EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Mortgagor’s covenants in this Mortgage and shall constitute a default (“Event of Default”):

(a) The failure of Mortgagor to pay when due, any Obligations;

(b) The failure of Mortgagor, Borrower or any Guarantors to perform or observe any term, provision, covenant, condition or agreement under any Loan Document and failure to cure same within applicable cure periods, if any;

(c) The filing by Mortgagor, Borrower or any Guarantor (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within ninety (90) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Mortgaged Property, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;

(d) If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Mortgagor, or by any person or entity otherwise liable under any Loan Document shall be materially false or misleading; or

(e) If Mortgagor shall suffer or permit the Mortgaged Property, or any material part of the Mortgaged Property, to be used in a manner that would with the passage of time (1) impair Mortgagor’s title to the Mortgaged Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Mortgaged Property.

Section 11.02. REMEDIES UPON DEFAULT. Upon the happening of an Event of Default, the Secured Indebtedness shall, at the option of Administrative Agent, become immediately due and payable, without further notice or demand, and Administrative Agent may undertake any one or more of the following remedies:

(a) Foreclosure. Institute a foreclosure action in accordance with the laws of the State of Florida, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Mortgaged Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Administrative Agent may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Administrative Agent is the purchaser at the foreclosure sale of the Mortgaged Property, the foreclosure sale price shall be applied against the total amount due Administrative Agent; and/or

(b) Intentionally Deleted;

(c) Entry. Enter into possession of the Mortgaged Property, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Administrative Agent, in Administrative Agent’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

(d) Receivership. Have a receiver appointed to enter into possession of the Mortgaged Property, collect the Rents and Profits and apply them as the appropriate court may direct. Administrative Agent shall be entitled to the appointment .of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Mortgagor. Mortgagor shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Administrative Agent or any receiver shall not affect or cure any Event of Default; and/or

(e) Uniform Commercial Code Remedies. Exercise all rights and remedies of a “Secured Party” as provided in the applicable Uniform Commercial Code; and/or

(f) Specific Performance. Institute an action for specific performance of any covenant contained herein or in aid of the execution of any power herein granted; and/or

(g) Other. Take such other action and exercise such rights and remedies, procedural and substantive, as may be allowed now or in the future by statutory or case law, or in equity.

Administrative Agent shall be entitled in its sole discretion to exercise all or any of the rights and remedies herein or in the Loan Documents provided, or which may be provided by statute, law, equity, or otherwise in such order and manner as Administrative Agent shall elect without impairing Administrative Agent’s lien in, or rights to, any of such Loan Documents and without affecting the liability of any person, firm, corporation or other entity for the sums secured by the Loan Documents.

Section 11.03. APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Mortgaged Property pursuant to Section 11.02 of this Mortgage, to the extent permitted by law, the Administrative Agent shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.

Section 11.04. WAIVER OF JURY TRIAL. To the fullest extent permitted by law, Mortgagor HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with this Mortgage or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Mortgagor has received the advice of counsel with respect to this waiver.

Section 11.05. ADMINISTRATIVE AGENT’S RIGHT TO PERFORM MORTGAGOR’S OBLIGATIONS. Mortgagor agrees that, if Mortgagor fails to perform any act or to pay any money which Mortgagor is required to perform or pay under the Loan Documents within any applicable notice or grace period, Administrative Agent may make the payment or perform the act at the cost and expense of Mortgagor and in Mortgagor’s name or in its own name. Any money paid by Administrative Agent under this Section 11.05 shall be reimbursed to Administrative Agent in accordance with Section 11.06.

Section 11.06. ADMINISTRATIVE AGENT REIMBURSEMENT. All payments reasonably made, or funds reasonably expended or reasonably advanced by Administrative Agent pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Notes) from the date such payments are made or funds expended or advanced, (3) become due and payable by Mortgagor upon demand by Administrative Agent, and (4) bear interest at the Default Rate (as defined in the Notes) from the date of such demand. Mortgagor shall reimburse Administrative Agent within ten (10) days after receipt of written demand for such amounts.

Section 11.07. FEES AND EXPENSES. If Administrative Agent becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Mortgagor, the Mortgaged Property or the title thereto or Administrative Agent’s interest under this Mortgage, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Mortgagor shall reimburse Administrative Agent in accordance with Section 11.06 for all expenses, costs, charges and legal fees incurred by Administrative Agent (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.08. WAIVER OF CONSEQUENTIAL DAMAGES. Mortgagor covenants and agrees that in no event shall Administrative Agent be liable for consequential damages, and to the fullest extent permitted by law, Mortgagor expressly waives all existing and future claims that it may have against Administrative Agent for consequential damages.

ARTICLE XII
MORTGAGOR AGREEMENTS AND FURTHER ASSURANCES

Section 12.01. MORTGAGOR’S ESTOPPEL. Within ten (10) business days after a request by Administrative Agent or any Secured Party, Mortgagor shall furnish an acknowledged written statement in form satisfactory to Administrative Agent or the applicable Secured Party (i) setting forth the amount of the Secured Indebtedness, (ii) stating either that no known offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as may be reasonably requested. If Mortgagor does not furnish an estoppel certificate within the 10 business day period, Mortgagor appoints Administrative Agent as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable by death or otherwise.

Section 12.02. FURTHER ASSURANCES. Mortgagor shall, without expense to Administrative Agent, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds to secure debt, deeds of trust, assignments, security agreements, and financing statements as Administrative Agent shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Administrative Agent and the Secured Parties the Mortgaged Property and rights conveyed or assigned by this Mortgage or which Mortgagor may become bound to convey or assign to Administrative Agent, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or re-recording this Mortgage. If Mortgagor fails to comply with the terms of this Section, Administrative Agent may, at Mortgagor’s expense, perform Mortgagor’s obligations for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Administrative Agent as its attorney-in-fact to do so. The appointment of Administrative Agent as attorney-in-fact is coupled with an interest.

Section 12.03. FUTURE ADVANCES. This Mortgage shall secure any additional loans as well as any and all present or future advances and readvances made by Administrative Agent to or for the benefit of Mortgagor or the Mortgaged Property within twenty (20) years from the date hereof (whether such advances are obligatory or are made at the option of Administrative Agent or otherwise), including, without limitation: (i) principal, interest, late charges, fees and other amounts due under this Mortgage; (ii) all advances by Administrative Agent to Mortgagor or Mortgagor’s Affiliates or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any improvements on the Real Property; (iii) all advances made or costs incurred by Administrative Agent for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Administrative Agent for the enforcement and protection of the Mortgaged Property or the lien of this Mortgage; and (iv) all legal fees, costs and other expenses incurred by Administrative Agent by reason of any default or otherwise in connection with the Secured Indebtedness. The amount that may be so secured may decrease to a zero amount from time to time, or may increase from time to time, but the total amount of such secured indebtedness shall not exceed at any one time a maximum principal amount equal to double the face amount of the Notes plus interest, and any advances or disbursements made for the benefit or protection of or the payment of taxes, assessments, levies or insurance upon the Mortgaged Property with interest on such disbursements as provided herein.

Section 12.04 DOCUMENTARY TAXES. In addition to (and without limiting the generality of) the other provisions of this Mortgage, Mortgagor hereby agrees to defend, indemnify, and hold Administrative Agent and the Secured Parties harmless from and against any and all liability for documentary stamp taxes and intangible taxes (together with all interest, penalties, costs, and attorneys’ fees incurred in connection therewith) that at any time may be levied, assessed, or imposed by the State of Florida or any other governmental entity or agency upon this Mortgage, the Notes, or any of the other Loan Documents or any amendment, extension, or renewals of any of the foregoing, or upon Administrative Agent by virtue of owning or holding any of the foregoing instruments or documents, all of which shall be secured by the lien and security interest of the Loan Documents (as from time to time amended). In addition, in the event that any governmental entity or agency shall allege in writing or otherwise that the correct amount of documentary stamp taxes or intangible taxes have not been paid, then Mortgagor shall immediately, upon request of Administrative Agent, engage counsel satisfactory to Administrative Agent, at Mortgagor’s expense, to respond to such allegations (even if such allegations are spurious and without merit) and otherwise defend Administrative Agent against any claim regarding such taxes. The provisions of this Section shall survive the repayment of the Secured Indebtedness and the satisfaction of this Mortgage and the other Loan Documents for so long as any claim may be asserted by the State of Florida or any such other governmental entity or agency.

ARTICLE XIII

SECURITY AGREEMENT

Section 13.01. SECURITY AGREEMENT. THIS MORTGAGE CREATES A LIEN ON THE MORTGAGED PROPERTY. IN ADDITION, TO THE EXTENT THE MORTGAGED PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS MORTGAGE CONSTITUTES A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE OF FLORIDA (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, ADMINISTRATIVE AGENT MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE MORTGAGED PROPERTY, AND/OR ADMINISTRATIVE AGENT MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE MORTGAGED PROPERTY IN ACCORDANCE WITH ADMINISTRATIVE AGENT’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS MORTGAGE. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS MORTGAGE IS RELEASED OR SATISFIED OF RECORD. A statement describing the portion of the Mortgaged Property comprising the fixtures, the Timber (including timber to be cut), and the Timber and Related Rights hereby secured is set forth in the granting clauses of this Mortgage. Mortgagor is the record owner of the Mortgaged Property. The organizational number of Mortgagor is      .

Section 13.02. REPRESENTATIONS AND WARRANTIES. Mortgagor warrants, represents and covenants as follows:

(a) As of the Execution Date, Mortgagor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except for Permitted Encumbrances or as otherwise expressly approved by Administrative Agent in writing. Mortgagor will notify Administrative Agent of, and will protect, defend and indemnify Administrative Agent and the Secured Parties against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.

(b) The Personal Property has not been (as of the Execution Date) used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Mortgagor’s business.

(c) Mortgagor will not remove the Personal Property without the prior written consent of Administrative Agent, except the items of Personal Property which are obsolete or which are consumed or worn out in ordinary usage and are promptly replaced by Mortgagor, to the extent reasonably necessary or desirable for the operation of the Land and Improvements and the business conducted thereon, with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

Section 13.03. CHARACTERIZATION OF PROPERTY. The grant of a security interest to Administrative Agent in this Mortgage shall not be construed to limit or impair the lien of this Mortgage or the rights of Administrative Agent and the Secured Parties with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 13.04. PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Administrative Agent from the effect of U.C.C. Section 9-313, as amended from time to time and as enacted in the State of Florida, in the event that Mortgagor intends to purchase any goods which may become fixtures attached to the Mortgaged Property, or any part of the Mortgaged Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a) Before executing any security agreement or other document evidencing or perfecting the security interest, Mortgagor shall obtain the prior written approval of Administrative Agent. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b) Mortgagor shall pay all sums and perform all obligations secured by the security agreement. A default by Mortgagor under the security agreement shall constitute a default under this Mortgage. If Mortgagor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Administrative Agent, at its option, may pay the secured amount and Administrative Agent shall be subrogated to the rights of the holder of the purchase money security interest.

(c) Administrative Agent shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

ARTICLE XIV
MISCELLANEOUS COVENANTS

Section 14.01. NO WAIVER. No single or partial exercise by Administrative Agent, or delay or omission in the exercise by Administrative Agent, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Administrative Agent shall at all times have the right to proceed against any portion of, or interest in, the Mortgaged Property without waiving any other rights or remedies with respect to any other portion of the Mortgaged Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

Section 14.02. NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Mortgage shall be in writing. All notices shall be deemed to have been properly given if hand delivered or delivered by a nationally recognized overnight courier to the parties at the addresses set forth below (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the receipt of such courier service.

Mortgagor:	St. Joe Timberland Company of Delaware, L.L.C. 245 Riverside Drive, Suite 500 Jacksonville, FL 32202 Attn: Steven W. Solomon, Senior Vice President
Administrative Agent:	Branch Banking and Trust Company 200 West Second Street, 16th Floor Winston-Salem, NC 27101 Attn: Michael F. Skorich, Senior Vice President

Section 14.03. HEIRS AND ASSIGNS; TERMINOLOGY; REASONABLE LEGAL FEES.

(a) This Mortgage applies to Administrative Agent, the Secured Parties and Mortgagor, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Mortgagor” shall include both the original Mortgagor and any subsequent owner or owners of any of the Mortgaged Property. The term “Secured Parties” shall mean the Secured Parties and any successors and/or assigns of the Secured Parties. The term “Administrative Agent” shall mean Administrative Agent and any successor and/or assign of Administrative Agent.

(b) In this Mortgage, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

(c) Whenever in this Mortgage Mortgagor is required to pay “reasonable” attorney’s fees, Mortgagor shall be required to pay the actual attorney’s fees billed at standard hourly rates, and the term “reasonable” shall not be interpreted to mean a percentage of principal and interest.

Section 14.04. SEVERABILITY. If any provision of this Mortgage should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Mortgage except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Administrative Agent may, at its option, declare the Secured Indebtedness immediately due and payable.

Section 14.05. APPLICABLE LAW. The laws of the State of North Carolina shall strictly and absolutely govern the rights and obligations of the parties to this Mortgage and all other Loan Documents, and the interpretation and construction and enforceability thereof; and that with respect to the creation, perfection, priority and enforcement of the lien of this Mortgage, the laws of the State of Florida shall apply.

Section 14.06. CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Mortgage.

Section 14.07. TIME OF THE ESSENCE. Time is of the essence with respect to all of Mortgagor’s obligations under this Mortgage and the other Loan Documents.

Section 14.08. NO MERGER. In the event that Administrative Agent should become the owner of the Mortgaged Property, there shall be no merger of the estate created by this Mortgage with the fee estate in the Mortgaged Property.

Section 14.09. NO MODIFICATIONS. This Mortgage may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Mortgagor and Administrative Agent.

Section 14.10. WAIVER. BY EXECUTION OF THIS MORTGAGE, MORTGAGOR EXPRESSLY: (A) WAIVES ANY AND ALL RIGHTS WHICH MORTGAGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS OF THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (B) ACKNOWLEDGES THAT MORTGAGOR HAS READ THIS MORTGAGE AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS MORTGAGE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO MORTGAGOR AND MORTGAGOR HAS CONSULTED WITH COUNSEL OF MORTGAGOR’S CHOICE PRIOR TO EXECUTING THIS MORTGAGE; AND (C) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED-FOR LOAN TRANSACTION AND THAT THIS MORTGAGE IS VALID AND ENFORCEABLE BY MORTGAGOR AGAINST MORTGAGOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

ARTICLE XV
SPECIAL STATE PROVISIONS

Section 15.01. SPECIAL STATE PROVISIONS. The following special State provisions are hereby added to this Mortgage.

(a) Maturity Date. The Maturity Date of the Notes, unless renewed or extended, is September 19, 2011.

(b) Usury Savings Clause. It is the intention of Mortgagor and the Administrative Agent to conform strictly to the usury and similar laws relating to interest payable on loans from time to time in force, and all agreements between Mortgagor and the Administrative Agent, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof otherwise, shall the amount paid or agreed to be paid in the aggregate to the Administrative Agent as interest (whether or not designated as interest, and including any amount otherwise designated by or deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Secured Indebtedness, or in any other document evidencing, securing or pertaining to the Secured Indebtedness, exceed the maximum amount (the “Maximum Rate”) permissible under applicable law. If under any circumstances whatsoever fulfillment of any provision hereof, of the Notes or of the other Loan Documents, at the time performance of such provisions shall be due, shall involve exceeding the Maximum Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate. For purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the Administrative Agent for the use, forbearance or detention of the Secured Indebtedness evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such indebtedness, so that the actual rate of interest on account of such Secured Indebtedness is uniform through the term hereof. If under any circumstances any Administrative Agent shall ever receive an amount which would exceed the Maximum Rate, such amount shall be deemed a payment in reduction of the principal amount of any loan secured by this Mortgage and shall be treated as a voluntary prepayment under the Loan Documents and shall be so applied in accordance with the provisions of the Loan Documents or if such excessive interest exceeds the outstanding amount of the Loan and any other Secured Indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Mortgagor.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage, or has caused this Mortgage to be executed by its duly authorized representative(s), as an instrument.

Signed, sealed and delivered	MORTGAGOR:
in the presence of:
Witness Print Name:	ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C., a Delaware limited liability company

By:

Name:

Title:

Witness Print Name:

Address of Mortgagor:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this      day of      , 200     , by      as      of      , the      of      , on behalf of said      and      . He/She is personally known to me or has produced      as identification.

Notary:

[NOTARIAL SEAL]	Print Name:

Notary Public-State of

My commission expires:
Commission Number:

Exhibit A

Legal Description

EXHIBIT K

MARGIN AND FEE RATE REPORT

Reference is made to the Credit Agreement dated as of September 19, 2008 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among The St. Joe Company, the Initial Guarantors listed on the signature pages thereof, the lenders listed on the signature pages thereof and their successors and assigns, Branch Banking and Trust Company, as a Lender, Letter of Credit Issuer and Administrative Agent, and BB&T Capital Markets, as Lead Arranger. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 5.01(j) of the Credit Agreement,      , the duly authorized [     ] of the Borrower, hereby certifies to the Administrative Agent and the Lenders that the information regarding the Total Indebtedness, the Total Asset Value, the Applicable Margin and the Applicable Facility Fee Rate contained in the schedule(s) attached hereto, all for the Fiscal Quarter ended      is true, accurate and complete as of the date hereof.

Dated as of      .

THE ST. JOE COMPANY

By:     (SEAL)
Name:
Title:

EXHIBIT L

FORM OF NOTICE
IN RESPECT OF ISSUANCE OF LETTERS OF CREDIT

To: The Lenders parties to the Credit Agreement, dated as of September 19, 2008, (as amended and modified from time to time, the “Credit Agreement”), among The St. Joe Company, the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender, Letter of Credit Issuer and Administrative Agent, BB&T Capital Markets, as Lead Arranger and the Lenders listed on the signature pages thereof.

Pursuant to Section 11.04(b) of the Credit Agreement, the Letter of Credit Issuer hereby notifies the Lenders that it has issued the following Letters of Credit pursuant to Article XI of the Credit Agreement:

	Face	Date of
Number	Amount	Issuance/Expiration	Beneficiary	Purpose

A copy of each of the Letters of Credit listed above has been attached hereto.

Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning in this notice.

Date:      ,      .

BRANCH BANKING AND TRUST COMPANY,
As Letter of Credit Issuer

By:
Name:
Title:

EXHIBIT M

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of September 19, 2008 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among The St. Joe Company, the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender and Administrative Agent, and the Lenders listed on the signature pages thereof. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 5.01(c) of the Credit Agreement,      , the duly authorized      of The St. Joe Company hereby: (i) certifies to the Administrative Agent and the Lenders that the information contained in the Compliance Checklist attached hereto is true, accurate and complete as of      , 20     (the “Compliance Date”), and that no Default is in existence on and as of the date hereof, and (ii) restates and reaffirms that the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date (except to the extent any such representation or warranty is expressly made as of a prior date).

[Signature page follows]

Dated as of ______________, 20___.

THE ST. JOE COMPANY

By:
Name:
Title:

[CORPORATE SEAL]

Compliance Checklist

[To Be Provided By Borrower In Form
and Content Satisfactory to Administrative Agent]

EXHIBIT N

FORM OF PLEDGE AGREEMENT

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) dated as of this 19th day of September, 2008, between THE ST. JOE COMPANY, a Florida corporation (collectively, the “Pledgor”) and BRANCH BANKING AND TRUST COMPANY, (“BB&T”), acting as agent (in such capacity, the “Administrative Agent”) for itself, the Lenders (as defined herein) and the other Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H

WHEREAS, the Administrative Agent and the Lenders (as defined in the Credit Agreement) have agreed to extend credit to the Pledgor pursuant to the terms of that certain Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”) among the Pledgor, the Administrative Agent and the Lenders signatory thereto;

WHEREAS, the Pledgor may from time to time enter into or guarantee one or more Hedge Transactions (as defined in the Credit Agreement) with the Hedge Counterparties (as defined in the Credit Agreement);

WHEREAS, the Pledgor beneficially and legally owns the limited liability company membership interests and other equity interests in St. Joe Timberland Company of Delaware, L.L.C. (“St. Joe Timberland”) as described on Exhibit A attached hereto, which membership interests and other equity interests comprise all of the outstanding membership interests and other equity interests in St. Joe Timberland;

WHEREAS, it is a condition of the Lenders’ agreement to extend credit to the Pledgor pursuant to the Credit Agreement that the Administrative Agent, on behalf of the Secured Parties (as defined in the Credit Agreement), receive a pledge of the Collateral (as defined below) hereunder by the Pledgor’s execution and delivery of this Agreement to secure: (a) the due and punctual payment by the Pledgor of: (i) the principal of and interest on the Notes (including without limitation, any and all Revolver Advances and Swing Advances), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Pledgor under this Agreement and the Letter of Credit Application Agreements, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Pledgor to the Secured Parties under this Agreement and the other Loan Documents to which the Pledgor is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Pledgor under this Agreement and the other Loan Documents to which the Pledgor is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) of all obligations (including any and all Hedging Obligations arising under the Hedging Agreements and obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities of the Pledgor, now existing or hereafter incurred under, arising out of or in connection with any and all Hedging Agreements and any renewals, modifications or extensions thereof, and the due and punctual performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in any Hedging Agreement and any renewals, modifications or extensions thereof; (d) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Pledgor and Guarantors arising out of or relating to any Bank Products; (e) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Pledgor and Guarantors arising out of or relating to any Cash Management Services; and (f) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part (“Obligations”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 11.10. Definitions. Any capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

SECTION 11.11. Pledge. As collateral security for the due and punctual payment of the Obligations, the Pledgor hereby pledges, hypothecates, delivers and assigns and grants unto Administrative Agent, as agent for itself and the Secured Parties, a security interest (which security interest shall constitute a first priority security interest), in all of the Pledgor’s membership interests, limited partnership interests, common stock and other equity interests in St. Joe Timberland and all securities instruments or other rights convertible into or exercisable for the foregoing (the “Equity Interests”), together with all proceeds, profits, interests, capital accounts, accounts, contract rights, general intangibles, deposits, funds, dividends, distributions, rights to dividends, rights to distributions, including both distributions of money and of property, and other rights, claims and interests relating to or arising out of Pledgor’s Equity Interests, now owned or hereafter acquired, in St. Joe Timberland, together with any and all replacements or substitutions for or proceeds of all of the foregoing (collectively, the “Collateral”), and the Pledgor hereby delivers to Administrative Agent, on behalf of the Secured Parties, including itself, the certificates, instruments or other documents, if any, evidencing or representing the Collateral. This Agreement is not intended to place Administrative Agent or any Secured Party in a position of being a member of St. Joe Timberland, but is intended to grant Administrative Agent, on behalf of the Secured Parties, a lien on and security interest in Pledgor’s Equity Interests in St. Joe Timberland including, without limitation, any and all of the Collateral.

SECTION 11.12. Representations and Warranties. The Pledgor hereby represents and warrants that:

(a) Pledgor has all requisite power and authority to enter into this Agreement, to grant a security interest in the Collateral for the purposes described in Section 2 and to carry out the transactions contemplated by this Agreement;

(b) No approval of or consent from any person or entity (other than the acknowledgement and consent of St. Joe Timberland as evidenced by its signature hereto) is required in connection with the execution and delivery by Pledgor of this Agreement, the granting of the security interests in the Collateral, or the carrying out of the transactions contemplated by this Agreement that has not been obtained;

(c) Pledgor is the direct and beneficial owner of the Collateral as of the date hereof;

(d) All of the Collateral is owned by the Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest in such Collateral or the proceeds thereof, except for the security interest granted to the Administrative Agent on behalf of the Secured Parties hereunder;

(e) The execution, delivery and performance by Pledgor of this Agreement do not and will not contravene or constitute a default under or result in any violation of any agreement (including, without limitation, the operating agreement of St. Joe Timberland), indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor;

(f) St. Joe Timberland is a limited liability company duly formed, validly existing and in good standing as such under the laws of the State of Delaware. The execution and delivery of this Agreement are within the corporate powers of the Pledgor, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the Uniform Commercial Code filings set forth in paragraph (g) below) and do not contravene, or constitute a default under, the charter or by-laws of the Pledgor;

(g) Upon filing of a Uniform Commercial Code Financing Statement with the UCC records of the Secretary of State of the State of Florida, this Agreement creates and grants a valid lien on and perfected security interest in the Collateral and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Collateral; and

(h) A true, correct and complete copy of the operating agreement of St. Joe Timberland (together with all amendments thereto) has been provided to the Administrative Agent.

SECTION 11.13. Voting Rights; Distributions, Etc.

(a) So long as no Event of Default, as defined in the Credit Agreement, shall have occurred and be continuing:

(i)	the Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof, provided, however, that no vote shall be cast or right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of the provisions of this Agreement, the Credit Agreement or any other Loan Document,

(ii)	except to the extent limited by this Agreement, the Credit Agreement or any other Loan Document, the Pledgor shall be entitled to receive and retain any and all cash dividends or cash distributions payable on the Collateral, but any and all equity interests and/or liquidating dividends, distributions in property, returns of capital, or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination, or reclassification of the outstanding ownership units or other interests of the Pledged Entities or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any Pledged Entity may be a party or otherwise, and any and all cash and other property received in redemption of or in exchange for any Collateral (either upon call for redemption or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to Administrative Agent (accompanied by proper instruments of assignment and/or powers of attorneys executed by the Pledgor) to be held subject to the terms of this Agreement;

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and/or consensual rights and powers that such Pledgor is entitled to exercise pursuant to Section 4(a)(i) hereof and/or to receive the payments that such Pledgor is authorized to receive and retain pursuant to Section 4(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in Administrative Agent for the benefit of the Secured Parties, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain such payments; provided, that nothing herein shall obligate Administrative Agent to exercise such voting and/or consensual rights, all such action in such regard being solely in Administrative Agent’s or Secured Parties’ discretion. Any and all money and other property paid over to or received by Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by Administrative Agent as additional Collateral hereunder and be applied in accordance with the provisions hereof.

SECTION 11.14. Covenants. The Pledgor hereby covenants that until such time as the Obligations shall have been indefeasibly paid in full:

(a) Pledgor will not, without the prior written consent of the Administrative Agent, sell, convey, assign, or otherwise dispose of all or any part of the Collateral or any interest therein or except as expressly permitted by the Credit Agreement, permit St. Joe Timberland to sell, convey, assign or otherwise dispose of all or any part of its assets, except that prior to an Event of Default, Pledgor shall be permitted to receive and dispose of distributions to the extent permitted by Section 4 above; nor will the Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or security interest whatsoever with respect to all or any part of the Collateral or the proceeds thereof, other than that created hereby; nor will the Pledgor, except as expressly permitted by the Credit Agreement, permit St. Joe Timberland to create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or security interest whatsoever with respect to all or any part of its assets; nor will the Pledgor amend the operating agreement of St. Joe Timberland or consent to or permit any amendment thereof, except as permitted under the Credit Agreement; nor will Pledgor consent to or permit the issuance of any additional Equity Interests in St. Joe Timberland (unless pledged to Administrative Agent hereunder), or any securities or instruments exercisable or exchangeable for Equity Interests in St. Joe Timberland or otherwise representing any right to acquire any Equity Interest in St. Joe Timberland.

(b) Pledgor will not permit St. Joe Timberland to change its entity form and will give to Administrative Agent not less than 30 days’ prior written notice of (i) any change in the name of St. Joe Timberland or (ii) any change in the location of the principal place of business of St. Joe Timberland.

(c) Pledgor will, at Pledgor’s own expense, defend Administrative Agent’s and Secured Parties’ right, title, special property and security interest in and to the Collateral and any distributions with respect thereto against the claims of any person, firm, corporation or other entity.

(d) Pledgor will preserve and protect the Collateral.

(e) Pledgor will promptly pay and discharge before the same become delinquent, all taxes, assessments and governmental charges or levies imposed on Pledgor or the Collateral, except for taxes timely disputed in good faith, for which adequate reserves have been made.

(f) Subject to the conditions contained in the Credit Agreement, the Secured Parties shall have the right, upon request, to review, examine and audit the books and records of St. Joe Timberland and of the Pledgor with regard to the Collateral and any distributions with respect thereto. Each Secured Party’s reasonable costs and expenses incurred in connection with any such review, examination or audit shall be paid by Pledgor.

SECTION 11.15. Remedies upon Default. Upon the occurrence of an Event of Default as defined in the Credit Agreement, Administrative Agent may, in addition to the exercise by Administrative Agent of its rights and remedies under any other Section of this Agreement or under the Credit Agreement or any other agreement relating to the Obligations or otherwise available to it at law or in equity:

(a) declare the principal of and all accrued interest on and any other amounts owing with respect to the Obligations immediately due and payable, without demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notices of any kind, and

(b) exercise all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of North Carolina at that time and sell (in compliance with applicable laws, including securities laws) the Collateral, or any part thereof, at public or private sale, at any broker’s board, upon any securities exchange, or elsewhere, for cash, upon credit, or for future delivery, as Administrative Agent may deem appropriate in the circumstances and commercially reasonable. Administrative Agent shall have the right to impose limitations and restrictions on the sale of the Collateral as Administrative Agent may deem to be necessary or appropriate to comply with any law, rule, or regulation (Federal, state, or local) having applicability to the sale, including, but without limitation, restrictions on the number and qualifications of the offerees and requirements for any necessary governmental approvals, and Administrative Agent shall be authorized at any such sale (if it deems it necessary or advisable to do so) to restrict the prospective offerees or purchasers to Persons who will represent and agree that they are purchasing securities included in the Collateral for their own account and not with a view to the distribution or sale thereof in violation of applicable securities laws and the Pledgor hereby waives, to the maximum extent permitted by law, any claim arising because the price at which the Collateral may have been sold at such private sale was less than the price that might have been obtained at public sale, even if Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Upon consummation of any such sale, Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, and/or appraisal that the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by law, Administrative Agent shall give the Pledgor at least ten (10) days’ prior written notice of its intention to make any such public or private sale. Such notice shall state the time and place fixed for sale, and the Collateral, or portion thereof, to be offered for sale. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as Administrative Agent may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Administrative Agent may determine, and Administrative Agent may itself bid (which bid may be in whole or in part in the form of cancellation of the Obligations) for and purchase the whole or any part of the Collateral. Administrative Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. The Pledgor hereby agrees that any sale or disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions in the city and state where Administrative Agent is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

(c) Pledgor recognizes that the Administrative Agent and Secured Parties may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire all or a part of the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale and that the Administrative Agent has no obligation to delay the sale of such Collateral for the period of time necessary to permit the registration of such Collateral for public sale under any securities laws. Pledgor agrees that a private sale or sales made under the foregoing circumstances shall not be deemed to have not been made in a commercially reasonable manner solely as a result of being a private sale. If any consent, approval, or authorization of any federal, state, municipal, or other governmental department, agency, or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, Pledgor will execute all applications and other instruments as may be required in connection with securing any such consent, approval, or authorization and will otherwise use its best efforts to secure the same. In addition, if the Collateral is disposed of pursuant to Rule 144, Pledgor agrees to complete and execute a Form 144, or comparable successor form, at the Administrative Agent’s request; and Pledgor agrees to provide any material adverse information in regard to the current and prospective operations of each Pledged Entity of which any Pledgor has knowledge and which has not been publicly disclosed, and Pledgor hereby acknowledges that Pledgor’s failure to provide such information may result in criminal and/or civil liability.

SECTION 11.16. Application of Proceeds of Sale. The proceeds of sale of the Collateral sold pursuant to Section 6 hereof shall be applied by Administrative Agent as set forth in Section 6.03 of the Credit Agreement.

SECTION 11.17. Administrative Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints Administrative Agent the Pledgor’s attorney-in-fact, with full power of substitution, for the purpose, upon the occurrence of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, after the occurrence of an Event of Default as defined in the Credit Agreement, Administrative Agent shall have the right and power to receive, endorse, and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend or other distribution payable or distributable in respect of the Collateral or any part thereof, and to give full discharge for same.

SECTION 11.18. Responsibility. Notwithstanding the provisions of Section 4(b) hereof, Administrative Agent shall have no duty to exercise any voting and/or consensual rights and powers becoming vested in Administrative Agent with respect to the Collateral or any part thereof, to exercise any right to redeem, convert, or exchange any securities included in the Collateral, to enforce or see to the payment of any dividend or any other distribution payable or distributable on or with respect to the Collateral or any part thereof, or otherwise to preserve any rights in respect of the Collateral against any third parties.

SECTION 11.19. No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Administrative Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies of Administrative Agent hereunder are cumulative and are not exclusive of any other remedies available to Administrative Agent at law or in equity.

SECTION 11.20. Termination. This Agreement shall terminate upon the complete performance of each Loan Party’s obligations under each Loan Document and the final and indefeasible payment in full of the Obligations. Upon termination of this Agreement, Administrative Agent shall reassign and redeliver (or cause to be reassigned or redelivered) to the Pledgor such Collateral (if any) as shall not have been sold or otherwise applied by Administrative Agent pursuant to the terms hereof and as shall still be held by it hereunder together with appropriate instruments of assignment and release.

SECTION 11.21. Notices. Any notice or communication required or permitted hereunder shall be given in the manner prescribed in the Credit Agreement to such Person at its address set forth in the Credit Agreement or on Exhibit A to this Agreement.

SECTION 11.22. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, as Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto Administrative Agent and the Secured Parties their rights, powers and remedies hereunder. The Pledgor hereby authorizes Administrative Agent to file one or more Uniform Commercial Code financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral. The Pledgor will execute and deliver to the Administrative Agent all assignments, endorsements, powers, hypothecations, and other documents required at any time and from time to time by the Administrative Agent with respect to the Collateral or in order to effect the purposes of this Agreement. If the Pledgor shall become entitled to receive or shall receive with respect to the Collateral any: (i) certificate (including, but without limitation, any certificate representing a dividend or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off); (ii) option, warrant or right, whether as an addition to, in substitution of, in exchange for the Collateral, or otherwise; (iii) dividends or distributions payable in property, including, without limitation, securities issued by any person other than the issuer of the Collateral; or (iv) dividends or distributions on dissolution, or in partial or total liquidation, or from capital, capital surplus, or paid-in surplus, then, the Pledgor shall accept any such instruments or distributions as the Administrative Agent’s agent, shall receive them in trust for the Administrative Agent, and shall deliver them forthwith to the Administrative Agent in the exact form received with, as applicable, the applicable Pledgor’s endorsement when necessary or appropriate undated stock or bond powers duly executed in blank, to be held by the Administrative Agent, subject to the terms hereof, as further collateral security for the Obligations.

SECTION 11.23. Binding Agreement. This Agreement and the terms, covenants, and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

SECTION 11.24. Modification. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged, or terminated, nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed by the parties hereto.

SECTION 11.25. Severability. In case any lien, security interest, or other right of Administrative Agent hereunder shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality, and/or unenforceability shall not affect any other lien, security interest, or other right of Administrative Agent hereunder.

SECTION 11.26. Governing Law. This Agreement (including matters of construction, validity, and performance), the rights, remedies, and obligations of the parties with respect to the Collateral to the extent not provided for herein, and all matters concerning the validity, perfection, and the effect of non-perfection of the pledge contemplated hereby, shall be governed by and construed in accordance with the laws of the State of North Carolina or other mandatory applicable laws. Notwithstanding anything herein, THE PLEDGOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN IN ANY ACTION TAKEN BY ADMINISTRATIVE AGENT RELATING TO THIS AGREEMENT OR ANY PROVISIONS, RIGHTS OR REMEDIES HEREOF. THE PLEDGOR FURTHER AGREES THAT ANY ACTION TAKEN BY PLEDGOR RELATING TO THIS AGREEMENT OR ANY PROVISIONS, RIGHTS OR REMEDIES HEREOF SHALL BE TAKEN IN SAID COURTS AND SHALL NOT BE TAKEN IN ANY OTHER JURISDICTION. PLEDGOR RECOGNIZES THAT THIS COVENANT IS AN ESSENTIAL PROVISION OF THIS AGREEMENT, THE ABSENCE OF WHICH WOULD MATERIALLY ALTER THE CONSIDERATION GIVEN BY ADMINISTRATIVE AGENT AND SECURED PARTIES TO PLEDGOR.

SECTION 11.27. Duties of Administrative Agent. The Administrative Agent has been appointed by the Secured Parties pursuant to the Credit Agreement. Its duties to the Secured Parties, powers to act on behalf of the Secured Parties, and immunity are set forth solely therein, and shall not be altered by this Security Agreement. Any amounts realized by the Administrative Agent hereunder shall be allocated pursuant to Section 6.03 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

THE ST. JOE COMPANY, a Florida corporation	(SEAL)
By:	(SEAL)

Name:
Title:

ADMINISTRATIVE AGENT:

BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent for itself, the Lenders and the other Secured Parties

By:
Name:
Title:

Exhibit A

NAMES, ADDRESSES, PLEDGED STOCK INTERESTS AND STATES OF ORGANIZATION OF PLEDGED ENTITIES

State of
Pledged Entity	Address	Owner(s)	Ownership Interest	Organization
ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C.	245 Riverside Drive Suite 500 Jacksonville, FL 32202 Attn: Stephen W. Solomon	The St. Joe Company, a Florida corporation	100% of membership interests (Certificate No. ; shares)	Delaware

EXHIBIT O

COMPANY’S CERTIFICATE
RESPECTING ACQUISITIONS

Reference is made to the Credit Agreement (the “Credit Agreement”) dated as of September 19, 2008 among The St. Joe Company, the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as an Issuing Bank, a Lender and Administrative Agent, and the Lenders listed on the signature pages thereof. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 5.08 of the Credit Agreement,      , the duly authorized chief financial officers or other authorized officers of The St. Joe Company hereby certify to the Administrative Agent and the Lenders that: (i)            , (ii) no Default has occurred and is continuing on the date hereof; and (iii) the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and the other Loan Documents are true on and as of the date hereof.

Certified as of the      day of      , 20     .

THE ST. JOE COMPANY

By:     (SEAL)
Name:
Title: